EXEUCTION

STRUCTURED ASSET SECURITIES CORPORATION,
as Depositor,

AURORA LOAN SERVICES LLC,
as Master Servicer,

and

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

___________________________

TRUST AGREEMENT

Dated as of April 1, 2007
___________________________

LEHMAN XS TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-6

i

Section 5.09.	Termination Receipts.	124
Section 5.10.	Group II Termination Receipts.	126
Section 5.11.	The Certificate Insurance Policy.	127

ARTICLE VI CONCERNING THE TRUSTEE EVENTS OF DEFAULT		130

Section 6.01.	Duties of Trustee and the Paying Agent.	130
Section 6.02.	Certain Matters Affecting the Trustee.	134
Section 6.03.	Trustee Not Liable for Certificates.	135
Section 6.04.	Trustee May Own Certificates.	135
Section 6.05.	Eligibility Requirements for Trustee.	136
Section 6.06.	Resignation and Removal of Trustee.	136
Section 6.07.	Successor Trustee.	137
Section 6.08.	Merger or Consolidation of Trustee.	138
Section 6.09.	Appointment of Co-Trustee, Separate Trustee or Custodian.	138
Section 6.10.	Authenticating Agents.	140
Section 6.11.	Indemnification of Trustee.	141
Section 6.12.	Fees and Expenses of Trustee and Custodians.	142
Section 6.13.	Collection of Monies.	142
Section 6.14.	Events of Default; Trustee To Act; Appointment of Successor.	143
Section 6.15.	Additional Remedies of Trustee Upon Event of Default.	147
Section 6.16.	Waiver of Defaults.	147
Section 6.17.	Notification to Holders.	148
Section 6.18.	Directions by Certificateholders and Duties of Trustee During Event of Default.	148
Section 6.19.	Action Upon Certain Failures of the Master Servicer and Upon Event of Default.	148
Section 6.20.	Preparation of Tax Returns and Reports.	149
Section 6.21.	Compliance with Regulation AB.	158
Section 6.22.	No Merger.	158
Section 6.23.	Reporting Requirements of the Commission.	158

ARTICLE VII PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND		158

Section 7.01.	Purchase of Mortgage Loans; Termination of a Mortgage Pool or the Trust Fund Upon Purchase or Liquidation of Mortgage Loans; Purchase of the Pooling REMIC 1 Regular Interests or the Pooling REMIC 2 Regular Interests.	158
Section 7.02.	Procedure Upon Termination of Trust Fund or Purchase of Pooling REMIC 1 Regular Interests or the Pooling REMIC 2 Regular Interests.	162
Section 7.03.	Additional Requirements for any Trust Fund Termination Event or Purchase of either the Pooling REMIC 1 Regular Interests or Pooling REMIC 2 Regular Interests.	164
Section 7.04.	Optional Purchase Right of NIMS Insurer.	165

ARTICLE VIII RIGHTS OF CERTIFICATEHOLDERS		165

Section 8.01.	Limitation on Rights of Holders.	165

ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B-1	Form of Initial Certification
Exhibit B-2	Form of Interim Certification
Exhibit B-3	Form of Final Certification
Exhibit B-4	Form of Endorsement
Exhibit C	Request for Release of Documents and Receipt
Exhibit D-l	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E	List of Servicing Agreements
Exhibit F	Form of Rule 144A Transfer Certificate
Exhibit G	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit H	Form of ERISA Transfer Affidavit
Exhibit I	[Reserved]
Exhibit J	[Reserved]
Exhibit K	List of Custodial Agreements
Exhibit L	Form of Ambac Certificate Insurance Policy
Exhibit M	Form of Back-up Certification to be Provided by the Trustee to the Depositor
Exhibit N-1	Group I Swap Agreement
Exhibit N-2	Group I Cap Agreement
Exhibit N-3	Class 3-A1 Cap Agreement
Exhibit O	Servicing Criteria to be Addressed in Report on Assessment of Compliance
Exhibit P	Transaction Parties
Exhibit Q	Additional Form 10-D Disclosure
Exhibit R	Additional Form 10-K Disclosure
Exhibit S	Additional Form 8-K Disclosure

Schedule A	Mortgage Loan Schedule (by Mortgage Pool)
Schedule B	First Payment Default Mortgage Loans

Annex 5A.02	Distributions from the Certificate Account to the Group I Certificates
Annex 5B.02	Distributions from the Certificate Account to the Group II Certificates

v

This TRUST AGREEMENT (“Trust Agreement”), dated as of April 1, 2007 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Sale Agreement and by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and the Certificate Insurer, and to the extent provided herein, the Swap Counterparty. The Depositor, the Trustee and the Master Servicer are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of (i) the Pool 1-2 Basis Risk Reserve Fund, (ii) the Pool 3 Basis Risk Reserve Fund, (iii) the Group I Swap Agreement, (iv) the Group I Swap Account, (v) the Supplemental Interest Trust, (vi) the Group I Cap Agreement, (vii) the Group I Cap Account, (viii) the Class 3-A1 Cap Agreement, (ix) the Class 3-A1 Cap Account, (x) the obligation to pay Class I Shortfalls, (xi) the rights to receive (and the obligation to pay) Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, (xii) the right to receive FPD Premiums and (xiii) the Collateral Accounts (collectively, the “Excluded Trust Assets”) be treated for federal income tax purposes as comprising nine real estate mortgage investment conduits (each, a “REMIC”) in two tiered structures. Specifically, Pooling REMIC I, Lower-Tier REMIC I, Middle-Tier REMIC IA, Middle-Tier REMIC IB, and Upper-Tier REMIC I shall relate to Pool 1 and Pool 2 and Pooling REMIC II, Lower-Tier REMIC II, Middle-Tier REMIC II, and Upper-Tier REMIC II shall relate to Pool 3.

Pooling REMIC I shall hold the assets of the Trust Fund related to Pool 1 and Pool 2, other than any Excluded Trust Assets, and shall issue several uncertificated interests and shall also issue the Class I-LT-R Certificate, which is hereby designated as the sole residual interest in Pooling REMIC I. Each uncertificated interest in Pooling REMIC I is hereby designated as a REMIC regular interest.

Lower-Tier REMIC I shall hold the uncertificated interests issued by Pooling REMIC I and shall issue several uncertificated interests. Each such interest, other than the LTI-R Interest, is hereby designated as a REMIC regular interest. The LTI-R Interest is hereby designated as the sole residual interest in Lower-Tier REMIC I.

Middle-Tier REMIC IA shall hold the uncertificated interests issued by Lower-Tier REMIC I, other than the LTI-R Interest, and shall issue several uncertificated interests. Each such interest, other than the Class MTIA-R Interest, is hereby designated as a REMIC regular interest. The Class MTIA-R Interest is hereby designated as the sole residual interest in Middle-Tier REMIC IA.

Middle-Tier REMIC IB shall hold the uncertificated interests issued by Middle-Tier REMIC IA, other than the MTIA-R Interest, and shall issue several uncertificated interests. Each such interest, other than the Class MTIB-R Interest, is hereby designated as a REMIC regular interest. The Class MTIB-R Interest is hereby designated as the sole residual interest in Middle-Tier REMIC IB.

Upper-Tier REMIC I shall hold the uncertificated interests issued by Middle-Tier REMIC IB, other than the Class MTIB-R Interest. Each of the Offered Certificates related to Pool 1 and Pool 2 represent ownership of regular interests in Upper-Tier REMIC I. Each of the Offered Certificates related to Pool 1 and Pool 2 also represents (i) the right to receive Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls and (ii) the obligation to pay Class I Shortfalls. For federal income tax purposes, the Class 1-XS Component of the Class 1-X Certificates represents ownership of regular interests in Upper-Tier REMIC I and also represent the obligation to make payments in respect of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls to the Offered Certificates related to Pool 1 and Pool 2 to the extent payable from Pool 1-2 Monthly Excess Cashflow. The Class 1-CX and Class 1-SX Components of the Class 1-X Certificates shall not represent an interest in any REMIC formed hereby. The Class 1-P and Class 2-P Certificates represent ownership of regular interests in Upper-Tier REMIC I. The Class I-R Certificate represents ownership of the sole class of residual interest in Upper-Tier REMIC I as well as ownership of the LTI-R, Class MTIA-R, and Class MTIB-R Interests.

Pooling REMIC II shall hold the assets of the Trust Fund related to Pool 3, other than any Excluded Trust Assets, and shall issue several uncertificated interests and shall also issue the Class II-LT-R Certificate, which is hereby designated as the sole residual interest in Pooling REMIC II. Each uncertificated interest in Pooling REMIC II is hereby designated as a REMIC regular interest.

Lower-Tier REMIC II shall hold the uncertificated interests issued by Pooling REMIC II and shall issue several uncertificated interests. Each such interest, other than the LT2-R Interest, is hereby designated as a REMIC regular interest. The LT2-R Interest is hereby designated as the sole residual interest in Lower-Tier REMIC II.

Middle-Tier REMIC II shall hold the uncertificated interests issued by Lower-Tier REMIC II, other than the LT2-R Interest, and shall issue several uncertificated interests. Each such interest, other than the Class MT2-R Interest, is hereby designated as a REMIC regular interest. The Class MT2-R Interest is hereby designated as the sole residual interest in Middle-Tier REMIC II.

Upper-Tier REMIC II shall hold the uncertificated interests issued by Middle-Tier REMIC II, other than the Class MT2-R Interest. Each of the Offered Certificates related to Pool 3 represents ownership of regular interests in Upper-Tier REMIC II. Each of the Offered Certificates related to Pool 3 also represents the right to receive Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls. For federal income tax purposes, the Class II-XS Component of the Class II-X Certificates represents ownership of regular interests in Upper-Tier REMIC II and also represent the obligation to make payments in respect of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls to the Offered Certificates related to Pool 3 to the extent payable from Pool 3 Monthly Excess Cashflow. The Class II-CX Component of the Class II-X Certificates shall not represent an interest in any REMIC formed hereby. The Class 3-P Certificates represent ownership of regular interests in Upper-Tier REMIC II. The Class II-R Certificate represents ownership of the sole class of residual interest in Upper-Tier REMIC II as well as ownership of the LT2-R and Class MT2-R Interests.

Pooling REMIC I

Pooling REMIC I shall issue one uncertificated interest in respect of each Pool 1 and Pool 2 Mortgage Loan held by the Trust on the Closing Date, each of which is hereby designated as a regular interest in Pooling REMIC I (the “Pooling REMIC I Regular Interests”). Pooling REMIC I shall also issue the Class 1-LT-R Certificate, which shall represent the sole class of residual interest in Pooling REMIC I. Each Pooling REMIC I Regular Interest shall have an initial principal balance equal to the Scheduled Principal Balance of the Mortgage Loan to which it relates and shall bear interest at a per annum rate equal to the Net Mortgage Rate of such Mortgage Loan. In the event a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan (the “Original Mortgage Loan”), no amount of interest payable on such Qualified Mortgage Loan shall be distributed on such Pooling REMIC I Regular Interest at a rate in excess of the Net Mortgage Rate of the Original Mortgage Loan.

On each Distribution Date, the Trustee shall first pay or charge as an expense of Pooling REMIC I all expenses of the Trust Fund related to Pool 1 and Pool 2 (other than any expenses with respect to the Group I Swap Agreement) that are deducted in computing the Interest Remittance Amount for such Distribution Date.

On each Distribution Date the Trustee shall distribute the aggregate Interest Remittance Amount (net of expenses described in the preceding paragraph) with respect to each of the Lower-Tier Interests in Pooling REMIC I based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount among the Pooling REMIC I Regular Interests in accordance with the amount of the Principal Remittance Amount attributable to the Mortgage Loan corresponding to each such Pooling REMIC I Regular Interest. All losses on the Mortgage Loans shall be allocated among the Pooling REMIC I Regular Interest in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums related to Pool 1 and Pool 2 collected during the preceding Prepayment Period, in the case of Principal Prepayments in full, or during the related Collection Period, in the case of Principal Prepayments in part, to the Pooling REMIC I Regular Interest corresponding to the Mortgage Loan with respect to which such amounts were received.

Lower-Tier REMIC I

The following table sets forth (or describes) the designation, interest rate, and initial principal balance for each interest in Lower-Tier REMIC I, each of which, other than the LT1-R Lower-Tier Interest) is hereby designated as a regular interest in Lower-Tier REMIC I (the “Lower-Tier REMIC I Regular Interests”):

Designation	Initial Principal Balance	Interest Rate
LT1-A	$ 464,676,522.01	(1)
LT1-F1	$ 6,405,852.00	(2)
LT1-V1	$ 6,405,852.00	(3)
LT1-F2	$ 6,179,656.50	(2)
LT1-V2	$ 6,179,656.50	(3)
LT1-F3	$ 5,961,446.00	(2)
LT1-V3	$ 5,961,446.00	(3)
LT1-F4	$ 5,750,938.50	(2)
LT1-V4	$ 5,750,938.50	(3)
LT1-F5	$ 5,547,863.50	(2)
LT1-V5	$ 5,547,863.50	(3)
LT1-F6	$ 5,351,957.00	(2)
LT1-V6	$ 5,351,957.00	(3)
LT1-F7	$ 5,162,967.00	(2)
LT1-V7	$ 5,162,967.00	(3)
LT1-F8	$ 4,980,649.00	(2)
LT1-V8	$ 4,980,649.00	(3)
LT1-F9	$ 4,804,767.00	(2)
LT1-V9	$ 4,804,767.00	(3)
LT1-F10	$ 4,635,095.00	(2)
LT1-V10	$ 4,635,095.00	(3)
LT1-F11	$ 4,471,413.00	(2)
LT1-V11	$ 4,471,413.00	(3)
LT1-F12	$ 5,096,612.00	(2)
LT1-V12	$ 5,096,612.00	(3)
LT1-F13	$ 4,883,934.50	(2)
LT1-V13	$ 4,883,934.50	(3)
LT1-F14	$ 4,680,129.50	(2)
LT1-V14	$ 4,680,129.50	(3)
LT1-F15	$ 4,484,827.50	(2)
LT1-V15	$ 4,484,827.50	(3)
LT1-F16	$ 4,297,674.50	(2)
LT1-V16	$ 4,297,674.50	(3)
LT1-F17	$ 4,118,329.50	(2)
LT1-V17	$ 4,118,329.50	(3)
LT1-F18	$ 3,946,467.50	(2)
LT1-V18	$ 3,946,467.50	(3)
LT1-F19	$ 3,781,775.50	(2)

Designation	Initial Principal Balance	Interest Rate
LT1-V19	$ 3,781,775.50	(3)
LT1-F20	$ 3,623,956.00	(2)
LT1-V20	$ 3,623,956.00	(3)
LT1-F21	$ 3,475,886.50	(2)
LT1-V21	$ 3,475,886.50	(3)
LT1-F22	$ 3,327,662.50	(2)
LT1-V22	$ 3,327,662.50	(3)
LT1-F23	$ 3,188,789.50	(2)
LT1-V23	$ 3,188,789.50	(3)
LT1-F24	$ 3,562,500.00	(2)
LT1-V24	$ 3,562,500.00	(3)
LT1-F25	$ 3,389,155.50	(2)
LT1-V25	$ 3,389,155.50	(3)
LT1-F26	$ 3,224,243.50	(2)
LT1-V26	$ 3,224,243.50	(3)
LT1-F27	$ 3,067,355.50	(2)
LT1-V27	$ 3,067,355.50	(3)
LT1-F28	$ 2,918,100.50	(2)
LT1-V28	$ 2,918,100.50	(3)
LT1-F29	$ 2,776,106.00	(2)
LT1-V29	$ 2,776,106.00	(3)
LT1-F30	$ 2,641,020.50	(2)
LT1-V30	$ 2,641,020.50	(3)
LT1-F31	$ 2,512,507.50	(2)
LT1-V31	$ 2,512,507.50	(3)
LT1-F32	$ 2,390,246.00	(2)
LT1-V32	$ 2,390,246.00	(3)
LT1-F33	$ 2,273,934.50	(2)
LT1-V33	$ 2,273,934.50	(3)
LT1-F34	$ 2,163,280.50	(2)
LT1-V34	$ 2,163,280.50	(3)
LT1-F35	$ 2,058,011.00	(2)
LT1-V35	$ 2,058,011.00	(3)
LT1-F36	$ 3,562,132.50	(2)
LT1-V36	$ 3,562,132.50	(3)
LT1-F37	$ 3,994,395.00	(2)
LT1-V37	$ 3,994,395.00	(3)
LT1-F38	$ 3,800,036.00	(2)
LT1-V38	$ 3,800,036.00	(3)
LT1-F39	$ 3,615,133.50	(2)
LT1-V39	$ 3,615,133.50	(3)
LT1-F40	$ 3,439,227.00	(2)
LT1-V40	$ 3,439,227.00	(3)
LT1-F41	$ 3,271,877.50	(2)
LT1-V41	$ 3,271,877.50	(3)

Designation	Initial Principal Balance	Interest Rate
LT1-F42	$ 3,112,670.00	(2)
LT1-V42	$ 3,112,670.00	(3)
LT1-F43	$ 2,961,209.00	(2)
LT1-V43	$ 2,961,209.00	(3)
LT1-F44	$ 2,834,133.00	(2)
LT1-V44	$ 2,834,133.00	(3)
LT1-F45	$ 2,679,207.00	(2)
LT1-V45	$ 2,679,207.00	(3)
LT1-F46	$ 2,548,835.00	(2)
LT1-V46	$ 2,548,835.00	(3)
LT1-F47	$ 2,424,805.00	(2)
LT1-V47	$ 2,424,805.00	(3)
LT1-F48	$ 2,306,810.50	(2)
LT1-V48	$ 2,306,810.50	(3)
LT1-F49	$ 1,909,604.00	(2)
LT1-V49	$ 1,909,604.00	(3)
LT1-F50	$ 1,188,828.50	(2)
LT1-V50	$ 1,188,828.50	(3)
LT1-F51	$ 1,191,525.00	(2)
LT1-V51	$ 1,191,525.00	(3)
LT1-F52	$ 1,136,193.50	(2)
LT1-V52	$ 1,136,193.50	(3)
LT1-F53	$ 1,165,733.00	(2)
LT1-V53	$ 1,165,733.00	(3)
LT1-F54	$ 1,041,792.50	(2)
LT1-V54	$ 1,041,792.50	(3)
LT1-F55	$ 1,464,944.50	(2)
LT1-V55	$ 1,464,944.50	(3)
LT1-F56	$ 4,947,501.50	(2)
LT1-V56	$ 4,947,501.50	(3)
LT1-F57	$ 13,366,753.50	(2)
LT1-V57	$ 13,366,753.50	(3)
LT1-R	(4)	(4)

(1)
For any Distribution Date (and the related Accrual Period) the interest rate for the LT1-A Interest shall be a per annum rate equal to the weighted average of the Net Mortgage Rates of the Pool 1 and Pool 2 Mortgage Loans as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date (the “Pool 1-2 REMIC Net WAC Rate”).

(2)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower-Tier Interests shall be the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the Pool 1-2 REMIC Net WAC Rate and (b) 2.

(3)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower-Tier Interests shall be the excess, if any, of (i) the product of (a) the Pool 1-2 REMIC Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)	The LT1-R interest shall not have a principal amount and shall not bear interest. The LT1-R interest is hereby designated as the sole class of residual interest in Lower-Tier REMIC I.

On each Distribution Date, the Trustee shall distribute the aggregate Interest Remittance Amount for Pool 1 and Pool 2 (net of expenses described under Pooling REMIC I) with respect to each of the Lower-Tier Interests in Lower-Tier REMIC I based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount with respect to the Lower-Tier REMIC I Interests, first to the LT1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Lower-Tier Interests in Lower-Tier REMIC I in ascending order of their numerical designation, and, with respect to each pair of Lower-Tier Interests having the same numerical designation, in equal amounts to each such Lower-Tier Interest, until the principal balance of each is reduced to zero. All losses on the Pool 1 and Pool 2 Mortgage Loans shall be allocated among the Lower-Tier Interests in Lower-Tier REMIC I in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums related to Pool 1 and Pool 2 collected during the preceding Prepayment Period, in the case of Principal Prepayments in full, or during the related Collection Period, in the case of Principal Prepayments in part, to the LT1-F57 and LT1-V57 Lower-Tier Interests, respectively.

Middle-Tier REMIC IA:

The following table sets forth the designations, principal balances and interest rates for each interest in Middle-Tier REMIC IA, each of which (other than the Class MTIA-R Interest) is hereby designated as a regular interest in Middle-Tier REMIC IA (the “Middle-Tier REMICI1A Regular Interests”):

Middle-Tier REMIC IA Designation	Middle-Tier REMIC IA Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s) or Components
MTIA-1-A1	(1)	(3)	1-A1
MTIA-2-A1	(1)	(3)	2-A1, 2-AIO
MTIA-A2(1)	(1)	(3)	A2(1)
MTIA-A2(2)	(1)	(3)	A2(2), 2-AIO
MTIA-A3(1)	(1)	(3)	A3(1)
MTIA-A3(2)	(1)	(3)	A3(2), 2-AIO
MTIA-M1	(1)	(3)	I-M1
MTIA-M2	(1)	(3)	I-M2
MTIA-M3	(1)	(3)	I-M3
MTIA-M4	(1)	(3)	I-M4
MTIA-M5	(1)	(3)	I-M5
MTIA-M6	(1)	(3)	I-M6
MTIA-M7	(1)	(3)	I-M7
MTIA-M8	(1)	(3)	I-M8
MTIA-M9	(1)	(3)	I-M9
MTIA-M10	(1)	(3)	I-M10
MTIA-Q	(1)	(4)	N/A
MTIA-IO	(2)	(2)	N/A
MTIA-R	(5)	(5)	R

___________________________
(1)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Interests in Middle-Tier REMIC IA is a per annum rate equal to the weighted average of the interest rates on the Lower-Tier Interests in Lower-Tier REMIC I for such Distribution Date other than any interest-only Lower-Tier Interest, provided, however, that for any Distribution Date on which the Class MTIA-IO Interest is entitled to a portion of the interest accruals on a Lower-Tier Interest in Lower-Tier REMIC I having an “F” in its class designation, as described in footnote two below, such weighted average shall be computed by first subjecting the rate on such Lower-Tier Interest in REMIC I to a cap equal to Swap LIBOR for such Distribution Date.

(2)
The Class MTIA-IO is an interest only class that does not have a principal balance. For only those Distribution Dates listed in the first column in the table below, the Class MTIA-IO shall be entitled to interest accrued on the Lower-Tier Interest in Lower-Tier REMIC I listed in second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such Lower-Tier Interest in Lower-Tier REMIC I for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	Lower-Tier REMIC 1 Designation
2	LT1-F1
2-3	LT1-F2
2-4	LT1-F3
2-5	LT1-F4
2-6	LT1-F5
2-7	LT1-F6
2-8	LT1-F7
2-9	LT1-F8
2-10	LT1-F9
2-11	LT1-F10
2-12	LT1-F11
2-13	LT1-F12
2-14	LT1-F13
2-15	LT1-F14
2-16	LT1-F15
2-17	LT1-F16
2-18	LT1-F17
2-19	LT1-F18
2-20	LT1-F19
2-21	LT1-F20
2-22	LT1-F21
2-23	LT1-F22
2-24	LT1-F23
2-25	LT1-F24
2-26	LT1-F25
2-27	LT1-F26
2-28	LT1-F27
2-29	LT1-F28
2-30	LT1-F29
2-31	LT1-F30

2-32	LT1-F31
2-33	LT1-F32
2-34	LT1-F33
2-35	LT1-F34
2-37	LT1-F35
2-38	LT1-F36
2-39	LT1-F37
2-40	LT1-F38
2-41	LT1-F39
2-42	LT1-F40
2-43	LT1-F41
2-44	LT1-F42
2-45	LT1-F43
2-46	LT1-F44
2-47	LT1-F45
2-48	LT1-F46
2-49	LT1-F47
2-50	LT1-F48
2-51	LT1-F49
2-52	LT1-F50
2-53	LT1-F51
2-54	LT1-F52
2-55	LT1-F53
2-56	LT1-F54
2-57	LT1-F55
2-58	LT1-F56
2-59	LT1-F57

(3)
This interest shall have an initial principal balance equal to one-half of the initial Class Principal Amount of its Corresponding Class of Certificates or Components (other than any Interest-Only Certificates).

(4)
This interest shall have an initial principal balance equal to the excess of (i) the aggregate Pool Balance for Pool 1 and Pool 2 as of the Cut-off Date, over (ii) the aggregate initial class principal amount of each other regular interest in Middle-Tier REMIC IA.

(5)	The Class MT1-R interest is the sole class of residual interests in Middle-Tier REMIC IA. It does not have an interest rate or a principal balance.

On each Distribution Date, interest with respect to Pool 1 or Pool 2 shall be distributed on the Lower-Tier Interests in Middle-Tier REMIC IA based on the above-described interest rates, provided, however, that interest that accrues on the Class MTIA-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the Class MTIA-Q Interest. An amount equal to the interest so deferred shall be distributed as additional principal on the other interests in Middle-Tier REMIC IA having a principal balance in the manner described under priority (a) below.

On each Distribution Date principal with respect to Pool 1 or Pool 2 shall be distributed, and Realized Losses with respect to Pool 1 or Pool 2 shall be allocated, among the interests in Middle-Tier REMIC IA in the following order of priority:

(a)  First, to the Class MTIA-1-A1, Class MTIA-2-A1, Class MTIA-A2(1), Class MTIA-A2(2), Class MTIA-A3(1), Class MTIA-A3(2), Class MTIA-M1, Class MTIA-M2, Class MTIA-M3, Class MTIA-M4, Class MTIA-M5, Class MTIA-M6, Class MTIA-M7, Class MTIA-M8, Class MTIA-M9, and Class MTIA-M10 Interests until the principal balance of each such interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates or Components (other than any Interest-Only Certificates) immediately after such Distribution Date; and

(b)  Second, to the Class MTIA-Q Interests, any remaining amounts.

On each Distribution Date, the Trustee shall be deemed to have distributed the Prepayment Premiums passed through with respect to the LT1-F57 and LT1-V57 Lower-Tier Interests in Lower-Tier REMIC I on such Distribution Date to the Class MTIA-Q Interest.

Middle-Tier REMIC IB:

The following table sets forth the designations, principal balances and interest rates for each interest in Middle-Tier REMIC IB, each of which (other than the Class MTIB-R Interest) is hereby designated as a regular interest in Middle-Tier REMIC IB (the “Middle-Tier REMIC IB Regular Interests”):

Middle-Tier REMIC IB Designation	Middle-Tier REMIC IB Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s) or Components
MTIB-1-A1	(1)	(5)	1-A1
MTIB-2-A2	(2)	(5)	2-A2, 2-AIO
MTIB-A2(1)	(1)	(5)	A2(1)
MTIB-A2(2)	(3)	(5)	A2(2), 2-AIO
MTIB-A3(1)	(1)	(5)	A3(1)
MTIB-A3(2)	(4)	(5)	A3(2), 2-AIO
MTIB-M1	(1)	(5)	I-M1
MTIB-M2	(1)	(5)	I-M2
MTIB-M3	(1)	(5)	I-M3
MTIB-M4	(1)	(5)	I-M4
MTIB-M5	(1)	(5)	I-M5
MTIB-M6	(1)	(5)	I-M6
MTIB-M7	(1)	(5)	I-M7
MTIB-M8	(1)	(5)	I-M8
MTIB-M9	(1)	(5)	I-M9
MTIB-M10	(1)	(5)	I-M10
MTIB-X	(7)	(7)	I-X
MTIB-R	(6)	(6)	N/A

(1)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests in Middle-Tier REMIC IB is a per annum rate equal to the interest rate of its Corresponding Class of Certificates or Components, determined by substituting the Pool 1-2 REMIC Net Funds Cap for the applicable Net Funds Cap.

(2)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC IB is a per annum rate equal to the lesser of (i) LIBOR plus a margin of 0.21% (or a margin of .42% after the related Initial Termination Date), subject to a floor of 6.48% (6.69%, after the related Initial Termination Date) and (ii) the Pool 1-2 REMIC Nets Fund Cap.

(3)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC IB is a per annum rate equal to the lesser of (i) LIBOR plus a margin of 0.25% (or a margin of .50% after the related Initial Termination Date), subject to a floor of 6.52% (6.77%, after the related Initial Termination Date) and (ii) the Pool 1-2 REMIC Nets Fund Cap.

(4)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC IB is a per annum rate equal to the lesser of (i) LIBOR plus a margin of 0.32% (or a margin of .64% after the related Initial Termination Date), subject to a floor of 6.59% (6.91%, after the related Initial Termination Date) and (ii) the Pool 1-2 REMIC Nets Fund Cap.

(5)	This interest shall have an initial principal balance equal to the initial Class Principal Amount of its Corresponding Class of Certificates.

(6)	The MT2-R Interest is the sole Class of residual interest in Middle-Tier REMIC II. It does not have an interest rate or a principal balance.

(7)
This interest shall have an initial principal balance of $17,658,437.01 (the amount of the initial overcollateralization for Group I), but shall not accrue interest on that balance. This interest shall also comprise two notional components, each of which represents a regular interest in Middle Tier REMIC IB. The first such component has a notional balance that will at all times equal the aggregate of the outstanding principal amounts of the Middle-Tier Interests in Middle-Tier REMIC IA, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Middle-Tier Interests in Middle-Tier REMIC IA (other than any interest-only regular interest), over (ii) the Adjusted Middle Tier REMIC IA WAC. The second notional component represents the right to receive all distributions in respect of the Class MTIA-IO Interest in Middle-Tier REMIC IA.

On each Distribution Date, interest with respect to Pool 2 shall be distributed on the Lower-Tier Interests in Middle-Tier REMIC IB based on the above-described interest rates.

On each Distribution Date principal with respect to Pool 2 shall be distributed to each Middle-Tier Interest in Middle-Tier REMIC IB (other than the Class MTIB-X and Class MTIB-R Interests) until the principal balance of each such interest equals the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date. Realized Losses shall be allocated among the interests in Middle-Tier REMIC IB in the same manner as principal is allocated.

On each Distribution Date, the Trustee shall be deemed to have distributed the Prepayment Premiums passed through with respect to the MTIA-Q Interest in Middle-Tier REMIC IA on such Distribution Date to the Class MTIB-X Interest.

Pooling REMIC II

Pooling REMIC II shall issue one uncertificated interest in respect of each Pool 3 Mortgage Loan held by the Trust on the Closing Date, each of which is hereby designated as a regular interest in Pooling REMIC II (the “Pooling REMIC II Regular Interests”). Pooling REMIC II shall also issue the Class 2-LT-R Certificate, which shall represent the sole class of residual interest in Pooling REMIC II. Each Pooling REMIC II Regular Interest shall have an initial principal balance equal to the Scheduled Principal Balance of the Mortgage Loan to which it relates and shall bear interest at a per annum rate equal to the Net Mortgage Rate of such Mortgage Loan. In the event a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan (the “Original Mortgage Loan”), no amount of interest payable on such Qualified Mortgage Loan shall be distributed on such Pooling REMIC II Regular Interest at a rate in excess of the Net Mortgage Rate of the Original Mortgage Loan.

On each Distribution Date, the Trustee shall first pay or charge as an expense of Pooling REMIC II all expenses of the Trust Fund related to Pool 3 that are deducted in computing the Interest Remittance Amount for such Distribution Date.

On each Distribution Date the Trustee shall distribute the Interest Remittance Amount for Pool 3 with respect to each of the Lower-Tier Interests in Pooling REMIC II based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount for Pool 3 among the Pooling REMIC II Regular Interests in accordance with the amount of the Principal Remittance Amount attributable to the Mortgage Loan corresponding to each such Pooling REMIC II Regular Interest. All losses on the Mortgage Loans shall be allocated among the Pooling REMIC II Regular Interest in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums related to Pool 3 collected during the preceding Prepayment Period, in the case of Principal Prepayments in full, or during the related Collection Period, in the case of Principal Prepayments in part, to the Pooling REMIC II Regular Interest corresponding to the Mortgage Loan with respect to which such amounts were received.

Lower-Tier REMIC II

The following table sets forth (or describes) the designation, interest rate, and initial principal balance of each Lower-Tier Interest in Lower-Tier REMIC II, each of which, other than the LT2-R Lower Tier Interest) is hereby designated as a regular interest in Lower-Tier REMIC II (the “Lower-Tier REMIC II Regular Interests”).

Designation	Interest Rate	Initial Principal Amount	Corresponding Class of Certificates
LT2-3-A1	(1)	(2)	3-A1, 3-AIO
LT2-3-A2	(1)	(2)	3-A2, 3-AIO
LT2-3-A3-1	(1)	(2)	3-A3-1, 3-AIO
LT2-3-A3-2	(3)	(2)	3-A3-2, 3-AIO, 3-A3-3
LT2-3-A4	(1)	(2)	3-A4, 3-AIO
LT2-3-A5	(1)	(2)	3-A5, 3-AIO
LT2-3-A6	(1)	(2)	3-A6
LT2-3-A7	(1)	(2)	3-A7
LT2-M1	(1)	(2)	II-M1
LT2-M2	(1)	(2)	II-M2
LT2-M3	(1)	(2)	II-M3
LT2-M4	(1)	(2)	II-M4
LT2-M5	(1)	(2)	II-M5
LT2-M6	(1)	(2)	II-M6
LT2-M7	(1)	(2)	II-M7
LT2-M8	(1)	(2)	II-M8
LT2-Q	(1)	(3)	N/A
LT2-R	(4)	(4)	N/A

____________________
(1)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests in Lower-Tier REMIC II is a per annum rate equal to the Pool 3 Net WAC.

(2)	This interest shall have an initial principal balance equal to one-half of the initial Class Principal Amount of its Corresponding Class of Certificates (other than any Interest-Only Certificates).

(3)
This interest shall have an initial principal balance equal to the excess of (i) the aggregate Pool Balance for Pool 3 as of the Cut-off Date, over (ii) the aggregate initial class principal amount of each other regular interest in Lower-Tier REMIC II.

(4)	The LT2-R Interest is the sole Class of residual interest in Lower-Tier REMIC II. It does not have an interest rate or a principal balance.

On each Distribution Date, the Trustee shall distribute the interest received from Pooling REMIC II in respect of the Lower-Tier Interests in Lower-Tier REMIC II based on the above-described interest rates; provided, however, that interest that accrues on the LT2-Q Interest shall be deferred to the extent necessary to make the principal distributions described in paragraph 1 below for such Distribution Date on the other classes of Lower-Tier Interests. Any interest so deferred shall itself bear interest at the interest rate for the LT2-Q Interest.

On each Distribution Date, the Trustee shall distribute the principal received from Pooling REMIC II (together with an amount equal to the interest deferred on the LT2-Q Interest for such Distribution Date) in the following order of priority:

1.
First, to the Class LT2-3-A1, Class LT2-3-A2, Class LT2-3-A3-1, Class LT2-3-A3-2, Class LT2-3-A4, Class LT2-3-A5, Class LT2-3-A6, Class LT2-3-A7, Class LT2-M1, Class LT2-M2, Class LT2-M3, Class LT2-M4, Class LT2-M5, Class LT2-M6, Class LT2-M7, and Class LT2-M8 until the principal balance of each such interest equals 50% of the Class Principal Amount of the Corresponding Class of Certificates (other than any Interest-Only Certificates) immediately after such Distribution Date;

2.	Finally, to the LT2-Q Interest, any remaining amounts.

For any Distribution Date, after all distributions have been made, Realized Losses for Pool 3 shall be allocated among the interests in Lower-Tier REMIC II in the order of priority in which principal is distributed to such interests.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums related to Pool 3 collected during the preceding Prepayment Period to the class LT2-Q interest.

Middle-Tier REMIC II:

The following table sets forth the designations, principal balances and interest rates for each interest in Middle-Tier REMIC II, each of which (other than the Class MT2-R Interest) is hereby designated as a regular interest in Middle-Tier REMIC II (the “Middle-Tier REMIC II Regular Interests”):

Middle-Tier REMIC II Designation	Middle-Tier REMIC II Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s) or Components
MT2-3-A1	(1)	(8)	3-A1, 3-AIO
MT2-3-A2	(2)	(8)	3-A2, 3-AIO
MT2-3-A3-1	(3)	(8)	3-A3-1, 3-AIO
MT2-3-A3-2	(4)	(8)	3-A3-2, 3-A3-3
MT2-3-A4	(5)	(8)	3-A4, 3-AIO
MT2-3-A5	(6)	(8)	3-A5, 3-AIO
MT2-3-A6	(7)	(8)	3-A6
MT2-3A7	(7)	(8)	3-A7
MT2-M1	(7)	(8)	II-M1
MT2-M2	(7)	(8)	II-M2
MT2-M3	(7)	(8)	II-M3
MT2-M4	(7)	(8)	II-M4
MT2-M5	(7)	(8)	II-M5
MT2-M6	(7)	(8)	II-M6
MT2-M7	(7)	(8)	II-M7
MT2-M8	(7)	(8)	II-M8
MT2-X	(10)	(10)	II-X
MT2-R	(9)	(9)	R
MT2-3A3-2-AIO 0.50%	(11)	(11)	3-A10

(1)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC II is a per annum rate equal to the lesser of (i) LIBOR plus .66% and (ii) the Pool 3 REMIC Net Funds Cap.

(2)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC II is a per annum rate equal to the lesser of (i) 6.28% (or 6.78% after the related Initial Termination Date) and (ii) the Pool 3 REMIC Net Funds Cap.

(3)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC II is a per annum rate equal to the lesser of (i) 6.42% (or 6.92% after the related Initial Termination Date) and (ii) the Pool 3 REMIC Net Funds Cap.

(4)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC II is a per annum rate equal to the lesser of (i) 7.5% and (ii) the Pool 3 REMIC Net Funds Cap.

(5)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC II is a per annum rate equal to the lesser of (i) 6.56% (or 7.06% after the related Initial Termination Date) and (ii) the Pool 3 REMIC Net Funds Cap.

(6)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Middle-Tier Interest in Middle-Tier REMIC II is a per annum rate equal to the lesser of (i) 6.22% (or 6.72% after the related Initial Termination Date) and (ii) the Pool 3 REMIC Net Funds Cap.

(7)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests in Middle-Tier REMIC II is a per annum rate equal to the interest rate on its Corresponding Class of Certificates determined by substituting the Pool 3 REMIC Net Funds Cap for the applicable Net Funds Cap.

(8)	This interest shall have an initial principal balance equal to the initial Class Principal Amount of its Corresponding Class of Certificates.

(9)	The MT2-R Interest is the sole Class of residual interest in Middle-Tier REMIC II. It does not have an interest rate or a principal balance.

(10)
This interest shall have an initial principal balance of $17,191,542.41 (the amount of the initial overcollateralization for Group II), but shall not accrue interest on that balance. This interest shall also comprise a notional component, which represents a regular interest in Middle-Tier REMIC II. Such component has a notional balance that will at all times equal the aggregate of the outstanding principal amounts of the Lower-Tier Interests in Lower-Tier REMIC II, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the Pool 3 REMIC Net Funds Cap (other than any interest-only regular interest) , over (ii) the Adjusted Lower-Tier REMIC II WAC.

(11)	This interest shall be an interest-only interest and shall be entitled to receive interest accrued on the class LT2-3-A3-2 interest at a per annum rate of 1.00%.

On each Distribution Date, interest with respect to Pool 3 shall be distributed on the Lower-Tier Interests in Middle-Tier REMIC II based on the above-described interest rates.

On each Distribution Date principal with respect to Pool 3 shall be distributed to each Middle-Tier Interest in Middle-Tier REMIC II (other than the Class MT2-X and Class MT2-R Interests) until the principal balance of each such interest equals the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date. Realized Losses shall be allocated among the interests in Middle-Tier REMIC II in the same manner as principal is allocated.

On each Distribution Date, the Trustee shall be deemed to have distributed the Prepayment Premiums passed through with respect to the LT2-Q Lower-Tier Interests in Lower-Tier REMIC II on such Distribution Date to the Class MT2-X Interest.

The Certificates

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount or Class Notional Amount and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

Class Designation	Interest Rate	Initial Class Principal Amount or Class Notional Amount ($)	Minimum Denominations	Related Upper-Tier REMIC

Class 1-A1	(1)	$435,909,000	$25,000	REMIC I
Class 2-A1	(2)	$156,087,000	$25,000	REMIC I
Class A2	(3)	$82,606,000	$25,000	REMIC I
Class A3	(4)	$74,957,000	$25,000	REMIC I
Class 2-AIO	(5)	(6)	$100,000	REMIC I
Class 3-A1	(7)	$222,559,000	$25,000	REMIC II
Class 3-A2	(8)	$30,957,000	$25,000	REMIC II
Class 3-A3-1	(9)	$20,000,000	$25,000	REMIC II
Class 3-A3-2	(10)	$22,713,000	$25,000	REMIC II
Class 3-A3-3	(11)	(12)	$100,000	REMIC II
Class 3-A4	(13)	$27,106,000	$25,000	REMIC II
Class 3-A5	(14)	$35,926,000	$25,000	REMIC II
Class 3-A6	(15)	$210,242,000	$25,000	REMIC II
Class 3-A7	(16)	$94,084,000	$25,000	REMIC II
Class 3-AIO	(17)	(18)	$100,000	REMIC II
Class I-M1	(19)	$30,900,000	$100,000	REMIC I
Class I-M2	(20)	$26,045,000	$100,000	REMIC I
Class I-M3	(21)	$15,009,000	$100,000	REMIC I
Class I-M4	(22)	$8,828,000	$100,000	REMIC I

Class I-M5	(23)	$7,505,000	$100,000	REMIC I
Class I-M6	(24)	$7,504,000	$100,000	REMIC I
Class I-M7	(25)	$6,622,000	$100,000	REMIC I
Class I-M8	(26)	$7,063,000	$100,000	REMIC I
Class I-M9	(27)	$3,090,000	$100,000	REMIC I
Class I-M10	(28)	$3,090,000	$100,000	REMIC I
Class II-M1	(29)	$25,978,000	$100,000	REMIC II
Class II-M2	(30)	$21,393,000	$100,000	REMIC II
Class II-M3	(31)	$7,641,000	$100,000	REMIC II
Class II-M4	(32)	$7,641,000	$100,000	REMIC II
Class II-M5	(33)	$8,022,000	$100,000	REMIC II
Class II-M6	(34)	$3,820,000	$100,000	REMIC II
Class II-M7	(35)	$4,967,000	$100,000	REMIC II
Class II-M8	(36)	$3,820,000	$100,000	REMIC II
Class 1-P	(37)	(37)	(46)	REMIC I
Class 2-P	(38)	(38)	(46)	REMIC I
Class 3-P	(39)	(39)	(46)	REMIC II
Class I-X	(40)	(40)	(46)	REMIC I
Class II-X	(41)	(41)	(46)	REMIC II
Class I-R	(42)	(42)	(46)	REMIC I
Class II-R	(43)	(43)	(46)	REMIC II
Class I-LT-R	(44)	(44)	(46)	N/A
Class II-LT-R	(45)	(45)	(46)	N/A
__________________

(1)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) up to and including the Distribution Date in February 2012 for the Class 1-A1 Certificates is the per annum rate equal to 6.510%. Beginning on the Distribution Date in March 2012, the Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A1 Certificates is the per annum rate equal to the lesser of (i) Six-Month LIBOR plus 1.250% and (ii) the Pool 1 Net Funds Cap for such Distribution Date. For purposes of the REMIC Provisions, the reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class 1-A1 Certificates exceeds the Pool 1-2 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 1-2 Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class 1-A1 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class 1-A1 Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class 1-A1 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(2)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.210% and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A1 Certificates will be LIBOR plus 0.420%. For purposes of the REMIC Provisions, the reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class 2-A1 Certificates exceeds the Pool 1-2 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 1-2 Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class 2-A1 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class 2-A1 Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class 1-A2 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(3)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.250% and (ii) the Pool 1 Net Funds Cap for the A2(1) Component, and the Pool 2 Net Funds Cap for the A2(2) Component for such Distribution Date; provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2 Certificates will be LIBOR plus 0.500%. For purposes of the REMIC Provisions, the reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class A2 Certificates exceeds the Pool 1-2 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 1-2 Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class A2 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class A2 Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class A2 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof. The Class A2 Certificates will each be issued in two components: a component in respect of Pool 1 (the A2(1) component) and a component in respect of Pool 2 (the A2(2) Component). Each component will accrue interest at the rate described above. The components are not severable.

(4)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.320% and (ii) the Pool 1 Net Funds Cap for the A3(1) Component, and the Pool 2 Net Funds Cap for the A3(2) Component for such Distribution Date; provided, that if the Mortgage Loans in Pool 1 and Pool 2 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A3 Certificates will be LIBOR plus 0.640%. For purposes of the REMIC Provisions, the reference to a Net Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate for the Class A3 Certificates exceeds the Pool 1-2 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 1-2 Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class A3 Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on the Class A3 Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the Class A3 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof. The Class A3 Certificates will each be issued in two components: a component in respect of Pool 1 (the A3(1) Component) and a component in respect of Pool 2 (the A3(2) Component). Each component will accrue interest at the rate described above. The components are not severable.

(5)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-AIO Certificates is the per annum rate equal to the excess, if any, of (x) 6.270% per annum over (y) LIBOR. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by the Class 2-AIO Certificates shall bear interest at a per annum rate equal to the excess if any of (x) the lesser of 6.270% and the Pool 1-2 REMIC Net Funds Cap over (y) LIBOR. On any Distribution Date on which the Certificate Interest Rate for the Class 2-AIO Certificates exceeds the interest rate of its corresponding REMIC regular interest, interest accruals based on such excess shall be treated as having been paid from the Pool 1-2 Basis Risk Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Certificate Interest Rate on the Class 2-AIO Certificates is less than the interest rate of its corresponding REMIC regular interest, the amount of interest that accrued on such REMIC regular interest in excess of the amount of interest accrued on the Class 2-AIO Certificates shall be treated as having been paid by the Class 2-AIO Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(n) hereof.

(6)
For any Distribution Date, the Class 2-AIO Certificates have an initial Class Notional Amount equal to the sum of (x) the aggregate Class Principal Amount of the Class 2-A1 Certificates and (y) the Component Principal Amount of the Class A2(2) Component and Class A3(2) Component. The Class 2-AIO Certificates have an initial notional amount equal to the aggregate Class Principal Amount of the Pool 2 Senior Certificates, which on the Closing Date is equal to $220,863,000.

(7)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.160% and (ii) the product of (A) the Pool 3 Net WAC, less the product of (1) the sum of 0.50% per annum and the amount of the Certificate Insurer Premium, (2) a fraction, (a) the numerator of which is the beginning Principal Balance of the Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates and (b) the denominator of which is the beginning Principal Balance of the Pool 3 Mortgage Loans, in each case before distributions for such Distribution Date and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(8)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A2 Certificates is the per annum rate equal to 5.780%; provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate with respect to the Class 3-A2 Certificates will be 6.280%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(9)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A3-1 Certificates is the per annum rate equal to 5.920%; provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate with respect to the Class 3-A3 Certificates will be 6.420%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(10)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A3-2 Certificates is the per annum rate equal to the least of (1) 7.00% per annum, (2) LIBOR plus 0.500% and (3) the Pool 3 Adjusted Net WAC for such Distribution Date. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(11)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A3-3 Certificates is the per annum rate equal to the greater of (x) 0.00% per annum and (y) the excess, if any, of (1) the lesser of (A) the Pool 3 Adjusted Net WAC and (B) 7.00% per annum, over (2) the interest rate for such Distribution Date of the Class 3-A3-2 Certificates. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(12)
For any Distribution Date, the Class 3-A3-3 Certificates have an initial Class Notional Amount equal to the aggregate Class Principal Amount of the Class 3-A3-2 Certificates. The initial Class Notional Amount of the Class 3-A3-3 Certificates is equal to $22,713,000. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(13)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A4 Certificates is the per annum rate equal to 6.060%; provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate with respect to the Class 3-A4 Certificates will be 6.560%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(14)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A5 Certificates is the per annum rate equal to 5.720%; provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate with respect to the Class 3-A5 Certificates will be 6.220%. The Class 3-A5 Certificates will not receive principal payments at the same rate as the other senior certificates because principal payments generally will not be distributable to the Class 3-A5 Certificates until the distribution date in May 2010. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(15)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A6 Certificates is the per annum rate equal to 6.500%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(16)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A7 Certificates is the per annum rate equal to 6.500%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(17)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-AIO Certificates is the per annum rate equal to the lesser of (x) 0.50% per annum and (y) the excess, if any, of (1) the Pool 3 Adjusted Net WAC over (2) 6.06% per annum. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by the Class 3-AIO Certificates shall bear interest at a per annum rate equal to 0.50%. On any Distribution Date on which the Certificate Interest Rate on the Class 3-AIO Certificates is less than the interest rate of its corresponding REMIC regular interest, the amount of interest that accrued on such REMIC regular interest in excess of the amount of interest accrued on the Class 3-AIO Certificates shall be treated as having been paid by the Class 3-AIO Certificateholders to the Pool 3 REMIC Net Funds Cap, all pursuant to and as further provided in Section 10.01(n) hereof.

(18)
For any Distribution Date, the Class 3-AIO Certificates have an initial Class Notional Amount equal to the aggregate Class Principal Balance of the Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates. The initial Class Notional Amount of the Class 3-AIO Certificates is equal to $359,261,000.

(19)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.500% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M1 Certificates will be LIBOR plus 0.750%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M1 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M1 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(20)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.500% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M2 Certificates will be LIBOR plus 0.750%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M2 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M2 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(21)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.800% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M3 Certificates will be LIBOR plus 1.200%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M3 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M3 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(22)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.000% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M4 Certificates will be LIBOR plus 1.500%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M4 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M4 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(23)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M5 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.500% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M5 Certificates will be LIBOR plus 2.250%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M5 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M5 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(24)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M6 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.700% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M6 Certificates will be LIBOR plus 2.550%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M6 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M6 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(25)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M7 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.700% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M7 Certificates will be LIBOR plus 2.550%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M7 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M7 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(26)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M8 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.700% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M8 Certificates will be LIBOR plus 2.550%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M8 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M8 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(27)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M9 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.700% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M9 Certificates will be LIBOR plus 2.550%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M9 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M9 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(28)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-M10 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.700% and (ii) the Pool 1-2 Subordinate Net Funds Cap for such Distribution Date, provided, that if the Mortgage Loans in Pool 1 and related property are not purchased pursuant to Section 7.01(b) on the Pool 1-2 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class I-M10 Certificates will be LIBOR plus 2.550%. For purposes of the REMIC Provisions, the reference to “Pool 1-2 Subordinate Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the Pool 1-2 REMIC Net Funds Cap. For any Distribution Date on which the Certificate Interest Rate for the Class I-M10 Certificates is based on the Pool 1-2 Subordinate Net Funds Cap, the amount of interest that would have been payable on such Certificates if the Pool 1-2 REMIC Net Funds Cap were substituted for the Pool 1-2 Subordinate Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class I-M10 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(29)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M1 Certificates is the per annum rate equal to 6.030%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M1 Certificates will be 6.530%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(30)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M2 Certificates is the per annum rate equal to 6.110%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M2 Certificates will be 6.610%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(31)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M3 Certificates is the per annum rate equal to 6.270%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M3 Certificates will be 6.770%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(32)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M4 Certificates is the per annum rate equal to 6.510%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M4 Certificates will be 7.010%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(33)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M5 Certificates is the per annum rate equal to 6.620%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M5 Certificates will be 7.120%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(34)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M6 Certificates is the per annum rate equal to 6.830%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M6 Certificates will be 7.330%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(35)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M7 Certificates is the per annum rate equal to 7.000%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M7 Certificates will be 7.500%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(36)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class II-M8 Certificates is the per annum rate equal to 7.000%, provided, that if the Mortgage Loans in Pool 3 and related property are not purchased pursuant to Section 7.01(b) on the Pool 3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class II-M8 Certificates will be 7.500%. For purposes of the REMIC Provisions, the REMIC regular interest evidenced by this Class of Certificates shall bear interest at a maximum rate equal to the Pool 3 REMIC Net Funds Cap. On any Distribution Date on which the Certificate Interest Rate for this Class of Certificates exceeds the Pool 3 REMIC Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Pool 3 Basis Risk Reserve Fund; on any Distribution Date on which the Certificate Interest Rate on this Class of Certificates is based on a Net Funds Cap, the amount of interest that would have accrued on this Class of Certificates if the Pool 3 REMIC Net Funds Cap were substituted for the Net Funds Cap shall be treated as having been paid by the holders of this Class of Certificates to the Pool 3 Basis Risk Reserve Fund, all pursuant to and as further provided in Section 10.01(n) hereof.

(37)
The Class 1-P Certificates will not bear interest at a stated rate. The Class 1-P Certificates shall have a Class 1-P Principal Amount equal to $100 and shall be entitled to receive all Prepayment Premiums paid with respect to the Mortgage Loans in Pool 1.

(38)
The Class 2-P Certificates will not bear interest at a stated rate. The Class 2-P Certificates shall have a Class 2-P Principal Amount equal to $100 and shall be entitled to receive all Prepayment Premiums paid with respect to the Mortgage Loans in Pool 2.

(39)
The Class 3-P Certificates will not bear interest at a stated rate. The Class 3-P Certificates shall have a Class 3-P Principal Amount equal to $100 and shall be entitled to receive all Prepayment Premiums paid with respect to the Mortgage Loans in Pool 3.

(40)
The Class I-X Certificates shall represent ownership of the Class I-XS Component. For purposes of the REMIC Provisions, the I-XS Component of the Class I-X Certificates shall be entitled to receive all amounts distributable on the Class MTIB-X interest minus $100.00 allocated to the Class 1-P Certificates to create the $100 Class 1-P Principal Amount and minus $100.00 allocated to the Class 2-P Certificates to create the $100 Class 2-P Principal Amount. The distributions on the Class MTIB-X interest in respect of the Class MTIA-IO Interest in Middle-Tier REMIC I is referred to herein as the “Class I” interest. In addition, for purposes of the REMIC Provisions, the Class I-XS Component of the Class I-X Certificates shall represent beneficial ownership of the Pool 1-2 Basis Risk Reserve Fund and an interest in the notional principal contracts described in Section 10.01(n) hereof. The Class I-SX Component of the Class I-X Certificates shall represent beneficial ownership of the Group I Swap Agreement and the Group Swap Account. The Class I-CX Component of the Class I-X Certificates shall represent beneficial ownership of the Group I Interest Rate Cap Agreement and the Group I Interest Rate Cap Account.

(41)
The Class II-X Certificates shall represent ownership of the Class II-XS Component. For purposes of the REMIC Provisions, the II-XS Component of the Class II-X Certificates shall be entitled to receive all amounts distributable on the Class MT2-X interest minus $100.00 allocated to the Class 3-P Certificates to create the $100 Class 3-P Principal Amount. In addition, for purposes of the REMIC Provisions, the Class II-XS Component of the Class II-X Certificates shall represent beneficial ownership of the Pool 3 Basis Risk Reserve Fund and an interest in the notional principal contracts described in Section 10.01(n) hereof. The Class II-CX Component of the Class II-X Certificates shall represent beneficial ownership of the Group II Interest Rate Cap Agreement and the Group II Interest Rate Cap Account.

(42)
The Class I-R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class I-R Certificate represents ownership of the residual interest in the Upper-Tier REMIC I, as well as ownership of the Class LT1-R, MTIA-R and Class MTIB-R Interests.

(43)
The Class II-R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class II-R Certificate represents ownership of the residual interest in the Upper-Tier REMIC II, as well as ownership of the Class LT2-R and Class MT2-R Interests.

(44)
The Class I-LT-R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class I-LT-R Certificate represents ownership of the residual interest in the Pooling REMIC I.

(45)
The Class II-LT-R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class II-LT-R Certificate represents ownership of the residual interest in the Pooling REMIC II.

(46)
The Class I-X, Class II-X, Class 1-P, Class 2-P and Class 3-P Certificates will each be issued in minimum Percentage Interests of 10%. The Class I-R, Class II-R, Class I-LT-R and Class II-LT-R Certificates will be issued as a single Certificate evidencing the entire Percentage Interest in each such Class.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $1,646,933,979.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.20(e)(i).

A2(1) Components: The components of the Class A2 Certificates in respect of Pool 1.

A2(2) Components: The components of the Class A2 Certificates in respect of Pool 2.

A3(1) Components: The components of the Class A3 Certificates in respect of Pool 1.

A3(2) Components: The components of the Class A3 Certificates in respect of Pool 2.

Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor master servicer) or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period: With respect to any Distribution Date and any of the Class A2, Class A3, Class 2-A1, Class 2-AIO, Class 3-A1, Class 3-A3-2 and the Class 3-A3-3 Certificates and the Group I Subordinate Certificates, the period beginning on the immediately preceding Distribution Date (or, in the case of the first Accrual Period on April 25, 2007) and ending on the day immediately preceding the related Distribution Date (in the case of the Class 3-A3-2 and Class 3-A3-3 Certificates, assuming a 30-day calendar month). With respect to any Distribution Date and the Class 1-A1, Class 3-A2, Class 3-A3-1, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-A7 and Class 3-AIO Certificates and the Group II Subordinate Certificates, the calendar month preceding the month of such Distribution Date. With respect to any Distribution Date and the Class I-X Certificates and the Class II-X Certificates (or the components thereof) and each Lower-Tier or Middle-Tier Interest, the calendar month preceding the month of such Distribution Date. The Class 1-P, Class 2-P and Class 3-P Certificates will not accrue interest.

Act: As defined in Section 3.03(c).

Additional Form 10-D Disclosure: As defined in Section 6.20(d)(i).

Additional Form 10-K Disclosure: As defined in Section 6.20(e)(i).

Additional Servicer: Each affiliate of each Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of any Servicer, who Services 10% or more of the Mortgage Loans.

Additional Termination Event: As defined in the Swap Agreement.

Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

Adjusted Lower-Tier REMIC II WAC: For any Distribution Date (and the related Accrual Period), an amount equal to the product of (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for each Lower-Tier Interest in Lower-Tier REMIC II (other than the Class LT2-R Interest and any interest-only regular interest), weighted in proportion to their principal balances as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class LT2-Q Interest to a cap of 0.00%, by subjecting the rate on the Class LT2-3-A1, Class LT2-3-A2, Class LT2-3-A3-1, Class LT2-3-A3-2, Class LT2-A4 and Class LT2-A5 Certificates to a cap equal to the interest rate of the Middle-Tier REMIC II Interest with the same Corresponding Class of Certificates or Components, and by subjecting the rate on each remaining Lower-Tier Interest in Lower-Tier REMIC II to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates or Components, provided, however, that for this purpose, the Pool 3 REMIC Net Funds Cap shall be substituted for the applicable Net Funds Cap in the definition of the Certificate Interest Rate thereof and for each Class of Certificates for which interest is accrued on the basis of a 360-day year and the actual number of days in the related Accrual Period, the Certificate Interest Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.

Adjusted Middle-Tier REMIC IA WAC: For any Distribution Date (and the related Accrual Period), an amount equal to the product of (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for each Middle-Tier Interest in Middle-Tier REMIC IA (other than the Class MTIA-R Interest and any interest-only regular interest), weighted in proportion to their principal balances as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class MT1-Q Interest to a cap of 0.00%, by subjecting the rate on the Class MTIA-2-A1, Class MTIA-A2(2) and Class MTIA-A3(2) Interests to a cap equal to the interest rate of the Middle Tier REMIC IB Interest with the same Corresponding Class of Certificates or Components, and by subjecting the rate on each remaining Middle-Tier Interest in Middle-Tier REMIC IA to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates or Components, provided, however, that for this purpose, the Pool 1-2 REMIC Net Funds Cap shall be substituted for the applicable Net Funds Cap in the definition of the Certificate Interest Rate thereof and for each Class of Certificates for which interest is accrued on the basis of a 360-day year and the actual number of days in the related Accrual Period, the Certificate Interest Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.
Advance: An advance of the aggregate of payments (other than Balloon Payments) of principal and interest (net of the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by the related Servicer or by the Master Servicer on behalf of the related Servicer (or by the Trustee as successor master servicer) pursuant to Section 5.04, but only to the extent that such amount is expected, in the reasonable judgment of the Master Servicer or Servicer (or by the Trustee as successor to the Master Servicer), to be recoverable from collections or recoveries in respect of such Mortgage Loans.

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affected Party: As defined in the Swap Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the related Servicing Fee Rate and the applicable Insurance Fee Rate, in the case of any Mortgage Loan covered by a Bulk PMI Policy or a LPMI Policy.

Aggregate Loan Balance: As of any date of determination, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in Pool 1, Pool 3 and Pool 3.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Trust Agreement and all amendments and supplements hereto.

Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

Applied Loss Amounts: The Pool 1-2 Applied Loss Amount and Pool 3 Applied Loss Amount, as applicable.

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that none of the Custodians nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Aurora: Aurora Loan Services LLC or its successors in interest.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

Available Basis Risk Amount: For any Distribution Date and the Offered Certificates, the product of:

(a) the excess, if any of (1) the weighted average of the Interest Rates on the Group II Certificates computed without regard to the Pool 3 Net Funds Cap, weighted based on the relative Class Principal Amounts for each class of the Group II Certificates, over (2) the Pool 3 Net Funds Cap, and

(b) a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 360.

Back-Up Certification: As defined in Section 6.20(e)(iii).

Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code, or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Basis Risk Shortfall: With respect to any Distribution Date and any Class of Offered Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date (determined without regard to the applicable Net Funds Cap for such date) exceeds the amount of interest calculated at the applicable Net Funds Cap.

Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Depositor and the Trustee to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Fund to be regarded as “plan assets” for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee, respectively.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, each Class of Offered Certificates constitutes Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in the States of Colorado, Illinois or New York or the city in which the Corporate Trust Office of the Trustee or the Certificate Insurer is located are closed, or (iii) with respect to any Servicer Remittance Date or any Servicer reporting date, a day on which banking institutions in the States specified in the definition of “Business Day” in the related Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Cap Agreements: Each of the Group I Cap Agreement and the Class 3-A1 Cap Agreement.

Cap Counterparty: The counterparty to the Supplemental Interest Trust under the Group I Cap Agreement and to the Trust Fund under the Class 3-A1 Cap Agreement, and any successor in interest or assigns. Initially, the Cap Counterparty shall be HSBC Bank USA, National Association.

Cap Payment Date: For so long as a Cap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

Carryforward Interest: With respect to any Distribution Date and any Class of Offered Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

Certificate Insurance Policy: The Certificate Guaranty Insurance Policy No. AB1079BE, dated the Closing Date, including any endorsements thereto issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Insured Certificates, a form of which is attached as Exhibit L hereto.

Certificate Insurance Premium: With respect to any Distribution Date and the Insured Certificates, an amount equal to 1/12th of the product of (a) the aggregate Class Principal Amount of the Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date) and (b) the Premium Percentage.

Certificate Insurer: Ambac Assurance Corporation, or any successor thereto.

Certificate Insurer Default: The occurrence and continuance of any of the following events:

(a) the Certificate Insurer shall have failed to make a payment required to be made under the Certificate Insurance Policy in accordance with its terms;

(b) the Certificate Insurer shall have (i) filed a petition or commenced a case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable; or

(c) a court of competent jurisdiction, the Office of the Commissioner of Insurance of the State of New York or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

Certificate Interest Rate: With respect to each Class of Certificates and the Class I Components and any Distribution Date, the applicable per annum rate set forth or described under the heading “The Certificates” in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount: With any Offered Certificates (other than the Class 2-AIO, Class 3-A3-3 and Class 3-AIO Certificates) as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date, as reduced by, in the case of any Group I Certificates, any Pool 1-2 Applied Loss Amount and in the case of any Group II Certificates, any Pool 3 Applied Loss Amount, as applicable, previously allocated thereto; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Class of Group I Certificates (other than the Class 2-AIO Certificates) whose Certificate Principal Amount has previously been reduced by application of a Pool 1-2 Applied Loss Amount and the Certificate Principal Amount of any Class of Group II Certificates (other than the Class 3-A3-3 and Class 3-AIO Certificates) whose Certificate Principal Amount has previously been reduced by application of a Pool 3 Applied Loss Amount, as applicable, will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (1) any Deferred Amount for each such Class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to such Certificateholders, after application (for this purpose) to any more senior Classes of such Certificates; provided, further, that to the extent that any Applied Loss Amount was reimbursed under the Certificate Insurance Policy, any Subsequent Recovery otherwise payable on the Insured Certificates shall instead be payable to the Certificate Insurer. The Class I-X, Class II-X, Class I-LT-R, Class II-LT-R, Class I-R and Class II-R Certificates are issued without Certificate Principal Amounts. The Class 1-P Certificates are issued with an initial Class 1-P Principal Amount of $100. The Class 2-P Certificates are issued with an initial Class 2-P Principal Amount of $100. The Class 3-P Certificates are issued with an initial Class 3-P Principal Amount of $100.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

Certificateholder: The meaning provided in the definition of “Holder.”

Certifying Party: As defined in Section 6.20(e)(iii).

Class: All Certificates and, in the case of each of REMIC I formed hereby, all Lower-Tier Interests therein bearing the same Class designation.

Class 1-P Principal Amount: As of the Closing Date, $100.

Class 2-P Principal Amount: As of the Closing Date, $100.

Class 3-A1 Cap Account: The account created pursuant to Section 5.07(b).

Class 3-A1 Cap Agreement: The interest rate cap agreement dated as of May 11, 2007, entered into between the Trustee, for the benefit of the Class 3-A1 Certificates, and the Cap Counterparty, which agreement provides for the monthly payment specified therein for deposit into the Class 3-A1 Cap Account (for the benefit of the Class 3-A1 Certificates) commencing with the Distribution Date in March 2008 and terminating in (but including the Distribution Date in) May 2012, by the Cap Counterparty, but subject to the conditions set forth therein, including the 1992 ISDA Master Swap Agreement (Multi-Currency Cross Border), together with any schedules, confirmations, Credit Support Annex or other agreements relating thereto, attached hereto as Exhibit N-3.

Class 3-A1 Cap Amount: With respect to each Distribution Date, the amount of any Class 3-A1 Cap Payment deposited into the Class 3-A1 Cap Account, and any investment earnings thereon.

Class 3-A1 Cap Payment: With respect to each Distribution Date, any payment required to be made by the Cap Counterparty to the Trust Fund pursuant to the terms of the Class 3-A1 Cap Agreement.

Class 3-A1 Cap Replacement Receipts: As defined in Section 5.10(b).

Class 3-A1 Cap Replacement Receipts Account: As defined in Section 5.10(b).

Class 3-A1 Cap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Class 3-A1 Cap Agreement, the payment required to be made by the Cap Counterparty to the Trust Fund pursuant to the terms of the Class 3-A1 Cap Agreement, and any unpaid amounts due on previous Cap Payment Dates and accrued interest thereon as provided in the Class 3-A1 Cap Agreement, as calculated by the Cap Counterparty and furnished to the Trustee.

Class 3-A1 Cap Termination Receipts: As defined in Section 5.10(b).

Class 3-A1 Cap Termination Receipts Account: As defined in Section 5.09(b).

Class 3-A1 Collateral Account: The account maintained by the Trustee in accordance with the provisions of Section 5.07(c).

Class 3-A5 Percentage: For any Distribution Date and the Class 3-A5 Certificates, the lesser of (a) 100% and (b) the percentage obtained by dividing (x) the Class Principal Amount of the Class 3-A5 Certificates immediately prior to such date, by (y) the aggregate of the Class Principal Amounts of the Pool 3 Senior Certificates (other than any Interest-Only Certificates and the Class 3-A6 and Class 3-A7 Certificates).

Class 3-A5 Priority Amount: For any Distribution Date and the Class 3-A5 Certificates, the least of (i) the Class Principal Amount of the Class 3-A5 Certificates immediately prior to such Distribution Date, (ii) the product of (x) the product of (I) the Pool 3 Senior Principal Distribution Amount and (II) a fraction, the numerator of which is the Class Principal Balance of the Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates, and the denominator of which is the aggregate Class Principal Balance of the Pool 3 Senior Certificates (other than any Interest-Only Certificates), (y) the Class 3-A5 Percentage for such date and (z) the Class 3-A5 Shift Percentage for such date and (iii) the Pool 3 Senior Principal Distribution Amount; provided, however, that if prior to such Distribution Date the Class Principal Amount of the Pool 3 Senior Certificates (other than the Class 3-A5 Certificates) has been reduced to zero, the Class 3-A5 Priority Amount will equal 100% of the Pool 3 Senior Principal Distribution Amount.

Class 3-A5 Shift Percentage: For any Distribution Date during the three years beginning on the first Distribution Date, 0%; and thereafter, for any Distribution Date occurring on or after the third anniversary of the first Distribution Date, as follows: for any Distribution Date in the first year and second year thereafter, 45%; for any Distribution Date in the third year thereafter, 80%; for any Distribution Date in the fourth year thereafter, 100%; and for any subsequent Distribution Date, 300%.

Class 3-P Principal Amount: As of the Closing Date, $100.

Class I-LT-R Certificates: Each Class I-LT-R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing ownership of the residual interest in Pooling REMIC I.

Class I-R Certificate: The Class I-R Certificate executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantively in the form annexed hereto as Exhibit A and evidencing ownership of the LT1-R, MTIA-R and MTIB-R interests and the residual interest in Upper-Tier REMIC I.

Class I-X Distributable Amount: With respect to any Distribution Date, the amount of interest that has accrued on the Class I-X Notional Balance (as described in the Preliminary Statement in footnote 40 under the caption “The Certificates”) but that has not been distributed prior to such date. In addition, such amount shall include the initial Class I-X Principal Amount to the extent such amount has not been distributed on an earlier Distribution Date as part of the Pool 1-2 Aggregate Overcollateralization Release Amount.

Class I-X Notional Balance: With respect to any Distribution Date (and the related Accrual Period) the aggregate of the principal balances of the Middle-Tier Interests in Middle-Tier REMIC IA, as described in the Preliminary Statement.

Class I-XS Component Principal Amount: As of the Closing Date, $17,658,237.01.

Class II-LT-R Certificates: Each Class II-LT-R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing ownership of the residual interest in Pooling REMIC II.

Class II-R Certificate: The Class II-R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the sole Class of residual interest in Upper-Tier REMIC II as well as ownership of the LT2-R and Class MT2-R Interests.

Class II-X Distributable Amount: With respect to any Distribution Date, the amount of interest that has accrued on the Class II-X Notional Balance (as described in the Preliminary Statement in footnote 41 under the Caption “The Certificates”) but that has not been distributed prior to such date. In addition, such amount shall include the initial Class II-XS Principal Amount to the extent that such amount has not been distributed on an earlier Distribution Date as part of the Pool 3 Overcollateralization Release Amount.

Class II-X Notional Balance: With respect to any Distribution Date (and the related Accrued Period), the aggregate of the principal balances of the Lower-Tier Interests in Lower-Tier REMIC II, as described in the Preliminary Statement.

Class II-XS Component Principal Amount: As of the Closing Date, $17,191,542.41.
Class I Components: Any of the Class I Components of the Class 2-AIO, Class 3-A3-3 or Class 3-AIO Certificates.

Class I Shortfalls: As defined in Section 10.01(n) hereof. For purposes of clarity, the Class I Shortfall for any Distribution Date shall equal the amount payable to the Swap Counterparty on such Distribution Date in excess of the amount payable on the related Class I interest on such Distribution Date, all as further provided in Section 10.01(n) hereof.

Class Notional Amount: For the Class 2-AIO Certificates and any Distribution Date, the Class Notional Amount of the Class 2-AIO Certificates (and the Class I Component thereof) will be equal to aggregate Class Principal Amounts of the Group 2 Senior Certificates immediately preceding such Distribution Date. For the Class 3-A3-3 Certificates and any Distribution Date, the Class Notional Amount of the Class 3-A3-3 Certificates (and the Class I Component thereof) will be equal to aggregate Class Principal Amount of the Class 3-A3-2 Certificates immediately preceding such Distribution Date. For the Class 3-AIO Certificates and any Distribution Date, the Class Notional Amount of the Class 3-AIO Certificates (and the Class I Component thereof) will be equal to aggregate Class Principal Amounts of the Group 3 Senior Certificates immediately preceding such Distribution Date.
Class P Components: Any of the Class P Components of the Class 2-AIO, Class 3-A3-3 or Class 3-AIO Certificates.

Class Principal Amount: With respect to each Class of Offered Certificates and any date of determination, the aggregate of the Certificate Principal Amounts (or related Percentage Interest therein aggregating to 100%) of all Certificates of such Class on such date of determination. With respect to the Class 1-P Certificate, the Class 1-P Principal Amount. With respect to the Class 2-P Certificate, the Class 2-P Principal Amount. With respect to the Class 3-P Certificate, the Class 3-P Principal Amount. With respect to the Class I-LT-R, Class II-LT-R, Class I-R and Class II-R Certificates, zero. With respect to the Class I-X, Class II-X, the Class I-X Principal Amount and the Class II-X Principal Amount, respectively.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream Banking, S.A., Luxembourg, and any successor thereto.

Closing Date: May 11, 2007.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral Account: Either the Group I Collateral Account or the Class 3-A1 Collateral Account, as applicable.

Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Commission: The United States Securities and Exchange Commission.

Commitment Letter: The Commitment Letter dated as of May 11, 2007 between the Depositor and the Certificate Insurer.

Compensating Interest Payment: With respect to any Distribution Date and prepayments in full or in part, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date. The Master Servicer (solely in its capacity as master servicer) shall not be responsible for making any Compensating Interest Payment.

Component: Each of the Class 2-AIO, Class 3-A3-3 and Class 3-AIO Certificates shall be issued in two non-severable Components: the Class I and Class P Components. The Class I Components shall be issued with a Certificate Interest Rate and Class Notional Amount; the Class P Components shall not be issued with either a Certificate Interest Rate or a balance but shall evidence the right to receive distributions pursuant to Section 5D.02(g). The Class I-X Certificate shall be issued in three non-severable Components: the I-XS Component, the I-CX Component and the I-SX Component. The I-XS Component, I-CX Component and I-SX Component shall not be issued with either a Certificate Interest Rate or a balance but shall evidence the right to receive distributions pursuant to Section 5A.02(e)(viii), Section 5A.02(f)(ix) and Section 5A.02(g)(xii), respectively. The Class II-X Certificate shall be issued in three non-severable Components: the II-XS Component and the II-CX Component. The II-XS Component and II-CX Component shall not be issued with either a Certificate Interest Rate or a balance but shall evidence the right to receive distributions pursuant to Section 5B.02(d)(viii), Section 5B.02(e)(iii) and Section 5B.02(f)(xii), respectively.

Component Interest Rate: Not applicable.

Component Principal Amount: For any component of the Class A2 or Class A3 Certificates as of any Distribution Date, its initial Component Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that component in respect of principal prior to such Distribution Date, as reduced by any Pool 1-2 Applied Loss Amount previously allocated thereto; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Component Principal Amount of any component of whose Component Principal Amount has previously been reduced by application of a Pool 1-2 Applied Loss Amount will be increased by an amount (to be applied pro rata to all components and Group I Senior Certificates) equal to the lesser of (1) any Deferred Amount for each such component immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to such components.

Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of execution of this Agreement shall be in the case of Certificate transfers and for purposes of presentment and surrender of the Certificates for final distribution thereon, 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - LXS 2007-6 or any such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

Corresponding Class: The Class of Certificates that corresponds to a class of Lower-Tier Interests or Middle-Tier Interests in as described in the Preliminary Statement.

Credit Support Annex: Each credit support annex to the Swap Agreement and the Cap Agreements dated as of May 11, 2007, between the Supplemental Interest Trust, or the Trust Fund, and the Swap Counterparty and Cap Counterparty, as applicable.

Current Interest: With respect to any Offered Certificate and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount (or Class Notional Amount) thereof immediately prior to such Distribution Date.

Custodial Account: Any custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement.

Custodial Agreement: Each custodial agreement identified on Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are Deutsche Bank National Trust Company, LaSalle Bank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A.

Cut-off Date: April 1, 2007.

Cut-off Date Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the aggregate Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of, or in connection with, any proceeding under Bankruptcy law or any similar proceeding.

Defaulting Party: As defined in the Swap Agreement.

Deferred Amount: With respect to any Distribution Date and the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group I Subordinate Certificates, the aggregate of Pool 1-2 Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount of such Group 1 Senior Certificate, the Group 2 Senior Certificate and the Group I Subordinate Certificate, less (i) any amounts previously reimbursed in respect thereto and (ii) the amount by which the Certificate Principal Amount of such Group 1 Senior Certificate, the Group 2 Senior Certificate and the Group I Subordinate Certificate has been increased due to any Subsequent Recovery. With respect to any Distribution Date and each Group II Certificate, the aggregate Pool 3 Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less (i) any amounts previously reimbursed in respect thereof and (ii) the amount by which the Certificate Principal Amount of such Group II Certificate has been increased due to any Subsequent Recovery; provided, however, that any Applied Loss Amount allocated to any Insured Certificates will not be considered a Deferred Amount to the extent such amounts are paid by the Certificate Insurer as part of an Insured Distribution.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquent: For reporting purposes, a Mortgage Loan is considered “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, having its principal place of business in New York, or its successors in interest.

Determination Date: With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the applicable Servicer on behalf of the Trustee has accepted a deed in lieu of foreclosure.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2007.

Distribution Date Statement: As defined in Section 4.03(a) hereof.

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Due for Payment: With respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Trust Agreement; with respect to a Preference Amount, the Business Day on which the documentation required by the Certificate Insurer has been received by the Certificate Insurer.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates or the related NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which LaSalle Bank National Association, in its capacity other than as Trustee, the Trustee, the Master Servicer, any NIMS Insurer or an Affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) LaSalle Bank National Association, the Trustee, the Master Servicer, any NIMS Insurer or any Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) LaSalle Bank National Association, the Trustee, the Master Servicer, any NIMS Insurer or any Affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. LaSalle Bank National Association or an Affiliate thereof is hereby authorized to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: Any Class 1-P, Class 2-P, Class 3-P Class I-LT-R, Class II-LT-R, Class I-R, Class II-R, Class I-X and Class II-X Certificate and any Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

ERISA-Restricted Trust Certificate: Any Group I Certificate (other than the Class 1-A1 and the Class 2-AIO Certificate).

Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Escrow Account: Any account established and maintained by each Servicer pursuant to the related Servicing Agreement.

Euroclear: Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

Exchange Act: The Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exchange Act Signing Party: Either the Depositor or the Master Servicer, to be determined by mutual agreement between such parties.

Excluded Trust Assets: As described in the Preliminary Statement.

Fannie Mae: Fannie Mae, f/k/a the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Final Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date in May 2037.

Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

First Payment Default Mortgage Loan: Any Mortgage Loan (i) originated by Lehman Brothers Bank, FSB specified in Section 1.04(e) of the Mortgage Loan Sale Agreement in respect of which the related Mortgagor does not make the first payment due to the Seller within the time frame required under such section or (ii) originated by Lehman Brothers Bank, FSB specified in Section 1.04(e) of the Mortgage Loan Sale Agreement in respect of which the related Mortgagor does not make the first or second payment due to the Seller within the time frame required under such section.

Fitch: Fitch Ratings, Inc., or any successor in interest.

Form 10-K Certification: The certification required pursuant to Rule 13a-14 under the Exchange Act.

FPD Premium: With respect to any First Payment Default Mortgage Loan or purchased by the Seller from Lehman Brothers Bank, FSB, the excess, if any of the FPD Purchase Price over the Purchase Price for such Mortgage Loan.

FPD Purchase Price: With respect to any First Payment Default Mortgage Loan, an amount equal to the sum of (a) the greater of (i) 100% of the unpaid principal balance of such Mortgage Loan and (ii) the price at which such Mortgage Loan was originally purchased by the Seller as set forth on Schedule B, and (b) accrued interest thereon at the applicable Mortgage Rate from the date interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date.

Freddie Mac: Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Ginnie Mae: Ginnie Mae, f/k/a the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Global Securities: The global certificates representing the Book-Entry Certificates.

Group 1 Components: The A2(1) and A3(1) Components.

Group 1 Monthly Excess Cashflow Percentage: For any Distribution Date, a fraction (expressed as a percentage) the numerator of which is the Pool 1 Monthly Excess Cashflow for such Distribution Date and the denominator of which is Pool 1-2 Monthly Excess Cashflow for such Distribution Date.

Group 1 Senior Certificates: Collectively, the Class 1-A1 Certificates and the Group 1 Components.

Group 1 Senior Priority: The priority set forth in Section 5A.02(d)(i)(A)(3).

Group 2 Components: The A2(2) and A3(2) Components

Group 2 Monthly Excess Cashflow Percentage: For any Distribution Date, a fraction (expressed as a percentage) the numerator of which is the Pool 2 Monthly Excess Cashflow for such Distribution Date and the denominator of which is Pool 1-2 Monthly Excess Cashflow for such Distribution Date.

Group 2 Senior Certificates: Collectively, the Class 2-A1 and Class 2-AIO Certificates and the Group 2 Components.

Group 2 Senior Priority: The priority set forth in Section 5A.02(d)(i)(B)(3).

Group 3 Senior Certificates: The Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A3-3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-A7 and Class 3-AIO Certificates.

Group I Cap Account: The account created pursuant to Section 5.07(b).

Group I Cap Agreement: The interest rate cap agreement dated as of May 11, 2007, entered into between the Trustee on behalf of the Supplemental Interest Trust (for the benefit of the Certificateholders of the Group I Certificates (other than the Class 1-A1 and Class 2-AIO Certificates)) and the Cap Counterparty, which agreement provides for the monthly payment specified therein, to the Supplemental Interest Trust for deposit into the Group I Cap Account (for the benefit of the Certificateholders of the Group I Certificates (other than the Class 1-A1 and Class 2-AIO Certificates)) commencing with the Distribution Date in June 2008 and terminating in (but including the Distribution Date in) March 2012, by the Cap Counterparty, but subject to the conditions set forth therein, including the 1992 ISDA Master Swap Agreement (Multi-Currency Cross Border), together with any schedules, confirmations, Credit Support Annex or other agreements relating thereto, attached hereto as Exhibit N-2.

Group I Cap Amount: With respect to each Distribution Date, the amount of any Group I Cap Payment deposited into the Group I Cap Account, and any investment earnings thereon.

Group I Cap Payment: With respect to each Distribution Date, any payment required to be made by the Cap Counterparty to the Supplemental Interest Trust pursuant to the terms of the Group I Cap Agreement.

Group I Cap Replacement Receipts: As defined in Section 5.09(b).

Group I Cap Replacement Receipts Account: As defined in Section 5.09(b).

Group I Cap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Group I Cap Agreement, the payment required to be made by the Cap Counterparty to the Supplemental Interest Trust pursuant to the terms of the Group I Cap Agreement, and any unpaid amounts due on previous Cap Payment Dates and accrued interest thereon as provided in the Group I Cap Agreement, as calculated by the Cap Counterparty and furnished to the Trustee.

Group I Cap Termination Receipts: As defined in Section 5.09(b).

Group I Cap Termination Receipts Account: As defined in Section 5.09(b).

Group I Certificates: Collectively, the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group I Subordinate Certificates.

Group I Collateral Account: The account maintained by the Trustee in accordance with the provisions of Section 5.07(c).

Group I NIM Redemption Amount: As defined in Section 7.01(b).

Group I NIM Securities: Any net interest margin notes (other than any related NIM Residual Securities) issued by a trust or other special purpose entity, the principal assets of such trust or other special purpose entity are Certificates related to the Mortgage Loans in Pool 1 and Pool 2, which principal assets back such notes.

Group I Subordinate Certificates: Collectively, the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8, Class I-M9 and Class I-M10 Certificates.

Group I Subordinate Priority: To the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8, Class I-M9 and Class I-M10 Certificates, sequentially, in that order.

Group I Swap Account: The account created pursuant to Section 5.07(a) of this Agreement.

Group I Swap Agreement: The interest rate swap agreement dated as of May 11, 2007, entered into between the Trustee on behalf of the Supplemental Interest Trust (for the benefit of the Holders of the Group I Certificates (other than the Class 1-A1 and Class 2-AIO Certificates)) which agreement provides for, among other things, a Net Swap Payment to be paid pursuant to the conditions provided therein, commencing with the Distribution Date in June 2007 and terminating in (but including the Distribution Date in) March 2012, but subject to the conditions set forth therein, including the 1992 ISDA Master Swap Agreement (Multi-Currency Cross Border), together with any schedules, confirmations, Credit Support Annex or other agreements relating thereto, attached hereto as Exhibit N-1.

Group I Swap Amount: With respect to each Distribution Date and the related Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited into the Group I Swap Account.

Group I Swap Replacement Receipts: As defined in Section 5.09(a).

Group I Swap Replacement Receipts Account: As defined in Section 5.09(a).

Group I Swap Termination Receipts: As defined in Section 5.09(a).

Group I Swap Termination Receipts Account: As defined in Section 5.09(a).

Group II Certificates: The Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A3-3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-A7, Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-M7 and Class II-M8 Certificates.

Group II NIM Redemption Amount: As defined in Section 7.01(b).

Group II NIM Securities: Any net interest margin notes (other than any related NIM Residual Securities) issued by a trust or other special purpose entity, the principal assets of such trust or other special purpose entity are Certificates related to the Mortgage Loans in Pool 3, which principal assets back such notes.

Group II Subordinate Certificates: Collectively, the Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-M7 and Class II-M8 Certificates.

Group II Subordinate Priority: To the Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-M7 and Class II-M8 Certificates, sequentially, in that order.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, any Servicer, the Swap Counterparty, the Cap Counterparty or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee and any NIMS Insurer may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Swap Counterparty, the Cap Counterparty or the applicable Servicer, in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Swap Counterparty, the Cap Counterparty or any Servicer, respectively. After a Section 7.01(d) Purchase Event, other than in Sections 5A.02(a) through (h), Sections 5B.02(a) through (g) and 11.03(a) and (b) and, except in the case of the Class I-LT-R and Class II-LT-R Certificates, Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.09 herein, all references in this Agreement to “Holder” or “Certificateholder” shall be deemed to be references to the LTURI-holder, as recorded on the books of the Certificate Registrar, as holder of the Pooling REMIC I Regular Interests (in the case of a Section 7.01(d) Purchase Event with respect to the Pooling REMIC I Regular Interests) and the Pooling REMIC II Regular Interests (in the case of a Section 7.01(d) Purchase Event with respect to the Pooling REMIC II Regular Interests).

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

I-CX Component: A component of the Class I-X Certificate entitled to receive distributions pursuant to Section 5A.02(f)(ix).

I-M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates and Group 2 Senior Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M1 Certificates immediately prior to such Distribution Date exceeds (y) the I-M1 Target Amount.

I-M1 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 76.80% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1 Certificates in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M2 Certificates immediately prior to such Distribution Date exceeds (y) the I-M2 Target Amount.

I-M2 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 82.70% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M3 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1 and Class I-M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M3 Certificates immediately prior to such Distribution Date exceeds (y) the I-M3 Target Amount.

I-M3 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 86.10% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M4 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1, Class I-M2 and Class I-M3 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M4 Certificates immediately prior to such Distribution Date exceeds (y) the I-M4 Target Amount.

I-M4 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 88.10% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M5 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1, Class I-M2, Class I-M3 and Class I-M4 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M5 Certificates immediately prior to such Distribution Date exceeds (y) the I-M5 Target Amount.

I-M5 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 89.80% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M6 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1, Class I-M2, Class I-M3, Class I-M4 and Class I-M5 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M6 Certificates immediately prior to such Distribution Date exceeds (y) the I-M6 Target Amount.

I-M6 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 91.50% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M7 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5 and Class I-M6 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M7 Certificates immediately prior to such Distribution Date exceeds (y) the I-M7 Target Amount.

I-M7 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 93.00% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M8 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M8 Certificates immediately prior to such Distribution Date exceeds (y) the I-M8 Target Amount.

I-M8 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 94.60% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M9 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7 and Class I-M8 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M9 Certificates immediately prior to such Distribution Date exceeds (y) the I-M9 Target Amount.

I-M9 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 95.30% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-M10 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8 and Class I-M9 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class I-M10 Certificates immediately prior to such Distribution Date exceeds (y) the I-M10 Target Amount.

I-M10 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 96.00% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

I-SX Component: A component of the Class I-X Certificate entitled to receive distributions pursuant to Section 5A.02(g)(xii).

I-XS Component: A component of the Class I-X Certificate entitled to receive distributions pursuant to Section 5A.02(e)(viii).

II-CX Component: A component of the Class II-X Certificate entitled to receive distributions pursuant to Section 5B.02(e)(iii).

II-M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 3 Senior Certificates, in each case after giving effect to distributions on Pool 3 for such Distribution Date and (ii) the Class Principal Amount of the Class II-M1 Certificates immediately prior to such Distribution Date exceeds (y) the II-M1 Target Amount.

II-M1 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 79.00% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class II-M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class II-M2 Certificates immediately prior to such Distribution Date exceeds (y) the II-M2 Target Amount.

II-M2 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 84.60% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-M3 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class II-M1 and Class II-M2 Certificates, in each case after giving effect to distribution on such Distribution Date and (ii) the Class Principal Amount of the Class II-M3 Certificates immediately prior to such Distribution Date exceeds (2) the II-M3 Target Amount.

II-M3 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 86.60% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-M4 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class II-M1, Class II-M2 and Class II-M3 Certificates, in each case after giving effect to distribution on such Distribution Date and (ii) the Class Principal Amount of the Class II-M4 Certificates immediately prior to such Distribution Date exceeds (2) the II-M4 Target Amount.

II-M4 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 88.60% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-M5 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class II-M1, Class II-M2, Class II-M3 and Class II-M4 Certificates, in each case after giving effect to distribution on such Distribution Date and (ii) the Class Principal Amount of the Class II-M5 Certificates immediately prior to such Distribution Date exceeds (2) the II-M5 Target Amount.

II-M5 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 90.70% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-M6 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class II-M1, Class II-M2, Class II-M3, Class II-M4 and Class II-M5 Certificates, in each case after giving effect to distribution on such Distribution Date and (ii) the Class Principal Amount of the Class II-M6 Certificates immediately prior to such Distribution Date exceeds (2) the II-M6 Target Amount.

II-M6 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 91.70% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-M7 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5 and Class II-M6 Certificates, in each case after giving effect to distribution on such Distribution Date and (ii) the Class Principal Amount of the Class II-M7 Certificates immediately prior to such Distribution Date exceeds (2) the II-M7 Target Amount.

II-M7 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 93.00% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-M8 Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of the aggregate Class Principal Amount of the Group 3 Senior Certificates and the Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6 and Class II-M7 Certificates, in each case after giving effect to distribution on such Distribution Date and (ii) the Class Principal Amount of the Class II-M8 Certificates immediately prior to such Distribution Date exceeds (2) the II-M8 Target Amount.

II-M8 Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) 94.00% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period (after giving effect to any prepayments received during the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

II-XS Component: A component of the Class II-X Certificate entitled to receive distributions pursuant to Section 5B.02(d)(viii).

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined in clause (b) or (c) above.

Initial LIBOR Rate: 5.320% per annum.

Insurance Fee Rate: Not applicable.

Insurance Policy: Any Primary Mortgage Insurance Policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Insured Amounts: with respect to any Distribution Date, the excess, if any of the Insured Distributions for such Distribution Date over the aggregate amount available to be distributed to the Holders of the Insured Certificates on such Distribution Date in accordance with the priorities set forth in Section 5.02 of this Agreement and in Section 5B.02 hereto.

Insured Certificates: The Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A3-3, Class 3-A4, Class 3-A5 and Class 3-A7 Certificates.

Insured Distribution: With respect to the Insured Certificates, (a) for any Distribution Date, the sum of (i) the Current Interest for the related Class of Certificates for such Distribution Date, but excluding therefrom any Net Prepayment Interest Shortfalls and any Relief Act Reductions allocable to the related Class of Certificates on such Distribution Date, and (ii) the amount of any Pool 3 Applied Loss Amount allocated to the related Class of Certificates on such Distribution Date, and (b) for the Distribution Date in May 2037, the Class Principal Amount of the related Class of Certificates to the extent unpaid on such Distribution Date (after giving effect to all distributions to be made on such date from sources other than the Certificate Insurance Policy).

Interest Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to (a) the sum of (1) all interest collected (other than in connection with Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the applicable Servicers, the Master Servicer or the Trustee (solely acting in its capacity as successor master servicer), minus (w) the PMI Insurance Premiums, if any, related to the Mortgage Loans in such Mortgage Pool, (x) the Servicing Fee with respect to such Mortgage Loans in such Mortgage Pool and (y) previously unreimbursed Advances and other amounts due to the Servicers, the Master Servicer or the Trustee (solely acting in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to such Mortgage Loans to the extent allocable to interest, (2) any amounts actually paid by the Servicers with respect to Prepayment Interest Shortfalls and any Compensating Interest Payments with respect to the Mortgage Loans in such Mortgage Pool with respect to the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the relevant Collection Period), (3) the portion of any Purchase Price (or FPD Purchase Price (excluding any FPD Premiums) payable with respect to a First Payment Default Mortgage Loan) or Substitution Amount paid with respect the Mortgage Loans in such Mortgage Pool during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the relevant Collection Period) allocable to interest, and (4) all Net Liquidation Proceeds, any Subsequent Recovery, Insurance Proceeds and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the relevant Collection Period), to the extent allocable to interest, for each Mortgage Pool, as reduced by (b) the product of (i) the related Pool Percentage for such Distribution Date and (ii) any other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer or each Servicer to the extent provided in this Agreement and the related Servicing Agreement, and each Custodian pursuant to the related Custodial Agreement; provided, however, that in the case of the Trustee, such reimbursable amounts to the Trustee payable from the Interest Remittance Amount and the Principal Remittance Amount may not exceed $500,000 during any Anniversary Year up to and including the Anniversary Year in which the Stepdown Date occurs and $200,000 during any Anniversary Year thereafter (the “Applicable Maximum Reimbursement Amount”). In the event that the Trustee incurs reimbursable amounts in excess of the Applicable Maximum Reimbursement Amount in any Anniversary Year, it may obtain reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than the Applicable Maximum Reimbursement Amount in aggregate be reimbursed to the Trustee per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded in determining the Applicable Maximum Reimbursement Amount limitation on reimbursable amounts per Anniversary Year. For the avoidance of doubt, (i) the Interest Remittance Amount available on each Swap Payment Date for distributions to the Group I Swap Account shall be equal to the Interest Remittance Amount on the related Distribution Date for the related Mortgage Pool and (ii) the Interest Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Group I Swap Account on the related Swap Payment Date.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Item 1122 Responsible Party: With respect to the criteria to be addressed under Item 1122 of Regulation AB, the attesting party as indicated in the table attached hereto at Exhibit O.

Late Payment Rate: As set forth in the Certificate Insurance Policy.

Latest Possible Maturity Date: The Distribution Date occurring in May 2037.

LBH: Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR: (a) With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(b) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If any such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Trustee and any NIMS Insurer), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

(c) The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate: Any Class 1-A2, Class 2-A1, Class A2, Class 3, Class 2-AIO, Class 3-A1, , Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8, Class I-M9 and Class I-M10 Certificates, and on and after each Distribution Date beginning on the Distribution Date in March 2012, the Class 1-A1 Certificates.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff, condemnation proceeds, Insurance Proceeds, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan by foreclosure or deed in lieu of foreclosure, including any amounts remaining in the related Escrow Account.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

Lower-Tier Interest: As described in the Preliminary Statement.

Lower-Tier REMIC: Any of Pooling REMIC I, Pooling REMIC II, Lower-Tier REMIC I or Lower-Tier REMIC II.

LPMI Policy: A Primary Mortgage Insurance Policy issued by a Qualified Insurer pursuant to which the related premium is to be paid from payments by the mortgagee.

LTURI-holder: The holder of the Pooling REMIC I Regular Interests and/or the Pooling REMIC II Regular Interests, as the case may be, which upon the occurrence of a Section 7.01(d) Purchase Event, shall be the Master Servicer or its designee, including any trustee in its capacity as a trustee in any privately placed securitization.

Master Servicer: Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Remittance Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Master Servicing Fee: As to any Distribution Date, an amount equal to one-twelfth the product of (a) the Master Servicing Fee Rate and (b) the outstanding principal balance of each Mortgage Loan.

Master Servicing Fee Rate: 0.00% per annum.

Material Defect: As defined in Section 2.02(c) hereof.

Maximum Rate: For any Mortgage Loan, the per annum rate specified in the related mortgage note which the related Mortgage Rate will never exceed.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

MGIC: Mortgage Guaranty Insurance Corporation, or any successor in interest.

MGIC Letter Agreement: Not applicable.

Middle-Tier Interest: As described in the Preliminary Statement.

Middle-Tier REMIC: Any of Middle-Tier REMIC IA, Middle-Tier REMIC IB or Middle-Tier REMIC II, as applicable.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Sale Agreement: The mortgage loan sale and assignment agreement dated as of April 1, 2007, for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the city, state and zip code of the Mortgaged Property; (iii) the original principal amount of the Mortgage Loan; (iv) the Mortgage Rate at origination; (v) the monthly payment of principal and interest at origination; (vi) the Mortgage Pool in which such Mortgage Loan is included; (vii) the applicable Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate; (viii) the applicable Custodian with respect to the Mortgage File related to such Mortgage Loan; (ix) where applicable, whether such Mortgage Loan is covered by any Bulk PMI Policy or LPMI Policy and the applicable PMI Insurer and the applicable Insurance Fee Rate; and (x) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the methods of calculation of the Prepayment Premium. The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: Any of Pool 1, Pool 2 or Pool 3.

Mortgage Rate: With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by any Relief Act Reductions.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Funds Cap: Any of the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap, the Pool 1-2 Subordinate Net Funds Cap or the Pool 3 Net Funds Cap, as the context requires.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of (i) the Servicing Fee Rate for such Mortgage Loan and (ii) the Insurance Fee Rate, if applicable.

Net Prepayment Interest Shortfall: With respect to any Master Servicer Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over the sum of (i) any Prepayment Interest Excess with respect to the Mortgage Loans for such date and (ii) any amounts paid with respect to such shortfalls by the Servicers pursuant to the Servicing Agreements.

Net Swap Payment: With respect to each Swap Payment Date, the sum of (i) the net payment required to be made pursuant to the terms of the Group I Swap Agreement, which net payment shall not take into account any Swap Termination Payment, and (ii) any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Group I Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

NIM Redemption Amount: Any of the Group I NIM Redemption Amount or Group II NIM Redemption Amount, as applicable.

NIM Residual Securities: Any preference shares, ownership certificate or other residual certificates issued in connection with any Group I NIM Securities or Group II NIM Securities, as applicable.

NIMS Agreement: Any agreement pursuant to which any NIM Securities are issued.

NIMS Insurer: One or more insurers issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notice of Nonpayment: The notice to be delivered by the Trustee to the Certificate Insurer with respect to any Distribution Date pursuant to Section 5.06(a), which shall be in the form attached to the Certificate Insurance Policy.

Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate: Any of the Class 2-AIO, Class 3-A3-3 and Class 3-AIO Certificates.

Offered Certificates: Collectively, the Group 1 Senior Certificates, the Group 2 Senior Certificates, the Group I Subordinate Certificates and the Group II Certificates.

Offered Subordinate Certificates: The Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8, Class I-M9, Class I-M10, Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-M7 and Class II-M8 Certificates.

Offering Document: The Prospectus.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and which may be in-house or outside counsel to the Depositor, the Master Servicer or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC.

Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Offered Certificate other than the Class I-X, Class II-X, Class 1-P, Class 2-P, Class 3-P, Class I-LT-R, Class II-LT-R, Class I-R and Class II-R Certificates, the Percentage Interest evidenced thereby shall equal the Certificate Principal Amount thereof divided by the Class Principal Amount of all Certificates of the same Class. With respect to the I-X, Class II-X, Class 1-P, Class 2-P, Class 3-P, Class I-LT-R, Class II-LT-R, Class I-R and Class II-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

Permitted Servicing Amendment: Any amendment to any Servicing Agreement pursuant to Section 11.03(a)(ii) hereunder in connection with any servicing transfer or transfer of any servicing rights.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

PMI Insurance Premium: With respect to each Distribution Date and each Pool 3 Mortgage Loan covered by a Bulk PMI Policy or other lender-paid Primary Mortgage Insurance Policy, the product of (a) one-twelfth of the applicable Insurance Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

PMI Insurer: MGIC and PMI Mortgage.

PMI Letter Agreement: Not applicable.

PMI Mortgage: PMI Mortgage Insurance Co. and its successors in interest.

Policy Payments Account: A separate Trust Account created and maintained by the Trustee to which payments under the Certificate Insurance Policy are deposited.

Pool 1 or Pool 1 Mortgage Loans: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Monthly Excess Cashflow: With respect to any Distribution Date, an amount equal to the sum of (i) the Pool 1 Monthly Excess Interest for such Distribution Date, (ii) the product of (x) the Senior Proportionate Percentage for Pool 1 and (y) the Pool 1-2 Aggregate Overcollateralization Release Amount for such Distribution Date and (iii) any remaining Principal Distribution Amount for such Distribution Date, with respect to Pool 1, after applying the principal payment priority set forth in Section 5A.02(d)(i)(C)(1).

Pool 1 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 1 remaining after application of clauses (i) through (iii) of Section 5A.02(b) on such date.

Pool 1 Net Funds Cap: For each Distribution Date and the Group 1 Senior Certificates, an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 1 Optimal Interest Remittance Amount for such date over (ii) the product of (x) the Group 1 Swap Percentage and (y) any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Optimal Interest Remittance Amount: For each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates for the Pool 1 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Pool 1 Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 1-2 Aggregate Loan Balance: As of any date of determination, an amount equal to the aggregate of the Pool Balances of Pool 1 and Pool 2 as of such date.

Pool 1-2 Aggregate Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the aggregate Class Principal Amount of the Group I Certificates, after giving effect to distributions on such Distribution Date.

Pool 1-2 Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount related to the Mortgage Loans in Pool 1 and Pool 2 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 1-2 Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for Pool 1 and Pool 2 for such date is applied in reduction of the Certificate Principal Amounts of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group I Subordinate Certificates) exceeds (2) the Pool 1-2 Targeted Overcollateralization Amount.

Pool 1-2 Applied Loss Amount: With respect to any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 1 and Pool 2 (in the aggregate) during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the aggregate Class Principal Amount of the Group I Certificates exceeds the Pool 1-2 Aggregate Loan Balance for such Distribution Date.

Pool 1-2 Basis Risk Payment: With respect to any Distribution Date, an amount equal to (A) the sum of (i) any Basis Risk Shortfall for such Distribution Date applicable to the Group I Certificates, (ii) any Unpaid Basis Risk Shortfall from previous Distribution Dates applicable to the Group I Certificates, and (iii) any Pool 1-2 Required Reserve Fund Amount for such Distribution Date. The amount of the Pool 1-2 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 1-2 Monthly Excess Cashflow otherwise available for distribution pursuant to Section 5A.02(e) of this Agreement.

Pool 1-2 Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06(a) of this Agreement but which is not an asset of any of the REMICs.

Pool 1-2 Cumulative Loss Trigger Event: With respect to any Distribution Date, a Pool 1-2 Cumulative Loss Trigger Event shall occur if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans in Pool 1 and Pool 2 from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 1-2 Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage

May 2009 through April 2010	0.35% for the first month plus an additional 1/12th of 0.55% for each month thereafter

May 2010 through April 2011	0.90% for the first month plus an additional 1/12th of 0.70% for each month thereafter

May 2011 through April 2012	1.60% for the first month plus an additional 1/12th of 0.70% for each month thereafter

May 2012 through April 2013	2.30% for the first month plus an additional 1/12th of 0.40% for each month thereafter

May 2013 through April 2014	2.70% for the first month plus an additional 1/12th of 0.05% for each month thereafter

May 2014 and thereafter	2.75%

Pool 1-2 Cut-off Date Balance: With respect to the Mortgage Loans in Pool 1 and Pool 2 on the Closing Date, the Pool 1-2 Aggregate Loan Balance as of the Cut-off Date.

Pool 1-2 Delinquency Event: With respect to any Distribution Date, a Pool 1-2 Delinquency Event shall occur if the Pool 1-2 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40.00% of the Pool 1-2 Senior Enhancement Percentage for such Distribution Date.

Pool 1-2 Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 1 and Pool 2 which are 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool 1-2 Aggregate Loan Balance as of the close of business on the last day of such month.

Pool 1-2 Initial Optional Termination Date: The Distribution Date occurring in the month following the month in which the Pool 1-2 Aggregate Loan Balance initially declines to less than 10.00% of the aggregate Pool 1-2 Cut-off Date Balance.

Pool 1-2 Monthly Excess Cashflow: With respect to any Distribution Date, the sum of the Pool 1 Monthly Excess Cashflow and Pool 2 Monthly Excess Cashflow for such date.

Pool 1-2 Monthly Excess Interest: With respect to any Distribution Date, the sum of Pool 1 Monthly Excess Interest and Pool 2 Monthly Excess Interest.

Pool 1-2 Net Excess Spread: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the aggregate of the Interest Remittance Amount for Pool 1 and Pool 2 for such Distribution Date exceeds (b) the Current Interest payable with respect to the Group 1 Senior Certificates, Group 2 Senior Certificates and the Group I Subordinate Certificates for such Date and (ii) twelve, and the denominator of which is the Pool 1-2 Aggregate Loan Balance for such Distribution Date.

Pool 1-2 Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Pool 1-2 Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Pool 1-2 Aggregate Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group I Subordinate Certificates resulting from the distribution of the Principal Distribution Amount for Pool 1 and Pool 2 on such Distribution Date, but prior to allocation of any Pool 1-2 Applied Loss Amount on such Distribution Date to the Group I Certificates.

Pool 1-2 Overcollateralization Floor: With respect to any Distribution Date after the Pool 1-2 Stepdown Date, 0.35% of the Pool 1-2 Aggregate Loan Balance as of the Cut-off Date.

Pool 1-2 Percentage: With respect to either Pool 1 or Pool 2 and any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Pool 1-2 Aggregate Loan Balance for such date.

Pool 1-2 Purchase Price: A price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan in Pool 1 and Pool 2 on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate to the Due Date in the Due Period immediately preceding the related Distribution Date, (ii) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory- or abusive-lending law arising from or in connection with the origination of such Mortgage Loan, (iii) the amount of any unreimbursed Servicing Advances and amounts owed to the Trustee hereunder with respect to such Mortgage Loans, (iv) the fair market value of any REO Property and any other property held by the Trust Fund with respect to such Mortgage Loans, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase and (v) any unpaid Net Swap Payment and any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the Master Servicer’s option to purchase the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans.

Pool 1-2 REMIC Net Funds Cap: With respect to any Distribution Date (and the related Accrual Period) and any Class of Certificates, an amount equal to (i) the weighted average of the interest rates on the regular interests in Middle-Tier REMIC IA (other than the Class MTIA-IO Interests), weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period, multiplied by (ii) the quotient of (a) 30 divided by (b) the actual number of days in the Accrual Period.

Pool 1-2 Required Reserve Fund Amount: With respect to any Distribution Date on which the Pool 1-2 Net Excess Spread is less than 0.25%, the amount, if any by which (a) the product of 1.00% and the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group I Subordinate Certificates immediately prior to such Distribution Date exceeds (b) the amount on deposit in the Pool 1-2 Basis Risk Reserve Fund immediately prior to such date. With respect to any Distribution Date on which the Pool 1-2 Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which $1,000 exceeds the amount on deposit in the Pool 1-2 Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amounts of each of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group I Subordinate Certificates has been reduced to zero, the Pool 1-2 Required Reserve Fund Amount shall be zero.

Pool 1-2 Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool 1-2 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Pool 1-2 Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of (x) the aggregate Class Principal Amount of the Group I Subordinate Certificates and (y) the Pool 1-2 Aggregate Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount for Pool 1 and Pool 2 has been distributed on such Distribution Date and no Pool 1-2 Trigger Event has occurred) and the denominator of which is the Pool 1-2 Aggregate Loan Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 1-2 Senior Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Pool 1-2 Stepdown Date or if a Pool 1-2 Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount for both Pool 1 and Pool 2 and (b) on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Group 2 Senior Certificates immediately prior to such Distribution Date exceeds (y) the Pool 1-2 Senior Target Amount.

Pool 1-2 Senior Target Amount: With respect to each of Pool 1 and Pool 2 and any Distribution Date an amount equal to the lesser of (a) the product of (i) 69.80% and (ii) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

Pool 1-2 Stepdown Date: The earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Group 1 Senior Certificates and the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) have each been reduced to zero and (y) the later to occur of (1) the Distribution Date in May 2010 and (2) the first Distribution Date on which the Pool 1-2 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans in Pool 1 and Pool 2 during the related Collection Period, but before giving effect to distributions on any Group 1 Senior Certificates and Group 2 Senior Certificates (other than the Class 2-AIO Certificates) such Distribution Date) is greater than or equal to 30.20%.

Pool 1-2 Subordinate Net Funds Cap: For each Distribution Date and the Group I Subordinate Certificates, the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Effective Net Funds Cap weighted on the basis of the Pool Swap Subordinate Amount for each Pool for that Distribution Date; provided, however, that on any Distribution Date after the aggregate Class Principal Amount of the Senior Certificates related to any Mortgage Pool has been reduced to zero, such weighting will be on the bases of the Pool Balance of the remaining Mortgage Pool.

Pool 1-2 Target Amount: With respect to any Distribution Date, an amount equal to the Pool 1-2 Aggregate Loan Balance for such Distribution Date minus the Pool 1-2 Targeted Overcollateralization Amount for such Distribution Date.

Pool 1-2 Targeted Overcollateralization Amount: With respect to any Distribution Date, prior to the Pool 1-2 Stepdown Date an amount equal to $17,657,469 (i.e., 2.00% of the Pool 1-2 Aggregate Loan Balance as of the Cut-off Date) and (y) for any Distribution Date on or after the Pool 1-2 Stepdown Date, the greater of (1) the lesser of (a) $17,657,469 and (b) 4.00% of the Pool 1-2 Aggregate Loan Balance as of the last day of the Collection Period and (2) the Pool 1-2 Overcollateralization Floor; provided, however, for any Distribution Date on or after the Pool 1-2 Stepdown Date and for which a Pool 1-2 Trigger Event is in effect, the Pool 1-2 Targeted Overcollateralization Amount will be equal to the Pool 1-2 Targeted Overcollateralization Amount in effect for the immediately preceding Distribution Date.

Pool 1-2 Termination Event: As defined in Section 7.01(a).

Pool 1-2 Trigger Event: With respect to any Distribution Date, means that either a Pool 1-2 Delinquency Event or a Pool 1-2 Cumulative Loss Trigger Event is in effect for such Distribution Date.

Pool 2 or Pool 2 Mortgage Loans: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2 Monthly Excess Cashflow: With respect to any Distribution Date, an amount equal to the sum of (i) the Pool 2 Monthly Excess Interest for such Distribution Date, (ii) the product of (x) the Senior Proportionate Percentage for Pool 2 and (y) the Pool 1-2 Aggregate Overcollateralization Release Amount for such Distribution Date and (iii) any remaining Principal Distribution Amount for such Distribution Date, with respect to Pool 2, after applying the principal payment priority set forth in Section 5A.02(d)(i) or Section 5A.02(d)(ii), as applicable.

Pool 2 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 2 remaining after application of clauses (i) through (iii) of Section 5A.02(c) on such date.

Pool 2 Net Funds Cap: For each Distribution Date and the Class 2-A1 and Class 2-A2 Certificates, an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Pool 2 Optimal Interest Remittance Amount for such date over (ii) the product of (x) the Group 2 Swap Percentage and (y) the product of (i) any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Group I Swap Agreement for such Distribution Date and (ii) a percentage, the numerator of which is the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Pool Swap Subordinate Amount for Pool 2 and the denominator which is the aggregate Class Principal Amount of the Class 2-A1 and Class 2-A2 Certificates and the Pool Swap Subordinate Amount for Pool 2 and (2) 12, and the denominator of which is the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Effective Net Funds Cap: For each Distribution Date, an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 2 Optimal Interest Remittance Amount for such Distribution Date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 2 and (2) 12, and the denominator of which is the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Optimal Interest Remittance Amount: With respect to any Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 2 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 3 or Pool 3 Mortgage Loans: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

Pool 3 Adjusted Net WAC: For each Distribution Date and the Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates, an annual rate equal to the excess of (1) the Pool 3 Net WAC over (2) the product of (i) 0.08% per annum and (ii) a fraction, (a) the numerator of which is the aggregate Class Principal Amount of the 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates, in each case, without giving effect to distributions on such Distribution Date, and (b) the denominator of which is the Pool Balance for Pool 3 as of the first day of the related Collection Period.

Pool 3 Applied Loss Amount: With respect to any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 3 during the related Collection Period and distributions of principal on such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group II Certificates exceeds (y) the Pool Balance of the Mortgage Loans in Pool 3 for such Distribution Date.

Pool 3 Basis Risk Payment. With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date applicable to the Group II Certificates, (ii) any Unpaid Basis Risk Shortfall from previous Distribution Dates applicable to the Group 2 Senior Certificates and (iii) any Pool 3 Required Reserve Fund Amount applicable to the Pool 3 Basis Risk Reserve Fund for such Distribution Date. The amount of the Pool 3 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 3 Monthly Excess Cashflow otherwise available for distribution pursuant to Section 5B.02(d) of this Agreement.

Pool 3 Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06(c) of this Agreement but which is not an asset of any of the REMICs for the benefit of the Group II Certificates.

Pool 3 Cumulative Loss Trigger Event: With respect to any Distribution Date, a Pool 3 Cumulative Loss Trigger Event shall occur if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans in Pool 3 from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 3 Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:
Distribution Date	Loss Percentage

May 2009 through April 2010	0.45% for the first month plus an additional 1/12th of 0.65% for each month thereafter

May 2010 through April 2011	1.10% for the first month plus an additional 1/12th of 0.85% for each month thereafter

May 2011 through April 2012	1.95% for the first month plus an additional 1/12th of 0.85% for each month thereafter

May 2012 through April 2013	2.80% for the first month plus an additional 1/12th of 0.50% for each month thereafter

May 2013 through April 2014	3.30% for the first month plus an additional 1/12th of 0.05% for each month thereafter

May 2014 and thereafter	3.35%

Pool 3 Cut-off Date Balance: With respect to the Mortgage Loans in Pool 3 on the Closing Date, the Pool Balance of such Mortgage Loans as of the Cut-off Date.

Pool 3 Delinquency Event: With respect to any Distribution Date, a Pool 3 Delinquency Event shall occur if the Pool 3 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 25.18% of the Pool 3 Senior Enhancement Percentage for such Distribution Date.

Pool 3 Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 3 which are 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance for Pool 3 as of the close of business on the last day of such month.

Pool 3 Initial Optional Termination Date: The Distribution Date occurring in the month following the month in which the Pool Balance of Pool 3 initially declines to less than 10.00% of the Pool 3 Cut-off Date Balance.

Pool 3 Monthly Excess Cashflow: With respect to any Distribution Date, an amount equal to the sum of (i) the Pool 3 Monthly Excess Interest for such Distribution Date, (ii) the Pool 3 Overcollateralization Release Amount for such Distribution Date and (iii) any remaining Principal Distribution Amount for such Distribution Date after applying the principal payment priority set forth in Section 5B.02(c)(i) or Section 5B.02(c)(ii), as applicable.

Pool 3 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount for Pool 3 remaining after application pursuant to clauses (b)(i) through (iv) of Section 5B.02 on such date.

Pool 3 Net Excess Spread: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the Interest Remittance Amount for Pool 3 for such Distribution Date exceeds (b) the Current Interest payable with respect to the Group II Certificates for such date and (ii) twelve, and the denominator of which is the Pool Balance for Pool 3 for such Distribution Date.

Pool 3 Net Funds Cap: With respect to any Distribution Date and the Group II Certificates, an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (i) the Pool 3 Optimal Interest Remittance Amount for such Distribution Date and (ii) 12, and the denominator of which is the Pool Balance of Pool 3 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 3 Net WAC: With respect to Pool 3, an annual rate equal to the weighted average of the Net Mortgage Rates for the Mortgage Loans in the Pool 3 as of the first day of the related Collection Period, weighted on the basis of their Scheduled Principal Balances at the beginning of the related Collection Period.

Pool 3 Optimal Interest Remittance Amount: With respect to any Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 3 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for Pool 3 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans in Pool 3 for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Pool 3 Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Pool Balance for Pool 3 such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the aggregate Class Principal Amount of the Group II Certificates, in each case after giving effect to distributions on such Distribution Date.

Pool 3 Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Pool 3 Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Pool 3 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Amount of the Group II Certificates resulting from the distribution of the Principal Distribution Amount for Pool 3 on such Distribution Date, but prior to allocation of any Pool 3 Applied Loss Amount on such Distribution Date to the Group II Certificates.

Pool 3 Overcollateralization Floor: An amount equal to 0.35% of the Pool 3 Cut-off Date Loan Balance.

Pool 3 Overcollateralization Release Amount: With respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for Pool 3 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 3 Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied in reduction of the Certificate Principal Amounts of the Group II Certificates) exceeds (2) the Pool 3 Targeted Overcollateralization Amount.

Pool 3 Purchase Price: A price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan in Pool 3 on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate to the Due Date in the Due Period immediately preceding the related Distribution Date, (ii) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory- or abusive-lending law arising from or in connection with the origination of such Mortgage Loan, (iii) the amount of any unreimbursed Servicing Advances and amounts owed to the Trustee hereunder with respect to such Mortgage Loans, (iv) the fair market value of any REO Property and any other property held by the Trust Fund with respect to such Mortgage Loans, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase, (v) any amounts owed to the Certificate Insurer under the Certificate Insurance Policy or the Commitment Letter and (vi) any unpaid Net Swap Payment and any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the Master Servicer’s option to purchase the Pool 3 Mortgage Loans.

Pool 3 REMIC Net Funds Cap: With respect to any Distribution Date (and the related Accrual Period) and any Class of Certificates, an amount equal to (i) the weighted average of the interest rates on the regular interests in Lower-Tier REMIC 2 (other than any interest-only interest), weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period and determined by reducing the interest rate of the class LT2-3-A3-2 interest by a per annum rate of 1.00%, multiplied by (ii) the quotient of (a) 30 divided by (b) the actual number of days in the Accrual Period.

Pool 3 Required Reserve Fund Amount: With respect to any Distribution date on which the Pool 3 net Excess Spread is less than 0.25% the amount if any, by which (a) the product of 1.00% and the aggregate Class Principal Amount of the Group II Certificates immediately prior to such Distribution Date exceeds (b) the amount on deposit in the Pool 3 Basis Risk Reserve Fund immediately prior to that date. With respect to any Distribution Date on which the Pool 3 Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which $1,000 exceeds the amount on deposit on the Pool 3 Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amounts of each of the Group II Certificates has been reduced to zero, the Pool 3 Required Reserve Amount shall be zero.

Pool 3 Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool 3 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Pool 3 Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group II Subordinate Certificates and the Pool 3 Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount for Pool 3 has been distributed on such Distribution Date and no Pool 3 Trigger Event has occurred) and the denominator of which is the Pool Balance for Pool 3 for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 3 Senior Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Pool 3 Stepdown Date or if a Pool 3 Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount for Pool 3 and (b) on or after the Pool 3 Stepdown Date and as long as a Pool 3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group 3 Senior Certificates immediately prior to such Distribution Date exceeds (y) the Pool 3 Senior Target Amount.

Pool 3 Senior Priority: The priority set forth in Section 5B.02(c)(1)(A).

Pool 3 Senior Target Amount: With respect to Pool 3 and any Distribution Date an amount equal to the lesser of (a) the product of (i) 72.20% and (ii) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for Pool 3 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3 Overcollateralization Floor.

Pool 3 Stepdown Date: The earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Group 2 Senior Certificates have each been reduced to zero and (y) the later to occur of (1) the Distribution Date in May 2010 and (2) the first Distribution Date on which the Pool 3 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Pool 3 Mortgage Loans during the related Collection Period, but before giving effect to distributions on any Group II Certificates on such Distribution Date) is greater than or equal to 27.80%.

Pool 3 Target Amount: With respect to any Distribution Date, an amount equal to the Pool Balance for Pool 3 for such Distribution Date minus the Pool 3 Targeted Overcollateralization Amount for such Distribution Date.

Pool 3 Targeted Overcollateralization Amount: With respect to any Distribution Date prior to the Pool 3 Stepdown Date an amount equal to $22,921,816 (i.e., 3.00% of the Pool Balance for Pool 3 as of the Cut-off Date) and (y) for any Distribution Date on or after the Pool 3 Stepdown Date, the greater of (1) the lesser of (a) $22,921,816 and (b) 6.00% of the Pool Balance for Pool 3 as of the last day of the Collection Period and (2) the Pool 3 Overcollateralization Floor; provided, however, for any Distribution Date on or after the Pool 3 Stepdown Date and for which a Pool 3 Trigger Event is in effect, the Pool 3 Targeted Overcollateralization Amount will be equal to the Pool 3 Targeted Overcollateralization Amount in effect for the immediately preceding Distribution Date.

Pool 3 Termination Event: As defined in Section 7.01(a).

Pool 3 Trigger Event: With respect to any Distribution Date, means that either a Pool 3 Delinquency Event or a Pool 3 Cumulative Loss Trigger Event is in effect for such Distribution Date.

Pool Balance: With respect to each Mortgage Pool, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in such Mortgage Pool at the date of determination.

Pool Percentage: With respect to each Mortgage Pool and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date.

Pool Subordinate Amount: With respect to either Pool 1 or Pool 2 and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date (or on the Cut-off Date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the Group 1 Senior Certificates (in the case of Pool 1) or the aggregate Class Principal Amount of the Group 2 Senior Certificates (in the case of Pool 2) immediately prior to the related Distribution Date; provided, that such amount shall never be less than zero.

Pool Swap Subordinate Amount: With any of Pool 1 or Pool 2 and any Distribution Date, the product of (i) the aggregate Class Principal Amount of the Group I Subordinate Certificates immediately prior to the related Distribution Date and (ii) a fraction, the numerator of which is the Pool Subordinate Amount for the related Mortgage Pool and the denominator of which is the sum of the Pool Subordinate Amounts for Pool 1 and Pool 2.

Pooling REMIC I Regular Interests: Lower-Tier Interests in Pooling REMIC I as described in the Preliminary statement.

Pooling REMIC II Regular Interests: Lower-Tier Interests in Pooling REMIC II, as described in the Preliminary Statement.

Pooling REMIC Regular Interests: Any of the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests, as applicable.

Preference Amounts: Any payment of principal or interest previously distributed to a Holder on an Insured Certificate, which would have been covered under the Certificate Insurance Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the Bankruptcy Code in accordance with a final, non-appealable order a court of competent jurisdiction.

Prepayment Interest Excess: With respect to any Distribution Date and any Mortgage Loan for which Aurora is the primary servicer, any Principal Prepayment in full received on the Mortgage Loans from the first day through the sixteenth (16th) day of the month during which such Distribution Date occurs, all amounts paid in respect of interest at the applicable Net Mortgage Rate on such Principal Prepayment.

Prepayment Interest Shortfall: With respect to any Distribution Date and (x) any Principal Prepayment in full (with respect to those Mortgage Loans serviced by Servicers other than Aurora) and (y) any Principal Prepayment in full with respect to those Mortgage Loans serviced by Aurora if such Principal Prepayment is received on or after the seventeenth (17th) day of the month immediately preceding the month of such Distribution Date, but on or before the last day of the month immediately preceding the month of such Distribution Date, the difference between (i) one full month’s interest at the applicable Net Mortgage Rate (after giving effect to any applicable Relief Act Reduction) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period: With respect to those Mortgage Loans serviced by Servicers other than Aurora and any Distribution Date and any Principal Prepayment, whether in part or in full (including any liquidation), the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Principal Prepayment in full (including any liquidation) with respect to those Mortgage Loans serviced by Aurora, the period from the seventeenth day of the month immediately preceding the month of such Distribution Date to the sixteenth (16th) day of the month of such Distribution Date (except in the case of the May 2007 Distribution Date, for which the related Prepayment Period will be the period from April 1, 2007 through May 16, 2007). With respect to those Mortgage Loans serviced by Aurora, any Distribution Date and any Principal Prepayment in part, the calendar month immediately preceding the month in which such Distribution Date occurs.

Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan with respect to which the Seller owns the servicing rights, as indicated in the Mortgage Loan Schedule. Prepayment Premiums shall not be included in the Principal Remittance Amount or the Interest Remittance Amount with respect to any Pool.

Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan, including any Bulk PMI Policy or any LPMI Policy, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the borrower or the Seller on behalf of the Trust Fund.

Principal Distribution Amount: With respect to any Distribution Date, and for each of Pool 1 and Pool 2, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 1-2 Aggregate Overcollateralization Release Amount attributable to such Mortgage Pool based on the Senior Proportionate Percentage for such Mortgage Pool, if any, for such Distribution Date. With respect to any Distribution Date and Pool 3, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 3 Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the related Servicing Agreement.

Principal Remittance Amount: With respect to any Distribution Date and each Mortgage Pool, (a) the sum of (i) all principal collected (other than in connection with Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period whether by the applicable Servicer, the Master Servicer or the Trustee (solely in its capacity as successor master servicer) (less unreimbursed Advances due to the Master Servicer, any Servicer, or the Trustee, in its capacity as successor master servicer, with respect to the related Mortgage Loans) to the extent allocable to principal, (ii) all Principal Prepayments in full or in part received during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), (iii) the outstanding principal balance of each Mortgage Loan (excluding any FPD Premium) in such Mortgage Pool that was purchased from the Trust Fund by the Seller or the related Transferor during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), or the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent) from such Mortgage Pool, (iv) the portion of the Purchase Price (or FPD Purchase Price (excluding any FPD Premium) payable with respect to a First Payment Default Mortgage Loan) or the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan in such Mortgage Pool during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period) allocable to principal, and (v) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period (or in the case of Mortgage Loans serviced by Aurora, the related Collection Period), to the extent allocable to principal, as reduced by (b) to the extent not reimbursed from the Interest Remittance Amount, other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer and each Servicer to the extent provided in this Agreement and each Servicing Agreement, and to the Custodian pursuant to the Custodial Agreement; provided, however, in the case of the Trustee such reimbursement may not exceed the Applicable Maximum Reimbursement Amount. In the event the Trustee incurs reimbursable amounts in excess of the Applicable Maximum Reimbursement Amount, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than the Applicable Maximum Reimbursement Amount be reimbursed to the Trustee per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded in determining the Applicable Maximum Reimbursement Amount limitation on reimbursable amounts per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded in determining the Applicable Maximum Reimbursement Amount limitation on reimbursable amounts per Anniversary Year. For the avoidance of doubt, (i) the Principal Remittance Amount available on each Swap Payment Date for distributions to the Group I Swap Account shall be equal to the Principal Remittance Amount on the related Distribution Date for the applicable Mortgage Pool and (ii) the Principal Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Group I Swap Account on the related Swap Payment Date.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated May 10, 2007 together with the accompanying prospectus dated March 26, 2007, relating to the Offered Certificates.

Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to Section 2.05 of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) the amount of any unreimbursed Servicing Advances with respect to such Mortgage Loan; (d) any costs and damages incurred by the Trust Fund with respect to such Mortgage Loan in connection with any violation of any federal, state or local predatory or abusive lending laws or other similar laws arising from or in connection with the origination of such Mortgage Loan; (e) the fair market value of all other property being purchased (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) and (f) any unpaid Reimbursement Amounts due to the Certificate Insurer with respect to any Class of Insured Certificates. The Master Servicer, each Servicer (or the Trustee, in its capacity as successor master servicer, if applicable) and each Custodian shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan or related REO Property that are reimbursable to the Master Servicer or such Servicer under this Agreement, the related Servicing Agreement (or to the Trustee hereunder in its capacity as successor master servicer) or the related Custodial Agreement, together with any accrued and unpaid compensation due to the Master Servicer, any Servicer, each Custodian or the Trustee hereunder or thereunder.

QIB: As defined in Section 3.03(c).

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv) provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business related to this transaction and to write the insurance provided in connection therewith and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the ratings of the Certificates.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if applicable, has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if applicable, has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan, (vii) if applicable, has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (viii) has the same Due Date as the Deleted Mortgage Loan, (ix) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan; provided, that in no case should such substitute Mortgage Loan have a maturity date later than the Final Scheduled Distribution Date; (x) is current as of the date of substitution, (xi) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xii) has been underwritten by the Transferor in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiv) is secured by the same property type as the Deleted Mortgage Loan, (xv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the related Mortgage Loan Sale Agreement, (xvi) has the same or higher lien position as the Deleted Mortgage Loan, (xvii) is covered by a Primary Mortgage Insurance Policy if the Deleted Mortgage Loan was so covered, (xviii) contains provisions covering the payment of Prepayment Premium by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan and (xix) for any Mortgage Loan to be substituted into Pool 1, has an original Scheduled Principal Balance within the maximum dollar amount limitations prescribed by Fannie Mae for conforming one-to-four family first and second lien residential mortgaged properties. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xiii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity; provided, that the stated maturity date of any Qualifying Substitute Mortgage Loan shall not be later than the Final Scheduled Distribution Date, the Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualifying Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency: Each of Moody’s, Fitch and S&P.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date: With respect to the LIBOR Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class 1-A1 Certificates and the Group II Certificates, and the Class 1-P, Class 2-P, Class 3-P, Class I-X, Class II-X, Class I-LT-R, Class II-LT-R, Class I-R and Class II-R Certificates and any Class of Definitive Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S: Not applicable.

Regulation S Global Security: Not applicable.

Reimbursement Amounts: As to any Distribution Date, the sum of (i) all Insured Amounts paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 5.02, plus (ii) interest accrued on such Insured Amounts not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Amounts.

Related Senior Principal Distribution Amount: For each of Pool 1 and Pool 2 for any Distribution Date will be equal to the lesser of (x) the sum of the Class Principal Amounts of the Group 1 Senior Certificates (with respect to Pool 1) and the Group 2 Senior Certificates (with respect to Pool 2) and (y) the product of (a) the Pool 1-2 Senior Principal Distribution Amount and (b) the related Senior Proportionate Percentage in each case for such date.

Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on Exhibit O attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Trustee, the Paying Agent, each Custodian or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act: The Servicemembers Civil Relief Act, as amended, and any similar state law or regulation.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Collection Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC: Each pool of assets in the Trust Fund designated as a REMIC pursuant to the Preliminary Statement.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Swap Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the product of: (i) the “Rate of Payment (%)” under the Group I Swap Agreement for such Distribution Date, as set forth in Annex C to the Prospectus Supplement, (ii) 2, and (iii) the quotient of (a) the actual number of days in the related Accrual Period divided by (b) 30.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event: As defined in Section 6.20(f)(i).

Reporting Servicer: As defined in Section 6.20(e)(i).

Residual Certificates: The Class I-LT-R Certificates, Class II-LT-R Certificates, the Class I-R Certificates and the Class II-R Certificates.

Responsible Officer: When used with respect to the Trustee (including in its capacity as Paying Agent), any vice president, assistant vice president, the secretary, any assistant secretary, or any officer, working in its Corporate Trust Office, or corporate trust group, as applicable, and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate: Any Class 1-P, Class 2-P, Class 3-P, Class I-X, Class II-X, Class I-LT-R, Class II-LT-R, Class I-R or Class II-R Certificate.

Restricted Global Security: Not Applicable.

Rules: As defined in Section 6.20(c).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Scheduled Notional Amount: For each Distribution Date and the Group I Swap Agreement, the amount set forth in Exhibit N-1. The initial Scheduled Notional Amount with respect to the Group I Swap Agreement shall be $418,196,915. For each Distribution Date and the Group I Cap Agreement, the lesser of (i) the aggregate Class Principal Amount of the Group I Certificates (other than the Class 1-A1 Certificates) and (ii) the amount set forth in Exhibit N-2 for the related Distribution Date. The initial Scheduled Notional Amount for the Group I Cap Agreement shall be the lesser of (i) the aggregate Class Principal Amount of the Group I Certificates (other than the Class 1-A1 and Class 2-AIO Certificates) and (ii) $1,566,205.00. For each Distribution Date and the Class 3-A1 Cap Agreement, the lesser of (i) the aggregate Class Principal Amount of the Group II Certificates and (ii) the amount set forth in Exhibit N-3 for the related Distribution Date. The initial Scheduled Notional Amount for the Class 3-A1 Cap Agreement shall be the lesser of (i) the aggregate Class Principal Amount of the Class 3-A1 Certificates and (ii) $215,614,410.00.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or as a result of any related Deficient Valuation (in each case, excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts received thereon which are allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule. The Scheduled Principal Balance of a Liquidated Mortgage Loan shall be zero.

Section 7.01(d) Purchase Event: Any of (i) the purchase of all the Pooling REMIC I Regular Interests, (ii) the purchase of all the Pooling REMIC II Regular Interests or (iii) the purchase of the Pooling REMIC I Regular Interests and the Pooling REMIC II Regular Interests.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: Lehman Brothers Holdings Inc. or any successor in interest thereto.

Seller Remittance Amount: With respect to each Servicer, the meaning assigned to such term in the related Servicing Agreement.

Senior Certificates: Collectively, the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group II Senior Certificates.

Senior Proportionate Percentage: For Pool 1 with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date. For Pool 2 with respect to any Distribution Date a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date.

Servicer: Any Servicer that has entered into any of the Servicing Agreements listed on Exhibit E hereto, or any successor in interest.

Service(s)(ing): In accordance with Regulation AB, the act of managing or collecting payments on the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicer Remittance Date: The day in each calendar month on which each Servicer is required to remit payments to the Collection Account, as specified in the related Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day).

Servicing Advances: Expenditures incurred by the related Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the Servicing Agreement.

Servicing Agreement: Each servicing agreement or reconstituted servicing agreement identified on Exhibit E hereto, dated as of April 1, 2007, among the Seller, the Master Servicer and one of the above named Servicers, and any other servicing agreement entered into between a successor servicer and the Seller pursuant to the terms of this Agreement.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate: With respect to each Mortgage Loan, the rate specified in the related Servicing Agreement.

Servicing Function Participant: Any Subservicer, Subcontractor or any other Person, other than each Servicer, each Custodian, the Master Servicer, the Paying Agent and the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Officer: Any officer of the related Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the related Servicer to the Master Servicer or Seller upon request, as such list may from time to time be amended.

Six-Month LIBOR: The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.

Sponsor: Lehman Brothers Holdings Inc.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete material servicing functions required to be performed under this Agreement, any Servicing Agreement or any subservicing agreement, as identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of a Servicer, the Master Servicer, the Paying Agent, the Trustee or a Custodian.

Subsequent Recovery: Any amount recovered by a Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Subservicer: Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer or Additional Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees, plus any costs and damages incurred by the Trust Fund associated with violation of any federal, state or local predatory or abusive lending laws in connection with the origination of such Deleted Mortgage Loan.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Group I Swap Agreement, the Group I Swap Account, the Group I Cap Agreement, the Group I Cap Account, the Group I Collateral Account, the right to receive the Class I-X Distributable Amount to the extent provided in Section 5A.02(e)(viii) and the Class I interest in the Upper-Tier REMIC I and the right to receive Class I Shortfalls with respect to the Certificates related to Pool 1.

Swap Counterparty: The counterparty to the Supplemental Interest Trust under the Group I Swap Agreement, and any successor in interest or assigns. Initially, the Swap Counterparty shall be HSBC Bank USA, National Association.

Swap Counterparty Trigger Event: A Swap Counterparty Trigger Event shall have occurred if any of a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, a Termination Event (other than a Termination Event of Illegality or Tax Event) with respect to which the Swap Counterparty is the sole Affected Party or an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.

Swap Default: Any of the circumstances constituting an “Event of Default” under the Group I Swap Agreement.

Swap LIBOR: With respect to the Group I Swap Agreement, any Distribution Date and the related Swap Payment Date (and the Accrual Period relating to such Distribution Date), the product of (i) the Floating Rate Option (as defined in the Group I Swap Agreement) for the related Swap Payment Date as calculated by the related Swap Counterparty and furnished to the Trustee, (ii) two, and (iii) the quotient of (a) the actual number of days in the Accrual Period for the LIBOR Certificates and (b) 30.

Swap Payment Date: For so long as the Group I Swap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day prior to each Distribution Date.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Group I Swap Agreement, the payment required to be made by the Supplemental Interest Trust to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Group I Swap Agreement, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Group I Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

Tax Matters Person: The “tax matters person” as specified in the REMIC Provisions.

Telerate Page 3750: The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Event: As defined in the Group I Swap Agreement.

Termination Price: As defined in Section 7.01.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount: With respect to any Distribution Date and Pool 1 and Pool 2, the sum of (i) the Interest Remittance Amount for Pool 1 and Pool 2 for such date, (ii) the Principal Remittance Amount for Pool 1 and Pool 2 for such date, and (iii) the Prepayment Premiums with respect to Pool 1 and Pool 2. With respect to any Distribution Date and Pool 3, the sum of (i) the Interest Remittance Amount for Pool 3 for such date, (ii) the Principal Remittance Amount for Pool 3 for such date and (iii) the Prepayment Premiums with respect to Pool 3.

Transfer Agreements: As defined in the Mortgage Loan Sale Agreement.

Transferor: Each seller of Mortgage Loans to the Seller pursuant to the Transfer Agreements.

Trust Fund: The corpus of the Lehman XS Trust 2007-6 created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Transfer Agreements, the Mortgage Loan Sale Agreement and each Servicing Agreement, such amounts as shall from time to time be held in the Pool 1-2 Basis Risk Reserve Fund, the Pool 3 Basis Risk Reserve Fund, the Collection Account, Certificate Account, any Custodial Account and any Escrow Account, the Insurance Policies (or coverage thereunder), any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

Trust Fund Termination Event: The later to occur of the Pool 1-2 Termination Event or the Pool 3 Termination Event.

Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders and the Certificate Insurer under this Agreement or solely in its capacity as trustee of the Supplemental Interest Trust, as applicable, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Trustee Fee: As to any Distribution Date, any investment earnings from amounts on deposit in the Certificate Account.

UCC or Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Underwriter: Lehman Brothers Inc.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Class of Group I Certificates and Group II Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Certificates remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate, (calculated without giving effect to the applicable Net Funds Cap).

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 90% of all Voting Interests shall be allocated to the Offered Certificates. Such Voting Interests shall be allocated among the Offered Certificates (other than the Class 2-AIO, Class 3-A3 and Class 3-AIO Certificates) (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts); provided, however, that for so long as there does not exist a Certificate Insurer Default, the Certificate Insurer will have the right to exercise all rights, including voting rights, of the holders of the Insured Certificates hereunder Trust Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as otherwise provided herein. At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to the Class 2-AIO, Class 3-A3 and Class 3-AIO Certificates (in the aggregate) in proportion to their Class Notional Amounts, while they remain outstanding. At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to each of the Class 1-P, Class 2-P and Class 3-P Certificates, while they remain outstanding. At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to each of the Class I-X, Class II-X, Class I-R and Class II-R Certificates, while they remain outstanding. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests. In the case of the purchase by the Master Servicer of the Pooling REMIC I Regular Interests pursuant to a Section 7.01(d) Purchase Event, the LTURI-holder shall be allocated 100% of the Voting Interests of the Group I Certificates, the Class I-X Certificates and the Class I-R Certificates and upon such purchase any provision in this agreement which requires a vote by, a direction or notice given by, an action taken by, a request in writing by or the consent of any percentage of the Holders of any Class of Certificates may be exercised by the LTURI-holder. In the case of the purchase by the Master Servicer of the Pooling REMIC II Regular Interests pursuant to a Section 7.01(d) Purchase Event, the LTURI-holder shall be allocated 100% of the Voting Interests of the Group II Certificates, Class II-X Certificates and Class II-R Certificates and upon such purchase any provision in this agreement which requires a vote by, a direction or notice given by, an action taken by, a request in writing by or the consent of any percentage of the Holders of any Class of such Certificates may be exercised by the LTURI-holder. In the case of the purchase by the Master Servicer of the Pooling REMIC I Regular Interests and the Pooling REMIC II Regular Interests pursuant to a Section 7.01(d) Purchase Event, the LTURI-holder shall be allocated 100% of the Voting Interests and upon such purchase any provision in this agreement which requires a vote by, a direction or notice given by, an action taken by, a request in writing by or the consent of any percentage of the Holders of any Class of Certificates may be exercised by the LTURI-holder.

Section 1.02. Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

Section 1.03. Calculations Respecting Accrued Interest.

Accrued interest, if any, on the Group I Certificates (other than the Class 1-A1 Certificates prior to the Distribution Date in March 2012) and the Class 3-A1 Certificates shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period. Accrued interest on the Class 1-A1 Certificates (prior to the Distribution Date in March 2012) and the Group II Certificates (other than the Class 3-A1 Certificates) and each Lower-Tier Interest and Middle-Tier Interest shall be calculated based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a)  Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account (exclusive of investment earnings thereon), any Custodial Accounts and all amounts from time to time credited to and the proceeds of the Custodial Accounts, any Escrow Account established pursuant to Section 9.06, the Pool 1-2 Basis Risk Reserve Fund and the Pool 3 Basis Risk Reserve Fund established pursuant to Sections 5.06(a), (c) and (e), respectively, and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies (or rights to proceeds or payment under any Insurance Policies) related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing, to have and to hold (or a Custodian on its behalf), in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and the Certificate Insurer and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution of this Agreement, the Group I Swap Agreement and the Group I Cap Agreement shall be delivered to the Trustee. In connection therewith, the Depositor hereby directs the Trustee (solely in its capacity as such) and the Trustee is hereby authorized to execute and deliver the Group I Swap Agreement and the Group I Cap Agreement (each on behalf of the Supplemental Interest Trust) for the benefit of, the Group I Certificateholders (other than the Class 1-A1 and Class 2-AIO Certificateholders). The Seller, the Master Servicer, the Depositor, the Servicers and the Group I Certificateholders (other than the Class 1-A1 and Class 2-AIO Certificateholders) (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Group I Swap Agreement and the Group I Cap Agreement solely in its capacity as Trustee of the Supplemental Interest Trust and the Trust Fund and not in its individual capacity. The Trustee shall have no duty or responsibility to enter into any other swap agreement or interest rate cap agreement upon the expiration or termination of the Group I Swap Agreement or the Group I Cap Agreement.

Concurrently with the execution of this Agreement, the Class 3-A1 Cap Agreement shall be delivered to the Trustee. In connection therewith, the Depositor hereby directs the Trustee (solely in its capacity as such) and the Trustee is hereby authorized to execute and deliver the Class 3-A1 Cap Agreement for the benefit of, the Class 3-A1 Certificateholders. The Seller, the Master Servicer, the Depositor, the Servicers and the Class 3-A1 Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Class 3-A1 Cap Agreement solely in its capacity as Trustee of the Trust Fund and not in its individual capacity. The Trustee shall have no duty or responsibility to enter into any other interest rate cap agreement upon the expiration or termination of the Class 3-A1 Cap Agreement.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under each Servicing Agreement and each Transfer Agreement (including the rights to enforce the related Transferor’s obligation to repurchase First Payment Default Mortgage Loans), but only to the extent assigned under the Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.

Concurrently with the execution of this Agreement, the Certificate Insurance Policy shall be delivered to the Trustee.

It is agreed and understood by the Depositor and the Trustee (and the Seller has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligations of the Depositor, the Seller or any other Person in connection with the Mortgage Loans.

The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

(b)  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the applicable Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)  with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, as shown on Exhibit B-4 hereto, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)  if applicable, the original of any guarantee, security agreement or pledge agreement executed in connection with the Mortgage Note, assigned to the Trustee;

(iii)  with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the applicable Custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel delivered to the Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv)  the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)  with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The related Mortgage shall be assigned either (A) in blank, without recourse or (B) to “LaSalle Bank National Association, as Trustee of the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6,” without recourse;

(vi)  if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the Transferor, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel delivered to the Trustee and any NIMS Insurer that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loan;

(vii)  with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy with an original or certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title;

(viii)  if applicable, the original Primary Mortgage Insurance Policy or certificate or, an electronic certification evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

(ix)  the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

(x)  with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest; and

(xi)  with respect to any Cooperative Loan, the Cooperative Loan Documents.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c)  (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel addressed to the Trustee (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Master Servicer shall cause the applicable Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan. With respect to each Cooperative Loan, the Master Servicer, at the expense of the Depositor and with the cooperation of applicable Servicer, shall cause such Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

(ii) With respect to each MERS Mortgage Loan, the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause the Servicer to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(d)  In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e)  For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

(f)  The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

(g)  The trust created hereunder is hereby named “Lehman XS Trust 2007-6.”

Section 2.02.	Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a)  The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor, the Master Servicer, the Certificate Insurer (solely with respect to the Pool 3 Mortgage Loans) and any NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

(b)  Within 45 days after the Closing Date, the Trustee or the applicable Custodian on behalf of the Trustee, will, for the benefit of the Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Master Servicer, the Certificate Insurer (solely with respect to the Pool 3 Mortgage Loans) and any NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c)  If in the course of the review described in paragraph (b) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the applicable Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Trustee, the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d)  Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor, the Master Servicer, the Certificate Insurer (solely with respect to the Pool 3 Mortgage Loans) and any NIMS Insurer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e)  Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Certificate Insurer, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)  Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement. The Trustee is hereby authorized and directed by the Depositor to appoint the Custodians and to execute and deliver the Custodial Agreements.

(g)  Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement, each Servicing Agreement and the Bulk PMI Policies (or coverage thereunder). The Depositor hereby directs the Trustee, solely in its capacity as Trustee hereunder, to execute and deliver, concurrently with the execution and delivery of this Agreement, the MGIC Letter Agreement, the PMI Letter Agreement and each Servicing Agreement to which the Trustee is a party.

Section 2.03.	Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, the Certificate Insurer, the Master Servicer and any NIMS Insurer as of the Closing Date or such other date as is specified, that:

(i)  the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)  the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)  the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)  this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)  there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi)  immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee, any Certificateholder or any NIMS Insurer hereunder (other than a breach by the Seller of the representations made pursuant to Sections 1.04(b)(xii), 1.04(b)(xiii), 1.04(b)(xiv), 1.04(b)(xv), 1.04(b)(xvi) and 1.04(b)(xvii) of the Mortgage Loan Sale Agreement) shall be their rights to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. Pursuant to the terms of the Mortgage Loan Sale Agreement, the representations and warranties made by the Seller pursuant to Sections 1.04(b)(xii), 1.04(b)(xiii), 1.04(b)(xiv), 1.04(b)(xv), 1.04(b)(xvi) and 1.04(b)(xvii) of the Mortgage Loan Sale Agreement shall be the direct obligations of the Seller. With the exception of the immediately proceeding sentence, the Seller shall not have any other obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans sold by it if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

Section 2.04.	Discovery of Breach.

It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of each Transferor and of each Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Certificate Insurer, the Master Servicer or the Trustee of a breach of any of such representations and warranties that materially and adversely affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided, to the extent that knowledge of such breach with respect to any Mortgage Loan is known by any officer, director, employee or agent of Aurora acting in any capacity other than as Master Servicer hereunder, the Master Servicer shall not be deemed to have knowledge of any such breach until an officer of the Master Servicer has actual knowledge thereof. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee and the Certificate Insurer by the Depositor or given by any Transferor or the Seller and assigned to the Trustee, the Depositor, such Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (of in the case of a First Payment Default Mortgage Loan, the FPD Purchase Price (excluding any FPD Premium)) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders, the Certificate Insurer and any NIMS Insurer. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, then pursuant to the terms of the Mortgage Loan Sale Agreement the Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan.

Section 2.05.	Repurchase, Purchase or Substitution of Mortgage Loans.

(a)  With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement, or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds (including the FPD Purchase Price (excluding the FPD Premium) in the case of any First Payment Default Mortgage Loan) received by the Master Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price or FPD Purchase Price (excluding any FPD Premium) shall be deposited in the Collection Account or a Custodial Account, as applicable. The Trustee (i) upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, (ii) upon receipt of a written certification from the Master Servicer that it has received the full amount of the Purchase Price for a Deleted Mortgage Loan and has deposited such amount in the Collection Account or (iii) upon receipt of notification from the applicable Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Trustee, the Certificate Insurer, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Certificate Insurer, the Depositor, any NIMS Insurer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

(b)  With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the applicable Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Trustee (or the applicable Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing granting language substantially comparable to that set forth in the first paragraph of Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

(c)  Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and any NIMS Insurer has received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not cause an Adverse REMIC Event.

Section 2.06.	Grant Clause.

(a)  It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates (or the aggregate principal balance of the Pooling REMIC I Regular Interests and the Pooling REMIC II Regular Interests, as applicable) in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and the Supplemental Interest Trust and all proceeds of any and all property constituting the Trust Fund and the Supplemental Interest Trust to secure payment of the Certificates (or Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests, as applicable) (such security interest being, to the extent of the assets that constitute the Supplemental Interest Trust, pari passu with the security interest as provided in clause (4) below); (3) this Agreement shall constitute a security agreement under applicable law and (4) and (4) the Swap Counterparty shall be deemed, during the term of such agreement and while such agreement is the property of the Trustee, to have a security interest in all of the assets that constitute the Supplemental Interest Trust, but only to the extent of such Swap Counterparty’s right to payment under the Group I Swap Agreement (such security interest being pari passu with the security interest as provided in clause (2) above). If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate or Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests, as applicable, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b)  The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement. The Depositor shall, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and intermediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or intermediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

THE CERTIFICATES

Section 3.01. The Certificates.

(a)  The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or Notional Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) or Percentage Interests specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class 1-P, Class 2-P, Class 3-P, Class I-X and Class II-X Certificates shall each be maintained in definitive, fully registered form in the minimum denomination specified in the Preliminary Statement hereto and in integral multiples of 1.00% in excess thereof. Each of the Class I-LT-R, Class II-LT-R, Class 1-R and Class II-R Certificates shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

(b)  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee (or the applicable Custodian) of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by Trustee to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

Section 3.02. Registration.

(a)  The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates (and, after a Section 7.01(d) Purchase Event, the applicable Pooling REMIC Regular Interests) and shall maintain books for the registration and for the transfer of Certificates (and, after a Section 7.01(d) Purchase Event, the applicable Pooling REMIC Regular Interests) (the “Certificate Register”). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates (and, after a Section 7.01(d) Purchase Event, the applicable Pooling REMIC Regular Interests) collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any NIMS Insurer and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

(b)  Upon the occurrence of a Section 7.01(d) Purchase Event, the Master Servicer shall provide the Trustee with written notice of the identity of any transferee of the Master Servicer’s interest in the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests which notice shall contain a certification that such transferee is a permitted LTURI holder hereunder. The Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests may only be transferred in whole and not in part to no more than one LTURI-holder at a time who is either (1) an affiliate of the Master Servicer or (2) a trustee of a privately placed securitization. The Trustee and the Depositor shall treat the Person in whose name the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests are registered on the books of the Certificate Registrar as the LTURI-holder for all purposes hereunder.

Section 3.03. Transfer and Exchange of Certificates.

(a)  A Certificate (other than a Book-Entry Certificate which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) or Percentage Interest as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)  A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)  By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

(d)  (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Trustee has received (A) a certificate substantially in the form of Exhibit H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Depositor, any Servicer or any NIMS Insurer to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, the Trustee receives an Opinion of Counsel to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer, any NIMS Insurer or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Trustee shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of any such Plan, any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(ii) No transfer of an ERISA-Restricted Trust Certificate shall be made prior to the termination of the Group I Swap Agreement and the Group I Cap Agreement unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit H, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption. Notwithstanding anything else to the contrary herein, prior to the termination of the Group I Swap Agreement and the Group I Cap Agreement, any purported transfer of an ERISA-Restricted Trust Certificate on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect. If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate prior to the termination of the Group I Swap Agreement and the Group I Cap Agreement, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, any NIMS Insurer and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 3.03(d)(ii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(e)  As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f)  Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-Permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Master Servicer, any NIMS Insurer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-Permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-Permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-Permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee or the Certificate Register that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g)  Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate, ERISA-Restricted Trust Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

Section 3.04. Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with the Trustee’s normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05. Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Authenticating Agent and any NIMS Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount (or Notional Amount). Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06. Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Certificate Insurer, any NIMS Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01, 5A.02 and 5B.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, any NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07. Temporary Certificates.

(a)  Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)  If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount (or Notional Amount) of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08. Appointment of Paying Agent.

(a)  The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers. As of the Closing Date, the Trustee is the Paying Agent.

(b)  Any Paying Agent shall comply with its reporting obligations under Regulation AB with respect to the Trust Fund in form and substance similar to those of the Trustee pursuant to Section 6.20, and the related assessment of compliance shall cover, at a minimum, the elements of the servicing criteria applicable to the Paying Agent indicated in Exhibit O attached hereto. For so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent shall give prior written notice to the Sponsor, the Master Servicer, the Trustee and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance reasonably satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Paying Agent, as applicable, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor. In addition, for so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent shall notify the Sponsor, the Master Servicer, the Trustee and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending against the Paying Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) any merger, consolidation or sale of substantially all of the assets of the Paying Agent and (iii) if the Paying Agent shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit P hereto or any of their affiliates. On or before March 1st of each year, the Depositor shall furnish any change in the information in Exhibit P to the Paying Agent and the Trustee.

(c)  Any Paying Agent agrees to indemnify the Depositor, the Trustee and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the failure by such Paying Agent to deliver any information, report or certification when and as required under Section 6.20 and Section 9.25(a). This indemnification shall survive the termination of this Agreement or the termination of such Paying Agent hereunder.

Section 3.09. Book-Entry Certificates.

(a)  Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)  the provisions of this Section 3.09 shall be in full force and effect;

(ii)  the Depositor, the Master Servicer, the Paying Agent, the Registrar, the Certificate Insurer, any NIMS Insurer and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)  to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)  the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b)  Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)  If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount (or Class Notional Amount) of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. None of the Seller, the Depositor, the Underwriter, the Master Servicer or the Trustee shall have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by the Clearing Agency or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01. Collection Account.

(a)  On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Collection Account, Aurora Loan Services LLC, as Master Servicer, in trust for the benefit of the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6.” The Collection Account shall relate solely to the Certificates and to the Lower-Tier REMIC Uncertificated Regular Interests issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b)  The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within ten (10) days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c)  The Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement. No later than 2:00 p.m. New York City time on each Master Servicer Remittance Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date, shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option (but with prior notice to the Trustee), may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

(d)  The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than two Business Days following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Master Servicer Remittance Date and two Business Days following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)  all payments on account of principal, including Principal Prepayments, any Subsequent Recovery and any Scheduled Payment attributable to principal received after the related Due Date, late collections, and any Prepayment Premiums, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans, including any Prepayment Premiums, in all cases, net of the Servicing Fee and the PMI Insurance Premiums, if any, with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii)  any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

(iv)  all Insurance Proceeds;

(v)  all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or the applicable Servicing Agreement;

(vi)  any Seller Remittance Amounts remitted by a Servicer;

(vii)  all amounts paid by any Servicer with respect to Prepayment Interest Shortfalls; and

(viii)  the Purchase Price or FPD Purchase Price (including any FPD Premium) of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person, and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by the NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04.

(e)  Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such applicable Master Servicer Remittance Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees, prepayment penalties with respect to mortgages for which the Seller does not own the servicing rights, and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.02. Application of Funds in the Collection Account.

The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)  to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this clause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii)  to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances or Servicing Advances made by it or by such Servicer (A) that it or such Servicer determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances or Servicing Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii)  to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv)  all Advances made by the Master Servicer, any Servicer or the Trustee pursuant to Section 5.04 or the applicable Servicing Agreement;

(v)  to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to this Agreement, including, without limitation, Sections 9.04, 9.05, 9.06 9.07(a), 9.16, 9.30 or 11.15 or pursuant to the related Servicing Agreement;

(vi)  to pay to the Seller any Seller Remittance Amount;

(vii)  to pay to the Depositor or the Seller, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price (or FPD Purchase Price), any FPD Premium, if any, (in the case of a First Payment Default Loan), or any amounts paid by LBH for shortfalls in the Purchase Price for repurchases of First Payment Default Mortgage Loans pursuant to Section 1.04(f) of the Mortgage Loan Sale Agreement relating to the Seller paying the difference if the FPD Purchase Price is less than the Purchase Price;

(viii)  if applicable, to pay the PMI Insurance Premium with respect to each Bulk PMI Policy;

(ix)  subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(x)  to make payments to the Trustee on each Master Servicer Remittance Date for deposit into the Certificate Account in the amount and in the manner provided in Section 4.04;

(xi)  to make payment to itself, the Trustee and others pursuant to any other provision of this Agreement;

(xii)  to withdraw funds deposited in error in the Collection Account;

(xiii)  to clear and terminate the Collection Account pursuant to Section 7.02;

(xiv)  to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor master servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee or other successor master servicer thereto shall be prior to the rights of the Certificateholders; and

(xv)  to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

If provided in the related Servicing Agreement, each Servicer shall be entitled to retain as additional servicing compensation any Prepayment Interest Excess (to the extent not offset by Prepayment Interest Shortfalls).

In the event that the Master Servicer fails on any Master Servicer Remittance Date to remit to the Trustee any amounts required to be so remitted to the Trustee pursuant to subclause (viii) by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest calculated at the “prime rate” (as published in the “Money Rates” section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Master Servicer Remittance Date to but not including the related Distribution Date. The Master Servicer shall only be required to pay the Trustee interest for the actual number of days such amounts are not timely remitted (e.g., one day’s interest, if such amounts are remitted one day after the Master Servicer Remittance Date).

In connection with withdrawals made pursuant to subclauses (i), (iii), (vi) and (vii) above, the Master Servicer’s, any Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (iii), (vi) and (vii).

Section 4.03. Reports to Certificateholders.

(a)  On each Distribution Date, the Trustee shall prepare (based solely on information provided by the Master Servicer, the Cap Counterparty or the Swap Counterparty) and shall make available to the Certificateholders, the Certificate Insurer, any NIMS Insurer, the Cap Counterparty and the Swap Counterparty a written report, which may be in electronic form (the “Distribution Date Statement”) setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicers).

(i)  the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class 2-AIO, Class 3-A3-3 and Class 3-AIO Certificates), to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)  the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

(iii)  the amount, if any, of any distributions to the Holders of the Class 1-P, Class 2-P, Class 3-P, Class I-X, Class II-X, Class I-LT-R, Class II-LT-R, Class I-R and Class II-R Certificates on such Distribution Date, stated separately, and the aggregate amounts, if any, of distributions to the Holders of the 1-P, Class 2-P, Class 3-P, Class I-X, Class II-X, Class I-LT-R, Class II-LT-R, Class I-R and Class II-R Certificates on all Distribution Dates, stated separately;

(iv)  the amount, if any, of distributions to the I-CX Component, the I-SX Component, the I-XS Component, the II-CX Component and the II-XS Component on such Distribution Date, stated separately, and the aggregate amounts, if any, of distributions on the I-CX Component, the I-SX Component, the I-XS Component, the II-CX Component and the II-XS Component on all Distribution Dates, stated separately;

(v)  (A) by Mortgage Pool and in the aggregate, the aggregate amount of any Advances required to be made with respect to the related Collection Period by or on behalf of the Servicers (or the Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(vi)  by Mortgage Pool and in the aggregate, the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vii)  the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Pool 1-2 Applied Loss Amounts and the Pool 3 Applied Loss Amounts;

(viii)  the amount of any Prepayment Premiums distributed to the Class P Components of the Class 1-P, Class 2-P and Class 3-P Certificates;

(ix)  by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(x)  by Mortgage Pool and in the aggregate, the amount of the Servicing Fees and PMI Insurance Premiums paid during the Collection Period to which such distribution relates;

(xi)  by Mortgage Pool and in the aggregate, the number and Aggregate Loan Balance of the Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties (the information in this item (xi) to be calculated using the OTS delinquency method);

(xii)  by Mortgage Pool and in the aggregate, the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xiii)  with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xiv)  the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xv)  the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates (with a notation if such Certificate Interest Rate reflects the application of the applicable Net Funds Cap);

(xvi)  With respect to each Pool, the Interest Remittance Amount and the Principal Remittance Amount with respect to each Mortgage Pool and the Pool 1-2 Senior Principal Distribution Amount, the Pool 3 Senior Principal Distribution Amount, the Pool 1-2 Aggregate Overcollateralization Release Amount and the Pool 3 Overcollateralization Release Amount applicable to such Distribution Date;

(xvii)  if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(xviii)  the Pool 1-2 Aggregate Overcollateralization Amount (based on the Pool 1-2 Percentage) and the Pool 3 Overcollateralization Amount after giving effect to the distributions made on such Distribution Date;

(xix)  the amount of any Pool 1-2 Overcollateralization Deficiency or the Pool 3 Overcollateralization Deficiency after giving effect to the distributions made in such Distribution Date;

(xx)  the aggregate amount of any insurance claim payments received with respect to any Bulk Policy during the related Collection Period;

(xxi)  the level of LIBOR and the Certificate Interest Rate of each of the LIBOR Certificates for such Distribution Date;

(xxii)  the amount of the monthly Certificate Insurance Premium (and the Aggregate Certificate Insurance Premium if different) due to the Certificate Insurer on the related Distribution Date and the amount of any Insured Amounts paid in respect of the Insured Distributions to the Insured Certificates paid out of the Policy Payment Account under the Certificate Insurance Policy and any Reimbursement Amounts paid to the Certificate Insurer;

(xxiii)  the amount of any payments made by the Cap Counterparty to the Group I Cap Account pursuant to the Group I Cap Agreement or to the Class 3-A1 Cap Account pursuant to the Class 3-A1 Cap Agreement;

(xxiv)  the amount of any Net Swap Payment or Swap Termination Payment to the Group I Swap Account made pursuant to Section 5A.02 or Section 5B.02, as applicable, or any Net Swap Payment or Swap Termination Payment to the Swap Counterparty made pursuant to Section 5A.02 and 5B.02 in accordance with the Group I Swap Agreement;

(xxv)  the amount of any FPD Premiums, if any, for such Distribution Date; and

(xxvi)  whether a Pool 1-2 Trigger Event or Pool 3 Trigger Event is in effect for that Distribution Date.

In addition to the information listed above, for every year in which the Depositor is subject to Exchange Act reporting with respect to the Certificates, such Distribution Date Statement shall also include such other information as is required by Item 1121 (§ 229.1121) of Regulation AB to the extent that the Trustee shall have received any such information from the Depositor, the Sponsor, the Master Servicer, the Servicers, the Custodians, the Swap Counterparty, the Cap Counterparty or any Subservicer or Subcontractor therefor, as applicable, no later than four Business Days prior to the Distribution Date.

In the case of information furnished pursuant to subclauses (i), (ii) and (vii) above, the amounts shall (except with respect to the Class I-X and Class II-X Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

On any Distribution Date after the occurrence of a Section 7.01(d) Purchase Event with respect to the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests, the information required by subclauses (i), (iii), (v), (viii), (ix), (x), (xi), (xii), (xiii), (xvi), (xix), (xxi), (xxii) and (xxiii) (and in the case of the Class I-LT-R and Class II-LT-R Certificates, subclause (iii)) shall be provided to the Holder of the Class I-LT-R and/or Class II-LT-R Certificates and the LTURI-holder of the applicable Pooling REMIC Regular Interests.

The Trustee shall make such report and any additional loan level information (and, at its option, any additional files containing the same information in an alternative format) provided to it by the Master Servicer available each month to Certificateholders, the Certificate Insurer, any NIMS Insurer and the Rating Agencies via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “www.etrustee.net”. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (312) 992-4855. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail upon request. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trustee based solely on Mortgage Loan data provided to the Trustee by the Master Servicer (in a format agreed to by the Trustee and the Master Servicer) no later than 2:00 p.m. Eastern Time four (4) Business Days prior to the Distribution Date, and on the information provided to the Trustee by the Swap Counterparty and the Cap Counterparty. In preparing or furnishing the foregoing information to the Certificateholders, the Certificate Insurer and any NIMS Insurer, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data (i) regarding the Mortgage Loans (including any First Payment Default Mortgage Loans) and the related REO Property that has been provided to the Master Servicer by each Servicer and to the Trustee by the Master Servicer, (ii) regarding the Group I Swap Agreement, that has been provided to the Trustee by the Swap Counterparty, (iii) regarding the Group I Cap Agreement, that has been provided to the Trustee by the Cap Counterparty and (iv) regarding the Class 3-A1 Cap Agreement, that has been provided to the Trustee by the Cap Counterparty, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by each Servicer and shall have no liability for any errors in such Mortgage Loan data. The information and reports described in the first paragraph of this Section 4.03(a) shall be provided to the Paying Agent (if other than the Trustee) by the Trustee no later than 12:00 p.m. Eastern Time two Business Days prior to the Distribution Date.

(b)  Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company or the Certificate Insurer (which request, if received by the Trustee shall be promptly forwarded to the Master Servicer), the Master Servicer shall provide, or cause to be provided, to the extent such information is available to the Master Servicer exercising reasonable efforts to obtain such information (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to any NIMS Insurer, the Certificate Insurer and such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as any NIMS Insurer, the Certificate Insurer and such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to the NIM Securities or an investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder or the Certificate Insurer, as applicable, for the actual expenses incurred in providing such reports and access.

(c)  Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall, upon written request, prepare and make available to any NIMS Insurer each Person who at any time during the calendar year was a Certificateholder of record, and to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to any NIMS Insurer and the Certificateholders pursuant to Section 4.03(a)(i) and (ii) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 4.03(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall also include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Trustee shall be deemed to have satisfied this requirement if it makes available such information in any other format permitted by the Code. The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports to the extent reasonably available (and the Trustee may rely solely upon such information).

(d)  The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Master Servicer and the Depositor. The Trustee shall, to the extent reasonably available, furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer, to the extent reasonably available, shall provide the Trustee with such information as is necessary for the Trustee to comply with the foregoing.

(e)  So long as not prohibited by applicable law, the Master Servicer shall provide to the Depositor or to any party designated by the Depositor, as promptly as practicable upon the Depositor's request, any and all loan-level information that the Depositor may request in any format reasonably requested by the Depositor.

Section 4.04. Certificate Account.

(a)  The Trustee shall establish and maintain in its name, as trustee, a trust account (the “Certificate Account”) entitled “Certificate Account, LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6” until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account and shall be for the benefit of the Certificateholders and the Certificate Insurer, subject to the rights of the Trustee set forth herein. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates and to the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

(b)  The Trustee shall deposit or cause to be deposited into the Certificate Account, on the day on which, or if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts so remitted. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i)  to make payment to itself pursuant to any provision of this Agreement, or to reimburse itself or its agents for any amounts reimbursable to it pursuant to Sections 6.11, 6.12 or 7.01; provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of “Interest Remittance Amount” and clause (b) of the definition of “Principal Remittance Amount” in any Anniversary Year, other than costs and expenses incurred by the Trustee pursuant to Sections 6.11, 6.14 and 7.01 in connection with any transfer of servicing, shall not be withdrawn from the Certificate Account and paid to the Trustee and the Trustee’s reimbursement for such excess amounts shall be made pursuant to Section 5A.02(e)(i)(C), Section 5B.02(d)(i)(C), Section 5C.02(e)(i)(C) and Section 5D.02(e)(i)(C) hereof;

(ii)  to withdraw amounts deposited in the Certificate Account in error;

(iii)  to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth below and to make payments to itself and others pursuant to any provision of this Agreement;

(iv)  to make distributions to Certificateholders and the Certificate Insurer pursuant to Article V; and

(v)  to clear and terminate the Certificate Account pursuant to Section 7.02.

The Trustee may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested by the Trustee in Eligible Investments (which may be obligations of the Trustee or its affiliates). If invested, all such investments must be payable on demand or mature no later than the next Distribution Date (except with respect to such investments in an amount equal to the aggregate of any Net Swap Payments and any Swap Termination Payments payable to the Swap Counterparty, such amount to mature no later than the next Swap Payment Date), and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment for each Distribution Date shall be compensation to the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Certificate Account may also be held uninvested.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01. Distributions Generally.

(a)  On each Distribution Date, so long as the Offered Certificates are outstanding, the Trustee (or the Paying Agent on behalf of the Trustee) shall make distributions to Holders of the Certificates in accordance with this Article V; provided, however, that if a Section 7.01(d) Purchase Event has occurred with respect to any of the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, the distributions related to such Pooling REMIC Regular Interests shall be made in accordance with Sections 5A.02(i) through (k) or Sections 5B.02(h) through (j), as applicable. Such distributions shall be made by wire transfer if the Certificateholder has provided the Trustee (or the Paying Agent) with wire instructions or by check mailed to the address of such Certificateholder as it appears in the books of the Trustee (or the Paying Agent) if the Certificateholder has not provided the Trustee (or the Paying Agent) with wire instructions in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. If any payment required to be made on the Certificates or the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, or by the Certificate Insurer is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day. Payments to the Certificate Insurer shall in all cases be made by wire transfer in immediately available funds to the account designated by the Certificate Insurer.

(b)  All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

(c)  The Trustee (or the Paying Agent on behalf of the Trustee) shall make payments to Certificateholders and to the Swap Counterparty and any other person pursuant to this Article V and make deposits to the Supplemental Interest Trust and accounts held by it hereunder based solely on the information set forth in the monthly report furnished by the Master Servicer and/or the Swap Counterparty in accordance with Section 4.03(a), and shall be entitled to conclusively rely on such information and reports, and on the calculations contained therein, when making distributions to Certificateholders, the Swap Counterparty and any other party hereunder. The Trustee shall have no liability for any errors in such reports or information, and shall not be required to verify, recompute, reconcile or recalculate any such information or data.

Section 5.02. Distributions from the Certificate Account.

(a)  Distributions from the Certificate Account to the Group I Certificates will be made in accordance with the provisions set forth in Annex 5A.02 attached hereto.

(b)  Distributions from the Certificate Account to the Group II Certificates will be made in accordance with the provisions set forth in Annex 5B.02 attached hereto.

Section 5.03. Allocation of Losses.

(a) On each Distribution Date on or prior to a Section 7.01(d) Purchase Event relating to the Pooling REMIC I Regular Interests, the aggregate Class Principal Amount of the Group I Certificates shall be reduced by the amount of any Pool 1-2 Applied Loss Amount for such date, in the following order of priority:

(i)  to the Class I-M10 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ii)  to the Class I-M9 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(iii)  to the Class I-M8 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(iv)  to the Class I-M7 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(v)  to the Class I-M6 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(vi)  to the Class I-M5 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(vii)  to the Class I-M4 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(viii)  to the Class I-M3 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ix)  to the Class I-M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(x)  to the Class I-M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

(xi)  to the Group 1 Senior Certificates (other than the Class 2-AIO Certificates), pro rata, (in the case of Realized Losses attributable to Mortgage Loans in Pool 1) and to the Group 2 Senior Certificates (in the case of Realized Losses attributable to Mortgage Loans in Pool 2); provided, that additional losses with respect to the Mortgage Loans in Pool 1 that would otherwise reduce the Class Principal Amounts of the Class 1-A1 Certificates and the A2(1) and A3(1) Components will instead be allocated to the A3(1) Components, until the A3(1) Components are reduced to zero, and then such losses will be allocated to the A2(1) Components until the A2(1) Components are reduced to zero, and then such losses will be allocated to the Class 1-A1 Certificates until the Class Principal Amount of such Class has been reduced to zero; and in the case of additional losses on the Mortgage Loans in Pool 2, losses otherwise allocable to the Class 2-A1 Certificates and the A2(2) and the A3(2) Components will instead be allocated to the A3(2) Components, until the A3(2) Components are reduced to zero, and then such losses will be allocated to the A2(2) Components until the Class Principal Amount of the A2(2) Components has been reduced to zero, and then such losses will be allocated to the Class 2-A1 Certificates until the Class Principal Amount of such Class has been reduced to zero.

(b) On each Distribution Date on or prior to a Section 7.01(d) Purchase Event relating to the Pooling REMIC II Regular Interests, the Class Principal Amounts of the Group II Certificates shall be reduced by the amount of any Pool 3 Applied Loss Amount for such date, in the following order of priority:

(i)  to the Class II-M8 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(ii)  to the Class II-M7 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iii)  to the Class II-M6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iv)  to the Class II-M5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(v)  to the Class II-M4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(vi)  to the Class II-M3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(vii)  to the Class II-M2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(viii)  to the Class II-M1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(ix)  to the Group II Senior Certificates (other than the Class 3-A3-3 and 3-AIO Certificates), on a pro rata basis, in proportion to the Class Principal Amount of each such class until the respective Class Principal Amount of each such class has been reduced to zero; provided, however, that losses that would otherwise reduce the Class Principal Amounts of the Class 3-A6 Certificates will first reduce the Class Principal Amount of the Class 3-A7 Certificates until the Class Principal Amount of the Class 3-A7 Certificates has been reduced to zero, and thereafter such losses will be allocated to reduce the Class Principal Amounts of the Class 3-A6 Certificates, until the Class Principal Amount of such class has been reduced to zero.

Section 5.04. Advances by Master Servicer, Servicers and Trustee.

(a)  Subject to Section 9.07, Advances shall be made in respect of each Determination Date as provided herein. If, on any Determination Date, any Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount on the Deposit Date immediately following such Determination Date to the extent provided in the applicable Servicing Agreement. If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor servicer to make, such Advance on the Master Servicer Remittance Date immediately following such Determination Date; provided, however, that required Advances remitted by a Servicer or the Master Servicer may be reduced by an amount, if any, to be set forth in an Officer’s Certificate to be delivered to the Trustee on such Determination Date, which if advanced the Master Servicer or the applicable Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. If the Master Servicer determines that an Advance is required, it shall on the Master Servicer Remittance Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance. The Trustee shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance, if made, would constitute a non-recoverable Advance.

(b)  Notwithstanding anything herein to the contrary, in the event that the Master Servicer or any Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Master Servicer Remittance Date, the Trustee, in its capacity as successor master servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicers that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Collection Account and/or the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05. Compensating Interest Payments.

The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicers. Any Compensating Interest Payments made by the Servicers shall be a component of the Interest Remittance Amount.

Section 5.06. Basis Risk Reserve Funds.

(a)  On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Group I Certificates, the Pool 1-2 Basis Risk Reserve Fund, into which LBH shall initially deposit $1,000. The Pool 1-2 Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)  On each Distribution Date the Trustee (or Paying Agent) shall distribute in the order of priority and to the extent specified in Section 5A.02(e)(iv) of this Agreement any amounts then on deposit in the Pool 1-2 Basis Risk Reserve Fund, including any earnings thereon. On any Distribution Date, any amounts that the Trustee is not required to distribute from the Pool 1-2 Basis Risk Reserve Fund pursuant to Section 5A.02(e)(iv) shall remain on deposit in the Pool 1-2 Basis Risk Reserve Fund.

(c)  On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Group II Certificates, the Pool 3 Basis Risk Reserve Fund, into which LBH shall initially deposit $1,000. The Pool 3 Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(d)  On each Distribution Date the Trustee (or Paying Agent) shall distribute in the order of priority and to the extent specified in Section 5B.02(d)(iv) of this Agreement any amounts then on deposit in the Pool 3 Basis Risk Reserve Fund, including any earnings thereon. On any Distribution Date, any amounts that the Trustee is not required to distribute from the Pool 3 Basis Risk Reserve Fund pursuant to Section 5B.02(d)(iv) shall remain on deposit in the Pool 3 Basis Risk Reserve Fund.

(e)  Funds in the Pool 1-2 Basis Risk Reserve Fund and the Pool 3 Basis Risk Reserve Fund shall be invested in Eligible Investments. The Class I-X Certificates shall evidence ownership of the Pool 1-2 Basis Risk Reserve Fund for federal income tax purposes and the Class II-X Certificates shall evidence ownership of the Pool 3 Basis Risk Reserve Fund for federal income tax purposes and LBH on behalf of the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from LBH as to investment of funds on deposit in the Pool 1-2 Basis Risk Reserve Fund and the Pool 3 Basis Risk Reserve Fund, such funds shall remain uninvested. The Pool 1-2 Basis Risk Reserve Fund will be terminated after the earlier of (A) a Section 7.01(d) Purchase Event or (B) a Pool 1-2 Termination Event and any funds remaining in such fund upon such termination shall be released to the Holders of the I-XS Component of the Class I-X Certificates. The Pool 3 Basis Risk Reserve Fund will be terminated after the earlier of (A) a Section 7.01(d) Purchase Event or (B) a Pool 3 Termination Event and any funds remaining in such fund upon such termination shall be released to the Holders of the II-XS Component of the Class II-X Certificates.

Section 5.07. Supplemental Interest Trust; Swap and Cap Accounts.

(a)  A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee, in trust, for the benefit of the holders of the LIBOR Certificates. The Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Group I Swap Account”), into which LBH shall initially deposit $1,000 on the Closing Date. The Group I Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)  The Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Group I Cap Account”), into which LBH shall initially deposit $1,000. The Group I Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(c)  The Trustee, on behalf of the Supplemental Interest Trust, shall establish an account (the “Group I Collateral Account”) into which funds shall be deposited pursuant to Section 5.07(g). The Group I Collateral Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(d)  The Trustee, as trustee of the Trust Fund, shall establish an account (the “Class 3-A1 Cap Account”), into which LBH shall initially deposit $1,000. The Class 3-A1 Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(e)  The Trustee, on behalf of the Trust Fund, shall establish an account (the “Class 3-A1 Collateral Account”) into which funds shall be deposited pursuant to Section 5.07(g). The Class 3-A1 Collateral Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(f)  The Trustee shall deposit into the Group I Swap Account any Net Swap Payment required pursuant to Sections 5A.02(b), (c), (d) and (g), any Swap Termination Payment with respect to the Group I Swap Agreement required pursuant to Sections 5A.02(b), (c), (d) and (g), any amounts received from the Swap Counterparty under the Group I Swap Agreement, and shall distribute from the Group I Swap Account any Net Swap Payment required pursuant to Section 5A.02(g)(i) or Section 5A.02(j), as applicable, or Swap Termination Payment with respect to the Group I Swap Agreement required pursuant to Section 5A.02(g)(ii), Section 5A.02(g)(xi) or Section 5A.02(j), as applicable.

(g)  The Trustee shall deposit into the Group I Cap Account any amounts received from the Cap Counterparty under the Group I Cap Agreement. In addition, the Trustee shall deposit into the Class 3-A1 Cap Account any amounts received from the Cap Counterparty under the Class 3-A1 Cap Agreement.

(h)  Funds in the Group I Swap Account shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5A.02(g) or Section 5A.02(j), as applicable. The Class I-X Certificates shall evidence ownership of the Group I Swap Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class I-X Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class I-X Certificateholders as to investment of funds on deposit in the Group I Swap Account, such funds shall remain uninvested. Any amounts on deposit in the Group I Swap Account in excess of the Group I Swap Amount on any Distribution Date shall be held for distribution pursuant to Section 5A.02(g) or Section 5A.02(j), as applicable, on the following Distribution Date.

(i)  Funds in the Group I Cap Account shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5A.02(f) or Section 5A.02(k), as applicable. The Class I-X Certificates shall evidence ownership of the Group I Cap Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class I-X Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class I-X Certificateholders as to investment of funds on deposit in the Group I Cap Account, such funds shall remain uninvested. Any amounts on deposit in the Group I Cap Account in excess of the Group I Cap Amount on any Distribution Date shall be held for distribution pursuant to Section 5A.02(f) or Section 5A.02(k), as applicable, on the following Distribution Date.

(j)  Funds in the Class 3-A1 Cap Account shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5B.02(e) or Section 5B.02(j), as applicable. The Class II-X Certificates shall evidence ownership of the Class 3-A1 Cap Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class II-X Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class II-X Certificateholders as to investment of funds on deposit in the Class 3-A1 Cap Account, such funds shall remain uninvested. Any amounts on deposit in the Class 3-A1 Cap Account in excess of the Class 3-A1 Cap Amount on any Distribution Date shall be held for distribution pursuant to Section 5B.02(e) or Section 5B.02(j), as applicable, on the following Distribution Date.

(k)  Funds required to be held pursuant to the Credit Support Annex shall be deposited into the Group I Collateral Account or the Class 3-A1 Collateral Account, as applicable. Funds posted by the Cap Counterparty (or its credit support provider) and/or the Swap Counterparty (or its credit support provider) in the applicable Collateral Account shall be invested in Eligible Investments at the written direction of the Swap Counterparty. Any interest earnings on such amounts shall be remitted to the Cap Counterparty and/or the Swap Counterparty, as applicable, pursuant to the terms of the Credit Support Annex. The Trustee shall not be liable for any losses incurred on such investments. In the absence of written instructions from the Cap Counterparty (or its credit support provider) and/or the Swap Counterparty (or its credit support provider) as to investment of funds on deposit in the Collateral Accounts, such funds shall remain uninvested.

(i)  On the first Distribution Date immediately following any Swap Payment Date as to which a shortfall exists with respect to a Net Swap Payment or a Swap Termination Payment owed by the Swap Counterparty as a result of its failure to make payments pursuant to the Group I Swap Agreement, amounts necessary to cover such shortfall shall be removed from the Group I Collateral Account, remitted to the Group I Swap Account and distributed as all or a portion of such Net Swap Payment or Swap Termination Payment pursuant to Section 5A.02(g) or Section 5A.02(j), as applicable. On any Distribution Date as to which a shortfall exists with respect to Group I Cap Amount owed by the Cap Counterparty as a result of its failure to make payments pursuant to the Group I Cap Agreement, amounts necessary to cover such shortfall shall be removed from the Group I Collateral Account, remitted to the Group I Cap Account and distributed as all or a portion of such Group I Cap Amount pursuant to Section 5A.02(f) or Section 5A.02(k), as applicable. Any amounts on deposit in the Group I Collateral Account required to be returned to the Cap Counterparty (or its credit support provider) and/or the Swap Counterparty (or its credit support provider), as applicable, as a result of (i) the termination of the Group I Swap Agreement or the Group I Cap Agreement, as applicable, (ii) the procurement of a guarantor, (iii) the reinstatement of required ratings or (iv) otherwise pursuant to the Group I Swap Agreement, shall be released directly to the Swap Counterparty and/or the Cap Counterparty, as applicable, pursuant to the terms of the Credit Support Annex.

(ii)  On any Distribution Date as to which a shortfall exists with respect to Class 3-A1 Cap Amount owed by the Cap Counterparty as a result of its failure to make payments pursuant to the Class 3-A1 Cap Agreement, amounts necessary to cover such shortfall shall be removed from the Class 3-A1 Collateral Account, remitted to the Class 3-A1 Cap Account and distributed as all or a portion of such Class 3-A1 Cap Amount pursuant to Section 5B.02(e) or Section 5B.02(j), as applicable. Any amounts on deposit in the Class 3-A1 Collateral Account required to be returned to the Cap Counterparty (or its credit support provider) as a result of (i) the termination of the Class 3-A1 Cap Agreement, (ii) the procurement of a guarantor or (iii) the reinstatement of required ratings, shall be released directly to the Cap Counterparty pursuant to the terms of the Credit Support Annex.

(l)  Upon termination of the Trust Fund, any amounts remaining in the Group I Swap Account shall be distributed pursuant to the priorities set forth in Section 5A.02(g) or Section 5A.02(j), as applicable.

(m)  Upon termination of the Trust Fund, (i) any amounts remaining in the Group I Cap Account shall be distributed pursuant to the priorities set forth in Section 5A.02(f) or Section 5A.02(k), as applicable, and (ii) any amounts remaining in the Class 3-A1 Cap Account shall be distributed pursuant to the priorities set forth in Section 5B.02(e) or Section 5B.02(j), as applicable.

(n)  Upon termination of the Trust Fund, any amounts remaining in the Group I Collateral Account and the Class 3-A1 Collateral Account shall be distributed as required pursuant to the terms of the Credit Support Annex.

(o)  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder of the Class I-X Certificates unless and until the date when either (a) there is more than one holder of the Class I-X Certificates or (b) any Class of Certificates in addition to the Class I-X Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes. The Trustee shall not be responsible for any entity level tax reporting for the Supplemental Interest Trust.

(p)  To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Trustee, any obligation of the Trustee under the Supplemental Interest Trust related to the Group I Swap Agreement or the Group I Cap Agreement, as applicable, shall be deemed to be an obligation of the Supplemental Interest Trust.

(q)  In the event that either the Swap Counterparty or the Cap Counterparty fails to perform any of its obligations under the Group I Swap Agreement or the Group I Cap Agreement, respectively (including, without limitation, its obligations to make any payment or transfer collateral), or breaches any of its representations and warranties under the Group I Swap Agreement or the Group I Cap Agreement, as applicable, or in the event that an Event of Default, Termination Event, or Additional Termination Event occurs (as such terms are defined in the Group I Swap Agreement or the Group I Cap Agreement, as applicable), the Trustee on behalf of the Supplemental Interest Trust, shall (upon a Responsible Officer of the Trustee receiving written notice or having actual knowledge of the occurrence thereof), no later than the next Business Day following such failure, breach or occurrence, of which the Trustee has actual knowledge, notify the Swap Counterparty or Cap Counterparty, as applicable, and give any notice of such failure and make any demand for payment pursuant to the Group I Swap Agreement or Group I Cap Agreement, as applicable. In the event that the Swap Counterparty’s obligations under the Group I Swap Agreement or the Cap Counterparty’s obligations under the Group I Cap Agreement are at any time guaranteed by a third party, then to the extent that the Swap Counterparty or the Cap Counterparty fails to make any payment or delivery required under terms of the Group I Swap Agreement or the Group I Cap Agreement, as applicable, the Trustee, on behalf of the Supplemental Interest Trust, shall (upon a Responsible Officer of the Trustee receiving written notice or having actual knowledge of the occurrence thereof), no later than the next Business Day following such failure, demand that such guarantor make any and all payments then required to be made by the applicable guarantor.

(r)  In the event that either the Cap Counterparty fails to perform any of its obligations under the Class 3-A1 Cap Agreement (including, without limitation, its obligations to make any payment or transfer collateral), or breaches any of its representations and warranties under the Class 3-A1 Cap Agreement, or in the event that an Event of Default, Termination Event, or Additional Termination Event occurs (as such terms are defined in the Class 3-A1 Cap Agreement), the Trustee on behalf of the Trust Fund shall (upon a Responsible Officer of the Trustee receiving written notice or having actual knowledge of the occurrence thereof), no later than the next Business Day following such failure, breach or occurrence, of which the Trustee has actual knowledge, notify the Cap Counterparty and give any notice of such failure and make any demand for payment pursuant to the Class 3-A1 Cap Agreement. In the event that the Cap Counterparty’s obligations under the Class 3-A1 Cap Agreement are at any time guaranteed by a third party, and the Cap Counterparty fails to make any payment or delivery required under terms of the Class 3-A1 Cap Agreement, the Trustee shall (upon a Responsible Officer of the Trustee receiving written notice or having actual knowledge of the occurrence thereof), no later than the next Business Day following such failure, demand that such guarantor make any and all payments then required to be made by such guarantor.

Section 5.08. Rights of Swap Counterparty.

The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right, upon designation of an “Early Termination Date” (as defined in the Group I Swap Agreement), to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Trustee with respect to the Group I Swap Agreement (A) to deposit any Net Swap Payment required pursuant to Sections 5A.02(b), (c), (d) and (g), and any Swap Termination Payment required pursuant to Sections 5A.02(b), (c), (d) and (g) into the Group I Swap Account and to pay any Net Swap Payment required pursuant to Section 5A.02(g)(i) or 5A.02(j), as applicable, or Swap Termination Payment required pursuant to Section 5A.02(g)(ii), Section 5A.02(g)(xi) and Section 5A.02(j), as applicable, to the Swap Counterparty and (C) to establish and maintain the Group I Swap Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 5.07. For the protection and enforcement of the provisions of this Section the Swap Counterparty shall be entitled to such relief as can be given either at law or in equity.

Section 5.09. Termination Receipts.

(a)  In the event of an “Early Termination Event” as defined under the Group I Swap Agreement, (i) any Swap Termination Payment made by the Swap Counterparty to the Group I Swap Account and paid pursuant to Section 5A.02(g)(x) or Section 5A.02(j) (“Group I Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Group I Swap Termination Receipts Account”) and (ii) any amounts received from a replacement Swap Counterparty (“Group I Swap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Group I Swap Replacement Receipts Account”). Solely upon written direction of the Depositor, the Trustee shall invest, or cause to be invested, funds held in the Group I Swap Termination Receipts Account and the Group I Swap Replacement Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Certificateholders. All such investments must be payable on demand or mature on a Swap Payment Date, a Distribution Date or such other date as directed by the Certificateholders. If no such direction is given by the Depositor, such funds shall remain uninvested. All such Eligible Investments will be made in the name of the Trustee, as trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Group I Swap Termination Receipts Account or the Group I Swap Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for a replacement Group I Swap Agreement or procure a replacement guarantor, if applicable, and the Trustee shall promptly, at the written direction of, and with the assistance and cooperation of the Depositor, use amounts on deposit in the Group I Swap Termination Receipts Account, if necessary, to enter into a replacement Group I Swap Agreement or to execute any other agreements with respect to such replacement guarantor, if applicable, which shall be executed and delivered by the Trustee on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency (if required pursuant to the terms of the Group I Swap Agreement) that such replacement Group I Swap Agreement will not result in the reduction or withdrawal of the rating of any outstanding Class of Group I Certificates (other than the Class 1-A1 and Class 2-AIO Certificates) with respect to which it is a Rating Agency.

Amounts on deposit in the Group I Swap Replacement Receipts Account shall be held for the benefit of the related Swap Counterparty and paid to such Swap Counterparty if the Supplemental Interest Trust is required to make a payment to such Swap Counterparty following an event of default or termination event with respect to the Supplemental Interest Trust under the Group I Swap Agreement. Any amounts not so applied shall, following the termination or expiration of the Group I Swap Agreement, be paid to the I-SX Component of the Class I-X Certificates.

(b)  In the event of an “Early Termination Event” as defined under the Group I Cap Agreement, (i) any Group I Cap Termination Payment made by the Cap Counterparty to the Group I Cap Account and paid pursuant to Section 5A.02(f)(viii) (“Group I Cap Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Group I Cap Termination Receipts Account”) and (ii) any amounts received from a replacement Cap Counterparty (“Group I Cap Replacement Receipts”) shall be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Group I Cap Replacement Receipts Account”). Solely upon written direction of the Depositor, the Trustee shall invest, or cause to be invested, funds held in the Group I Cap Termination Receipts Account and the Group I Cap Replacement Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Group I Certificateholders (other than the Class 1-A1 and Class 2-AIO Certificateholders). All such investments must be payable on demand or mature on a Distribution Date or such other date as directed by the Group I Certificateholders (other than the Class 1-A1 and Class 2-AIO Certificateholders). If no such direction is given by the Depositor, such funds shall remain uninvested. All such Eligible Investments shall be made in the name of the Trustee, as trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Group I Cap Termination Receipts Account or the Group I Cap Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Cap Agreement(s) or procure a replacement guarantor, if applicable, and the Trustee shall promptly, at the written direction of, and with the assistance and cooperation of the Depositor, use amounts on deposit in the Group I Cap Termination Receipts Account, if necessary, to enter into replacement Cap Agreement(s) or to execute any other agreements with respect to such replacement guarantor, if applicable, which shall be executed and delivered by the Trustee on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency (if required pursuant to the terms of the Group I Cap Agreement) that such replacement Cap Agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Group I Certificates (other than the Class 1-A1 and Class 2-AIO Certificates) with respect to which it is a Rating Agency.

Amounts on deposit in the Group I Cap Replacement Receipts Account shall be held for the benefit of the related Cap Counterparty and paid to such Cap Counterparty if the Supplemental Interest Trust is required to make a payment to such Cap Counterparty following an event of default or termination event with respect to the Supplemental Interest Trust under the related Cap Agreement. Any amounts not so applied shall, following the termination or expiration of such Cap Agreement, be paid to the I-CX Component of the Class I-X Certificates.

Section 5.10. Class 3-A1 Termination Receipts.

In the event of an “Early Termination Event” as defined under the Class 3-A1 Cap Agreement, (i) any Class 3-A1 Cap Termination Payment made by the Cap Counterparty to the Class 3-A1 Cap Account and paid pursuant to Section 5B.02(i)(v) (“Class 3-A1 Cap Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Class 3-A1 Cap Termination Receipts Account”) and (ii) any amounts received from a replacement Cap Counterparty (“Class 3-A1 Cap Replacement Receipts”) shall be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Class 3-A1 Cap Replacement Receipts Account”). Solely upon written direction of the Depositor, the Trustee shall invest, or cause to be invested, funds held in the Class 3-A1 Cap Termination Receipts Account and the Class 3-A1 Cap Replacement Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Class 3-A1 Certificateholders. All such investments must be payable on demand or mature on a Distribution Date or such other date as directed by the Class 3-A1 Certificateholders. If no such direction is given by the Depositor, such funds shall remain uninvested. All such Eligible Investments shall be made in the name of the Trustee, as trustee of the Trust Fund (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Class 3-A1 Cap Termination Receipts Account or the Class 3-A1 Cap Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Cap Agreement(s) or procure a replacement guarantor, if applicable, and the Trustee shall promptly, at the written direction of, and with the assistance and cooperation of the Depositor, use amounts on deposit in the Class 3-A1 Cap Termination Receipts Account, if necessary, to enter into replacement Cap Agreement(s) or to execute any other agreements with respect to such replacement guarantor, if applicable, which shall be executed and delivered by the Trustee on behalf of the Trust Fund upon receipt of written confirmation from each applicable Rating Agency (if required pursuant to the terms of the Class 3-A1 Cap Agreement) that such replacement Cap Agreement(s) will not result in the reduction or withdrawal of the rating of the Class 3-A1 Certificates.

Amounts on deposit in the Class 3-A1 Cap Replacement Receipts Account shall be held for the benefit of the related Cap Counterparty and paid to such Cap Counterparty if the Trust Fund is required to make a payment to such Cap Counterparty following an event of default or termination event with respect to the Trust Fund under the related Cap Agreement. Any amounts not so applied shall, following the termination or expiration of such Cap Agreement, be paid to the II-CX Component of the Class II-X Certificates.

Section 5.11. The Certificate Insurance Policy.

(a)  If, on the Business Day before any Distribution Date, the Trustee determines that an Insured Amount is required to be made by the Certificate Insurer on such Distribution Date, the Trustee shall determine the amount of any such Insured Amount and shall give written notice to the Certificate Insurer by completing a Notice of Nonpayment in the form of Exhibit A to the Certificate Insurance Policy and submitting such Notice of Nonpayment by 12:00 noon, New York City time on such Business Day as a claim for an Insured Amount. The Trustee’s responsibility for delivering a Notice of Nonpayment to the Certificate Insurer, as provided in the preceding sentence, is limited to the availability, timeliness and accuracy of the information provided to it by the Master Servicer.

In the event the Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on a Insured Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall promptly notify the Certificate Insurer in writing, as appropriate, and the fiscal agent, if any, and the Trustee shall make a claim on the Certificate Insurance Policy in accordance with the provisions thereof to obtain payment by the Certificate Insurer of such voided scheduled payment. In addition, the Trustee shall mail notice to all Holders of the Insured Certificates so affected that, in the event that any such Holder’s scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Certificate Insurance Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to the Certificate Insurer and the appropriate fiscal agent, if any, its records listing the payments on the affected Insured Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

(b)  At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish the Policy Payments Account over which the Trustee shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Certificate Insurance Policy into the Policy Payments Account and distribute such amount only for the purposes of making payments to Holders of the Insured Certificates in respect of the Insured Distributions (or other amounts payable pursuant to the second paragraph of subsection (a) above on the Insured Certificates by the Certificate Insurer pursuant to the Certificate Insurance Policy) for which the related claim was made under the Certificate Insurance Policy. Such amounts shall be allocated by the Trustee to Holders of Insured Certificates entitled to such payments in the same manner as principal and interest distributions are to be allocated with respect to such Certificates pursuant to Sections 5.02 and 5B.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Certificate Account. However, any payments made on the Insured Certificates from funds in the Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Policy Payments Account shall not be invested by the Trustee.

(c)  Any funds received from the Certificate Insurer for deposit into the Policy Payments Account pursuant to the Certificate Insurance Policy in respect of a Distribution Date or otherwise as a result of any claim under such Certificate Insurance Policy shall be applied by the Trustee directly to the payment in full (i) of the Insured Amounts due on such Distribution Date on the Insured Certificates or (ii) of other amounts to which payments under the Certificate Insurance Policy are to be applied. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be used solely for payment to the Holders of the Insured Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day after each Distribution Date (other than the final Distribution Date to the extent of funds remaining in the Policy Payments Account required to be paid to Holders of the Insured Certificates) shall be remitted promptly to the Certificate Insurer pursuant to the written instruction of the Certificate Insurer.

(d)  The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to the Trustee by the Certificate Insurer and deposited into the Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Insured Certificates (B) any Applied Loss Amount allocated to the Insured Certificates and (C) payments in respect of Preference Amounts. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Trustee. Any Insured Amounts disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall be considered payment by the Certificate Insurer and not by the Trust Fund with respect to the Insured Certificates and the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 5B.02(b)(iii), 5B.02(c)(i)(B), 5B.02(c)(ii)(B) or 5B.02(d)(i)(B), as applicable.

(e)  The Trustee acknowledges, and each Holder of a Insured Certificate by their acceptance of such Certificate agree, that, without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer pays Insured Amounts or Preference Amounts, directly or indirectly, on account of principal of or interest on any such Class of Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Class to receive the related Reimbursement Amount pursuant to Section 5B.02(b)(iii), 5B.02(c)(i)(B), 5B.02(c)(ii)(B) or 5B.02(d)(i)(B), as applicable. The Holders of each Insured Certificate, by acceptance of their respective Classes of Certificates assign their rights as Holders of such Class of Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Certificate Insurance Policy. Each of the Depositor and Trustee agrees to such subrogation and, further agrees to execute such instruments and to take such actions as, in the sole judgment of the Certificate Insurer are necessary to evidence such subrogation and, subject to the priority of payment provisions of this Agreement, to perfect the rights of the Certificate Insurer to receive any moneys paid or payable in respect of the Insured Certificates under this Agreement or otherwise. Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer’s rights as subrogee for payments distributable pursuant to Sections 5.02 and 5B.02, any payment with respect to distributions to the Insured Certificates that is made with funds received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Class of Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Principal Amount of such Class of Certificates or Current Interest thereon, within the meaning of Article V.

(f)  The Trustee shall promptly notify the Certificate Insurer of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Insured Certificates. Each Holder of a Insured Certificate, by its purchase of its respective Class of Certificate, and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of a Insured Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(g)  The Trustee shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation upon the termination of the Trust Fund with respect to Pool 3 pursuant to Article VII hereof.

ARTICLE VI

CONCERNING THE TRUSTEE EVENTS OF DEFAULT

Section 6.01. Duties of Trustee and the Paying Agent.

(a)  The Trustee, except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b)  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, any Servicer, the Swap Counterparty or the Cap Counterparty to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports, documents, order or other instrument of the non-conformity, and if the failure to provide such resolution, certificate, statement, opinion, report, document, order or other instrument would constitute an Event of Default under this Agreement, the Trustee will provide notice thereof to the Certificateholders, the Certificate Insurer and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders, the Certificate Insurer and any NIMS Insurer.

(c)  The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction or with the consent of Holders of the Certificates as provided in Section 6.18 hereof;

(ii)  For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement or the Certificate Insurer under the Certificate Insurance Policy;

(iii)  No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor or the Master Servicer under this Agreement; and

(iv)  The Trustee shall not be responsible for any act or omission of the Master Servicer, any Servicer, the Depositor, the Certificate Insurer, the Swap Counterparty, the Cap Counterparty, the Seller or any Custodian.

(d)  The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e)  The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any NIMS Insurer, the Certificate Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

(f)  The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)  The Trustee shall not be held liable by reason of any insufficiency in the Collection Account, the Pool 1-2 Basis Risk Reserve Fund, the Pool 3 Basis Risk Reserve Fund, the Group I Swap Account, the Group I Cap Account, the Class 3-A1 Cap Account, the Group I Collateral Account or the Class 3-A1 Collateral Account resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h)  Except as otherwise provided herein, the Trustee shall not have any duty (A) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or any rerecording, refiling or redepositing of any such statement or agreement, (B) to procure or maintain any insurance, (C) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer, the Cap Counterparty, the Swap Counterparty or the Depositor delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(i)  The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or any other officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(j)  Notwithstanding anything in this Agreement to the contrary, none of the Trustee or any Paying Agent shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Paying Agent, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)  On or before March 15 of each calendar year for so long as the Depositor is subject to Exchange Act reporting requirements for the Lehman XS Trust 2007-6, beginning in March 2008, the Trustee and Paying Agent (if other than the Trustee) shall deliver to the Sponsor, the Master Servicer, the Certificate Insurer and the Depositor a report regarding its assessment of compliance with the Servicing Criteria applicable to such party, as identified on Exhibit O hereto, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report. Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the Servicing Criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable Servicing Criteria, (c) disclosure of any material instance of noncompliance identified by such party and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable Servicing Criteria, which report shall be delivered by the Trustee as provided in Section 6.01(l). In the event that the Trustee and the Paying Agent are the same party, the Relevant Servicing Criteria of the Paying Agent shall be included in the Trustee’s report.. In addition, on or before March 15th of each calendar year for so long as the Depositor is subject to Exchange Act reporting requirements for the Lehman XS Trust 2007-6, beginning in March 2008, the Trustee and Paying Agent (if other than the Trustee) shall, at their own expense, furnish or cause to be furnished to the Sponsor and the Depositor an assessment of compliance and accountant’s attestation of any Subservicer or Subcontractor with respect to the Trustee or Paying Agent, as applicable.

(l)  On or before March 15th of each calendar year for so long as the Depositor is subject to Exchange Act reporting requirements for the Lehman XS Trust 2007-6, beginning in March 2008, the Trustee and Paying Agent (if other than the Trustee) shall, at their own expense, cause a registered public accounting firm (who may also render other services to Trustee or Paying Agent), which is a member of the American Institute of Certified Public Accountants, to furnish to the Sponsor, the Master Servicer, the Certificate Insurer and the Depositor a report to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria made by the Trustee or Paying Agent pursuant to Section 6.01(k) above. In the event that the Trustee and the Paying Agent are the same party, the attestation report caused to be furnished by the Trustee shall also address the Relevant Servicing Criteria of the Paying Agent.

(m)  The Trustee shall give prompt written notice to the Sponsor, the Master Servicer and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Trustee, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance and accountant’s attestations provided by each such Subcontractor.

(n)  For as long as the Depositor is subject to Exchange Act reporting with respect to the Trust Fund, the Trustee and the Paying Agent (if other than the Trustee) shall notify the Depositor, the Master Servicer and the Sponsor within five (5) days of knowledge thereof (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit P hereto, together with a description thereof. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit P to the Trustee.

(o)  The Trustee agrees to indemnify the Depositor and the Master Servicer, and their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any failure by the Trustee to comply with the provisions of Subsections 6.01(k) through (n) above or any failure by the Trustee to deliver any information, report, certification, accountants’ letter, or other material when and as required under this Agreement, including any report under Section 6.20; provided, however, that in no event shall the Trustee be liable for any special, consequential, indirect or punitive damages pursuant to this Section 6.01(o), even if advised of the possibility of such damages.

(p)  The Paying Agent and Certificate Registrar shall have the same rights, protections, immunities and indemnities as are afforded to the Trustee pursuant to this Article VI.

Section 6.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

(i)  The Trustee may request and may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)  Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by any NIMS Insurer, the Certificate Insurer or the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or, if such Classes have been retired pursuant to a Section 7.01(d) Purchase Event, the LTURI-holder; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from any NIMS Insurer, the Certificate Insurer or the Certificateholders, as applicable, as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(v)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(vi)  The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders, the Certificate Insurer or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders, the Certificate Insurer or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(vii)  The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(viii)  The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund or Supplemental Interest Trust created hereby or the powers granted hereunder.

Section 6.03. Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement, any Servicing Agreement, any Custodial Agreement, the Group I Cap Agreement, the Class 3-A1 Cap Agreement, the Group I Swap Agreement, the Certificates (other than the certificate of authentication on the Certificates), the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement, any Servicing Agreement, any Custodial Agreement, the Group I Swap Agreement, the Group I Cap Agreement, the Class 3-A1 Cap Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates, the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04. Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates, the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 6.05. Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06. Resignation and Removal of Trustee.

(a)  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Certificate Insurer, any NIMS Insurer, the Swap Counterparty, the Cap Counterparty and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the Certificate Insurer, one copy to the successor trustee and one copy to each of the Master Servicer, the Swap Counterparty, the Cap Counterparty and any NIMS Insurer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b)  If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Trustee shall fail to observe or perform in any material respect any of the covenants or agreements of the Trustee contained in this Agreement, (iv) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (v) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating or (vi) the Trustee shall fail to deliver the information or reports required pursuant to Section 6.01(k) through (n) hereto, then the Depositor, any NIMS Insurer or the Master Servicer shall remove the Trustee and the Depositor shall appoint a successor trustee acceptable to any NIMS Insurer and the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Master Servicer, the Certificate Insurer, the Swap Counterparty, the Cap Counterparty and any NIMS Insurer; provided, however, that if the Trustee is removed for the failure to provide the accountant’s attestation pursuant to Section 6.01(l) of this Agreement, the Trustee shall reimburse the Depositor for reasonable out-of pocket costs incurred by the Depositor in providing for a successor Trustee.

(c)  The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates (or any NIMS Insurer in the event of failure of the Trustee to perform its obligations hereunder) may at any time upon 30 days’ written notice to the Trustee and the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized (or by any NIMS Insurer), one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy to each of the Master Servicer, the Certificate Insurer, the Swap Counterparty, the Cap Counterparty and any NIMS Insurer; the Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor and the Master Servicer and any NIMS Insurer.

(d)  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon (i) the payment of all unpaid amounts owed to the Trustee and (ii) the acceptance of appointment by the successor trustee as provided in Section 6.07.

Section 6.07. Successor Trustee.

(a)  Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Swap Counterparty, the Cap Counterparty, the Master Servicer, the Certificate Insurer and any NIMS Insurer and to its predecessor trustee (i) an instrument accepting such appointment hereunder and (ii) if such successor trustee is appointed at any time during the period that a Form 10-K is being filed with respect to the Trust in accordance with the Exchange Act and the rules and regulations of the Commission, the certification required pursuant to the first sentence of Section 6.01(k) indicating which Servicing Criteria are applicable to such successor trustee, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee (or its custodian) shall deliver to the Trustee or any successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b)  No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c)  Upon acceptance of appointment by a successor trustee as provided in this Section 6.07, the predecessor trustee shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

(d)  Upon the resignation or removal of the Trustee pursuant to this Section 6.07, the Trustee shall deliver the amounts held in its possession for the benefit of the Certificateholders and the Certificate Insurer to the successor trustee upon the appointment of such successor trustee.

Section 6.08. Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05. Unless and until a Form 15 suspension notice shall have been filed, as a condition to the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Sponsor, the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Sponsor, the Master Servicer and the Depositor in writing and in form and substance reasonably satisfactory to the Sponsor, the Master Servicer and the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)  Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and any NIMS Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee (acting as successor master servicer) to make an Advance pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee. The Trustee shall not be responsible for any action or omission of any separate trustee, co-trustee or custodian. Notwithstanding the foregoing, at any time during the period that a Form 10-K is being filed with respect to the Trust in accordance with the Exchange Act and the rules and regulations of the Commission, no such co-custodian or co-trustee shall be vested with any powers, rights and remedies under this Agreement unless such party has agreed to comply with all Regulation AB requirements set forth under this Agreement or the related Custodial Agreement, as applicable.

(b)  Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)  all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)  no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)  the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer and any NIMS Insurer.

(d)  Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)  No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)  The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)  The Trustee shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee ) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 6.12.

(h)  Notwithstanding the foregoing, for so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Trustee shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Seller, the Master Servicer, the Sponsor and the Depositor and (b) requiring any such Subcontractor to provide to the Trustee an assessment report as provided in Section 9.25(a) and an attestation report as provided in Section 9.25(b), which reports the Trustee shall include in its assessment and attestation reports. The Trustee shall indemnify the Sponsor, the Depositor and the Master Servicer and any director, officer, employee or agent of each of the Sponsor, the Depositor and the Master Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the failure by the Trustee (i) to give notice of the engagement of any Subcontractor or (ii) to require any Subcontractor to provide the Trustee an assessment of compliance as provided in Section 9.25(a) and an attestation report as provided in Section 9.25(b). This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

Section 6.10. Authenticating Agents.

(a)  The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to any NIMS Insurer.

(b)  Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)  Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, any NIMS Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, any NIMS Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and any NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11. Indemnification of Trustee.

The Trustee, including in its individual capacity, and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder or under the Group I Swap Agreement, the Group I Cap Agreement, the Class 3-A1 Cap Agreement, the Mortgage Loan Sale Agreement, any Transfer Agreement, any Servicing Agreement or any Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)  with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer, any NIMS Insurer, the Certificate Insurer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure of the Trustee to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 6.11;

(ii)  while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor, the Master Servicer and any NIMS Insurer in preparing such defense; and

(iii)  notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, the Master Servicer and any NIMS Insurer which consent shall not be unreasonably withheld.

The Trustee shall be further indemnified by the Seller for and held harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the fifth paragraph of Section 2.01(a) hereof, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12. Fees and Expenses of Trustee and Custodians.

The Trustee shall be entitled to (i) receive, and is authorized to pay itself, the amount of income or gain earned from investment of or other earnings on funds in the Certificate Account and (ii) reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which the Trustee is entitled as provided therein), except for expenses, disbursements and advances that either (i) do not constitute “unanticipated expenses” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or (ii) arise from its negligence, bad faith or willful misconduct. The Trustee shall be entitled to reimbursement of its reasonable expenses and disbursements incurred or made in connection with a Section 7.01(d) Purchase Event in accordance with Section 4.04(b). Each Custodian shall receive compensation and indemnification amounts or payment of its expenses under the related Custodial Agreement as provided therein; provided that, to the extent required under Section 6 or Section 20 of the Custodial Agreement, the Trustee is hereby authorized to pay such compensation or indemnification amounts from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Sections 5A.02 and 5B.02 hereof.

Section 6.13. Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amounts, it may withdraw such request.

Section 6.14. Events of Default; Trustee To Act; Appointment of Successor.

(a)  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)  Any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount or Class Notional Amount of each Class of Certificates affected thereby; or

(ii)  Any failure by the Master Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 9.25 and 9.26; or

(iii)  Except with respect to those items listed in clause (ii) above, any failure by the Master Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any information, data or materials required to be provided hereunder pursuant to Sections 9.23 and 9.29(b), including any items required to be included in any Exchange Act report; or

(iv)  Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 15 days, in the case of failure to maintain any Insurance Policy required to be maintained pursuant to this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby or by any NIMS Insurer; or

(v)  A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(vi)  The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(vii)  The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(viii)  The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(ix)  If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; or

(x)  A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

(xi)  The Master Servicer has notice or actual knowledge that any Servicer at any time is not either a Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives such notice or actual knowledge; or

(xii)  After receipt of notice from the Trustee or any NIMS Insurer, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Master Servicer Remittance Date, which failure continues unremedied for a period of one Business Day (but in no event later than 12:00 p.m. New York time on the related Distribution Date) after the date upon which such written notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (xii) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (xii) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (xii) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and pursuant to and under the terms of this Agreement; provided, however, the parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicer’s obligations to the Trustee; provided, however the obligation to make Advances by the Trustee shall be effective upon the Trustee providing notice of the termination to the Master Servicer pursuant to this Section 6.14. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated (or the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) as a result of an Event of Default shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Fund and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04(b); provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall promptly notify the Certificate Insurer, any NIMS Insurer, the Swap Counterparty, the Cap Counterparty and each Rating Agency of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to remit funds to the Trustee on the Master Servicer Remittance Date.

(b)  Within 90 days of the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and within a period of time not to exceed 90 days after the issuance of written notice of termination pursuant to Section 6.14(a) or Section 9.28 or for any breach of representation or warranty by such predecessor Master Servicer. The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

(c)  Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of the Master Servicer hereunder. Such successor master servicer shall have no responsibility for any act or omission of the Master Servicer prior to such successor’s assumption of the Master Servicer’s rights and obligations hereunder and such successor master servicer shall also have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 6.15. Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of any NIMS Insurer, the Certificate Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16. Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of Certificateholders (with the consent of any NIMS Insurer) may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders and with the consent of any NIMS Insurer. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17. Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificate Insurer, the Certificateholders at their respective addresses appearing on the Certificate Register, any NIMS Insurer the Swap Counterparty and the Cap Counterparty. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to any NIMS Insurer and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18.	Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may, with the consent of any NIMS Insurer, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, or any NIMS Insurer, unless such Certificateholders, or any NIMS Insurer, shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19.	Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer, the Certificate Insurer, any NIMS Insurer, the Cap Counterparty and Swap Counterparty, as applicable. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer or any other Event of Default unless notified in writing by the Depositor, the Certificate Insurer, the Master Servicer or the Certificateholders.

Section 6.20. Preparation of Tax Returns and Reports.

(a)  The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. The Trustee shall prepare and file required state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee’s possession). The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer shall indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b)  The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of each REMIC created hereby, an application on IRS Form SS-4. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Master Servicer, the Trustee and the Depositor. The Trustee will file an IRS Form 8811. The Trustee shall have no obligation to verify the information in any form 8811 or form SS-4 filings.

(c)  The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days (or, if applicable, within such shorter period of time as is required under the rules of the Commission) as in effect from time to time (the “Rules”)) following each Distribution Date, the Trustee shall, in accordance with industry standards and the Rules, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”) the reports listed in subsections (d) through (f) of this Section 6.20 in respect of the Trust Fund as and to the extent required under the Exchange Act each of which reports and any amendment thereof shall be signed by the Exchange Act Signing Party.

(d)  Reports Filed on Form 10-D.

(i) Within 15 days following each Distribution Date (or such later date as may be permissible due to an extension of the filing deadline under the Exchange Act), the Trustee will prepare and file a distribution report on Form 10-D (the “Distribution Report”) with respect to the Trust Fund, which Distribution Report shall include (A) a copy of the Distribution Date Statement prepared by the Trustee in respect of the related Distribution Date detailing all applicable data elements specified in Item 1121(a) of Regulation AB and (B) the information identified in clauses (A) through (I) below, as specified on Exhibit Q; provided, that, the Trustee shall have received from the Depositor, the Sponsor, the Master Servicer, any Servicer, any Custodian, any Cap Counterparty, any Swap Counterparty or any Subservicer or Subcontractor therefor, no later than three Business Days after the related Distribution Date, the following additional information, data, and materials, in a form suitable for conversion to the format required for filing with the Commission via EDGAR, required to be included in the Distribution Report on Form 10-D for such Distribution Date:

(A)  Item 1 - Distribution and Pool Performance Information (each of the data elements specified in Item 1121(a)(11), (12) and (14) of Regulation AB);

(B)  Item 2 - Legal Proceedings (information required by Item 1117 of Regulation AB);

(C)  Item 3 - Sale of Securities and Use of Proceeds (information required by Item 2 of Part II of Form 10-Q);

(D)  Item 4 - Defaults Upon Senior Securities (information required by Item 3 of Part II of Form 10-Q);

(E)  Item 5 - Submission of Matters to a Vote of Security Holders (information required by Item 4 of Part II of Form 10-Q);

(F)  Item 6 - Significant Obligors of Pool Assets (information required by Item 1112(b) of Regulation AB);

(G)  Item 7 - Significant Enhancement Provider Information (information required by Items 1114(b)(2) and 1115(b) of Regulation AB);

(H)  Item 8 - Other Information (all other information required to be disclosed on Form 8-K during the period covered by the report and not yet reported); and

(I)  Item 9 - Exhibits (all exhibits required to be filed by Form 10-D and Item 601 of Regulation S-K other than the Distribution Date Statement to be provided by the Trustee).

Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit Q to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure to the extent that such information is required to be provided by a party other than the Trustee, except as set forth in the next paragraph.

(ii) After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-D includes Additional Form 10-D Disclosure, then the Form 10-D shall also be electronically distributed to the Depositor for review and approval. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (g)(ii) of this Section 6.20. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 6.20(d) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(d). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. The Trustee shall not be responsible (1) for the content of any of the information provided pursuant to clauses (d)(i)(A) - (I) above (unless such item is provided by and specific to the Trustee or its Subcontractor, in which case the Trustee will be responsible for the content of such information; provided that such information is not revised without the prior consent of the Trustee), (2) for determining whether any such information is required to be included in any Form 10-D (unless such information is specific to the Trustee, in which case the Trustee shall be responsible for making such a determination), (3) for reformatting any information that is not in a form suitable for conversion to the format required for filing with the Commission via EDGAR so that it is able to be filed on EDGAR or (4) for the failure to include any information if it is not provided to the Trustee on a timely basis (unless such item is specific to the Trustee, in which case the Trustee will be responsible for the failure to include such information, unless such information is not included in the final Form 10-D without the consent of the Trustee).

The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section 6.20(d).

(iii) Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” At the date of filing of each annual report on Form 10-K with respect to the Trust Fund, the Depositor shall be deemed to represent to the Trustee that as of such date, the Depositor has filed all such required reports during the preceding 12 months and that is has been subject to such filing requirements for the past 90 days. The Depositor hereby directs the Trustee to check “yes” with respect to both clauses (1) and (2) above. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either of clause (1) or clause (2) above is “no.” The Trustee shall be entitled to rely on such direction in preparing and/or filing any such Form 10-D.

(e)  Reports Filed on Form 10-K.

(i) On or prior to the 90th day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2008, and, unless and until a Form 15 Suspension Notification shall have been filed, the Trustee shall prepare and file (but will not execute) a Form 10-K in respect of the Trust Fund, which shall include the certification required pursuant to Rule 13a-14 under the Exchange Act (the “Form 10-K Certification”) signed by an appropriate party or parties (which Form 10-K Certification the Trustee shall not be required to prepare or sign) and such other information as is required by the Rules; provided, that, the Trustee shall have received from the Depositor, each Servicer, each Custodian, each Additional Servicer, any Servicing Function Participant and the Master Servicer (each, a “Reporting Servicer”), no later than March 15th of each calendar year prior to the filing deadline for such Annual Report, all information, data, assessments of compliance, accountant’s attestations and exhibits required to be provided or filed with such Annual Report including information, data, assessments of compliance, accountant’s attestations and exhibits required to be provided in connection with the following Items and other filing requirements of Form 10-K:

(A) Item 9B - Other Information (information required to be reported on Form 8-K in the fourth quarter but not reported);

(B) Item 15 - Exhibits and Financial Statement Schedules (including all exhibits required to be filed pursuant to Item 601 of Regulation S-K under the Exchange Act other than the certification specified in Item 601(b)(31)(ii) of Regulation S-K and the Assessment of Compliance, Attestation Report, and Compliance Statement specified in Item 601(b)(33), (34) and (35) of Regulation S-K with respect to those Servicing Criteria as to which the Trustee is the Item 1122 Responsible Party);

(C) Significant Obligor Financial Information (Item 1112(b) of Regulation AB);

(D) Significant Enhancement Provider Financial Information (Items 1114(b)(2) and 1115(b) of Regulation AB);

(E) Legal Proceedings (Item 1117 of Regulation AB);

(F) Affiliations and Certain Relationships and Related; Transactions (Item 1119 of Regulation AB);

(G) Compliance with Applicable Servicing Criteria (Item 1122 of Regulation AB); and

(H) Servicer Compliance Statement (Item 1123 of Regulation AB).

Any disclosure or information listed in (A) through (H) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit R to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure to the extent that such information is required to be provided by a party other than the Trustee, except as set forth in the next paragraph.

(ii) After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-K includes Additional Form 10-K Disclosure, then the Form 10-K shall also be electronically distributed to the Depositor for review and approval. No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g) of this Section 6.20. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(e) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(e), Section 9.25(a), Section 9.25(b) and Section 9.26. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct. The Trustee shall not be responsible (1) for the content of any of the information provided pursuant to clauses (e)(i)(A) - (H) above (unless such item is provided by and specific to the Trustee or its Subcontractor, in which case the Trustee will be responsible for the content of such information; provided that such information is not revised without the prior consent of the Trustee), (2) for determining whether any such information is required to be included in any Form 10-K (unless such information is specific to the Trustee, in which case the Trustee shall be responsible for making such a determination), (3) for reformatting any information that is not in a form suitable for conversion to the format required for filing with the Commission via EDGAR so that it is able to be filed on EDGAR or (4) for the failure to include any information if it is not provided to the Trustee on a timely basis (unless such item is specific to the Trustee, in which case the Trustee will be responsible for the failure to include such information, unless such information is not included in the final Form 10-K without the consent of the Trustee).

The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) Unless a Form 15 Suspension Notification with respect to the Trust Fund has been filed, if so requested, on or prior to March 15th of each year, beginning in March 2008, the Trustee shall sign a certification in the form attached hereto as Exhibit M (the “Back-up Certification”) for the benefit of the Exchange Act Signing Party and the Person who signs the Form 10-K Certification (the “Certifying Party”) regarding certain aspects of such Form 10-K Certification, upon which the Exchange Act Signing Party and the Certifying Party can reasonably rely (provided, however, that the Trustee shall not be required to undertake an analysis of, and shall have no responsibility for, any financial information, the accountant’s report, certification or other materials contained therein, except for those computations prepared by the Trustee and reflected in the distribution report). Nothing in this Section 6.20(i) shall relieve the Trustee of its responsibility for the matters as to which it is certifying in the form attached hereto as Exhibit M.

(iv) Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby directs the Trustee to check “yes” with respect to both clauses (1) and (2) above. The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to either of clause (1) or clause (2) above is “no.” The Trustee shall be entitled to rely on such direction in preparing and/or filing any such Form 10-K.

(v) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(f)  Reports Filed on Form 8-K.

(i) Within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), at the written direction and expense of the Depositor, the Trustee shall prepare and file Current Reports on Form 8-K in respect of the Trust Fund, as required by the Exchange Act; provided, that, the Depositor shall have timely notified the Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report, including, particularly, information, data and exhibits, in a form suitable for conversion to the format required for filing with the Commission via EDGAR, required to be provided in connection with the following Items of Form 8-K:

(A) Item 1.01 - Entry into a Material Definitive Agreement;

(B) Item 1.02 - Termination of a Material Definitive Agreement;

(C) Item 1.03 - Bankruptcy or Receivership;

(D) Item 2.04 - Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement;

(E) Item 3.03 - Material Modification to Rights of Security Holders;

(F) Item 5.03 - Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year

(G) Item 6.02 - Change in Servicer or Trustee;

(H) Item 6.03 - Change in Credit Enhancement or Other External Support;

(I) Item 6.04 - Failure to Make a Required Distribution; and

(J) Item 6.05 - Securities Act Updating Disclosure.

Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit S to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K to the extent that such information is required to be provided by a party other than the Trustee, except as set forth in the next paragraph.

(ii) After preparing the Form 8-K, the Trustee shall forward electronically, no later than Noon New York City time on the 3rd Business Day after the Reportable Event, a draft copy of the Form 8-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party, then the Form 8-K shall also be electronically distributed to the Depositor for review and approval. No later than 1 p.m. New York City time on the 4th Business Day after the Reportable Event, a duly authorized officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g) of this Section 6.20. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(f) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(f). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct. The Trustee shall not be responsible (1) for the content of any of the information provided pursuant to clauses (f)(i)(A) - (J) above (unless such item is provided by and specific to the Trustee or its Subcontractor, in which case the Trustee will be responsible for the content of such information; provided that such information is not revised without the prior consent of the Trustee), (2) for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Trustee, in which case the Trustee will be responsible for making such a determination, unless such information is not included in the final Form 8-K without the consent of the Trustee), (3) for reformatting any information that is not in a form suitable for conversion to the format required for filing with the Commission via EDGAR so that it is able to be filed on EDGAR or (4) for any late filing of a Form 8-K in the event that it does not receive all information, data, signatures and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(g)  Delisting; Amendments; Late Filings.

(i) Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, unless otherwise directed by the Depositor in writing, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act. The Paying Agent is entitled to assume that a Form 15 will be filed for such year unless the Trustee notifies the Paying Agent that a From 15 will not be filed.

(ii) In the event that the Trustee becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended with respect to an additional disclosure item, the Trustee will notify the Depositor and any applicable party affected thereby and such parties will cooperate to prepare any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer or a duly authorized representative, as applicable, of the Exchange Act Signing Party. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(g) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(h)  The Trustee, with the prior consent of the Depositor, may include in any Exchange Act report all relevant information, data, and exhibits as the Trustee may receive in connection with such report irrespective of any provision that may permit the exclusion of such material. For example, the Trustee, with the prior consent of the Depositor, may file all Assessments of Compliance, Attestation Reports and Compliance Statements timely received from any Item 1122 Responsible Party irrespective of any applicable minimum pool asset percentage requirement for disclosure related to such Item 1122 Responsible Party.

(i)  Any party that signs any Exchange Act report that the Trustee is required to file shall provide to the Trustee prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Trustee the original executed signature page for such report. In addition, each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(j)  The Depositor and the Master Servicer, by mutual agreement, shall determine which of the Depositor or the Master Servicer shall be the initial Exchange Act Signing Party. Upon such determination, the Depositor shall timely notify the Trustee, and such notice shall provide contact information for the Exchange Act Signing Party. If the Depositor and Master Servicer, at any time, mutually agree to change the identity of the Exchange Act Signing Party, the Depositor shall provide timely notice to the Trustee of any such change. Any n notice delivered pursuant to this Section 6.20 may be by fax or electronic copy notwithstanding the notice provisions of Section 11.07.

Section 6.21. Compliance with Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 6.01 and 6.20 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Depositor and the Trustee with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Sponsor, the Master Servicer, the Depositor or the Trustee for delivery of additional or different information, to the extent such information is available or reasonably attainable, as the Sponsor, the Master Servicer, the Depositor or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 6.22. No Merger.

The Lehman XS Trust 2007-6 shall not to be merged or consolidated with any other entity, except as a result of a final judicial determination.

Section 6.23. Reporting Requirements of the Commission.

The Trustee and the Master Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to this Agreement as may be necessary to comply with the Rules and any interpretations thereof by the staff of the Commission, subject to the provisions of Section 11.03 hereof.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND
TERMINATION OF THE TRUST FUND

Section 7.01.
Purchase of Mortgage Loans; Termination of a Mortgage Pool or the Trust Fund Upon Purchase or Liquidation of Mortgage Loans; Purchase of the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests.

(a)  The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders and the Swap Counterparty as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee pursuant to Section 4.01, and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) with respect to Pool 1 and Pool 2 shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in Pool 1 and Pool 2 and the disposition of all related REO Property, (ii) the latest to occur of the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date (each, a “Pool 1-2 Termination Event”); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Upon the occurrence of a Pool 1-2 Termination Event, each REMIC related to Pool 1 and Pool 2 shall be terminated in a manner that shall qualify as a “qualified liquidation” under the REMIC Provisions as evidenced by an Opinion of Counsel provided to the Trustee at the expense of the Trust Fund.

The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee pursuant to Section 4.01, and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) with respect to Pool 3 shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in Pool 3 and the disposition of all related REO Property, (ii) the latest to occur of the sale of the property held by the Trust Fund in accordance with Section 7.01(d) and (iii) the Latest Possible Maturity Date (each, a “Pool 3 Termination Event”); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Upon the occurrence of a Pool 3 Termination Event, each REMIC related to Pool 3 shall be terminated in a manner that shall qualify as a “qualified liquidation” under the REMIC Provisions as evidenced by an Opinion of Counsel provided to the Trustee at the expense of the Trust Fund.

(b)  On any Distribution Date occurring on or after the Pool 1-2 Initial Optional Termination Date, the Master Servicer or the LTURI-holder, as applicable, with the prior written consent of any NIMS Insurer and the Seller (which consent shall not be unreasonably withheld) has the option to purchase the Mortgage Loans in Pool 1 and Pool 2 and any REO Property related to Pool 1 and Pool 2 for the Pool 1-2 Purchase Price upon written direction to the Trustee (delivered no later than 30 days prior to the anticipated sale date); provided, however, if there are any Group I NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of such Group I NIM Securities and, if such consent is given, the Pool 1-2 Purchase Price shall also include an amount equal to the sum of (1) any accrued interest on the Group I NIM Securities, (2) the unpaid principal balance of any such Group I NIM Securities and (3) any other reimbursable expenses owed by the issuer of the Group I NIM Securities (the “Group I NIM Redemption Amount”). Upon exercise of such option, the property of the Trust Fund in Pool 1 and Pool 2 shall be sold to the Master Servicer for the Pool 1-2 Purchase Price. The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Pool 1-2 Purchase Price for any Mortgage Loan in Pool 1 and Pool 2 or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans in Pool 1 and Pool 2 that are reimbursable to the Master Servicer or the Trustee under this Agreement or the related Servicing Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer or the Trustee hereunder or the Servicers thereunder, and the Trustee shall be entitled to be reimbursed from the Pool 1-2 Purchase Price for any related amounts owed to the Trustee under Section 6.11 and Section 6.12 hereof. If the NIMS Insurer directs the Master Servicer to exercise its right to cause the Trust Fund to sell its property in Pool 1 and Pool 2 as described above, then (i) the Master Servicer shall cause the Trust Fund to sell its property in Pool 1 and Pool 2 as described above, (ii) the NIMS Insurer shall remit the Pool 1-2 Purchase Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account and (iii) the Trustee shall transfer the property of the Trust Fund in Pool 1 and Pool 2 to the NIMS Insurer. The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for their reasonable out-of-pocket expenses incurred in connection with its sale of the property in Pool 1 and Pool 2 at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Master Servicer’s or Trustee’s sale of the property in Pool 1 and Pool 2 at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s or Trustee’s, as the case may be, negligence, bad faith or willful misconduct.

On any Distribution Date occurring on or after the Pool 3 Initial Optional Termination Date, the Master Servicer or the LTURI-holder, as applicable, with the prior written consent of the Certificate Insurer, any NIMS Insurer and the Seller (which consent shall not be unreasonably withheld) has the option to purchase the Mortgage Loans in Pool 3 and any REO Property related to Pool 3 for the Pool 3 Purchase Price upon written direction to the Trustee (delivered no later than 30 days prior to the anticipated sale date); provided, however, if there are any Group II NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of the Group II NIM Securities and, if such consent is given, the Pool 3 Purchase Price shall also include an amount equal to the sum of (1) any accrued interest on the Group II NIM Securities, (2) the unpaid principal balance of any such Group II NIM Securities and (3) any other reimbursable expenses owed by the issuer of the Group II NIM Securities (the “Group II NIM Redemption Amount”). Upon exercise of such option, the property of the Trust Fund in Pool 3 shall be sold to the Master Servicer for the Pool 3 Purchase Price. The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Pool 3 Purchase Price for any Mortgage Loan in Pool 3 or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans in Pool 3 that are reimbursable to the Master Servicer or the Trustee under this Agreement or the related Servicing Agreement, together with any accrued and unpaid compensation due to the Certificate Insurer, the Master Servicer hereunder or the Servicers thereunder, and the Trustee shall be entitled to be reimbursed from the Pool 3 Purchase Price for any related amounts owed to the Trustee under Section 6.11 and Section 6.12 hereof. If the NIMS Insurer directs the Master Servicer to exercise its right to cause the Trust Fund to sell its property in Pool 3 as described above, then (i) the Master Servicer shall cause the Trust Fund to sell its property in Pool 3 as described above, (ii) the NIMS Insurer shall remit the Pool 3 Purchase Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account and (iii) the Trustee shall transfer the property of the Trust Fund in Pool 3 to the NIMS Insurer. The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for their reasonable out-of-pocket expenses incurred in connection with its sale of the property in Pool 3 at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Master Servicer’s or Trustee’s sale of the property in Pool 3 at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s or Trustee’s, as the case may be, negligence, bad faith or willful misconduct.

(c)  [Reserved].

(d)  On any Distribution Date occurring on or after the Pool 1-2 Initial Optional Termination Date or the Pool 3 Initial Optional Termination Date, as applicable, and provided there are no related NIM Securities outstanding, the Master Servicer, with the prior written consent of the Seller, which consent shall not be unreasonably withheld, has the option to purchase all of the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests, respectively.

Upon exercise of such option with respect to Pool 1 and Pool 2, the Pooling REMIC I Regular Interests shall be sold to the Master Servicer at a price (the “Pooling REMIC I Regular Interest Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Pool 1 and Pool 2 Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any such Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by Pooling REMIC I, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer, any NIMS Insurer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase). If the Master Servicer elects to exercise such option, each REMIC created pursuant to this Agreement related to Pool 1 and Pool 2 (other than Pooling REMIC I) shall be terminated in such a manner so that the termination of each such REMIC shall qualify as a “qualified liquidation” under the REMIC Provisions and the Pooling REMIC I Regular Interests and the Class I-LT-R Certificates will evidence the entire beneficial interest in the property of the Trust Fund. Following a purchase of the Pooling REMIC I Regular Interests pursuant to this subsection, the Trust Fund (and Pooling REMIC I) will remain outstanding and final payment on the Certificates (other than the Class I-LT-R Certificates) will be made in accordance with Section 7.03(a)(iii) and 5A.02. The Trust Fund, as it relates Pool 1 and Pool 2, will terminate upon the occurrence of a Pool 1-2 Termination Event, in accordance with Section 7.01(a).

Upon exercise of such option with respect to Pool 3, the Pooling REMIC II Regular Interests shall be sold to the Master Servicer at a price (the “Pooling REMIC II Regular Interests Purchase Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Pool 3 Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any such Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by Pooling REMIC II, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer, any NIMS Insurer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase). If the Master Servicer elects to exercise such option, each REMIC created pursuant to this Agreement related to Pool 3 (other than Pooling REMIC II) shall be terminated in such a manner so that the termination of each such REMIC shall qualify as a “qualified liquidation” under the REMIC Provisions and the Pooling REMIC II Regular Interests and the Class II-LT-R Certificates will evidence the entire beneficial interest in the property of the Trust Fund. Following a purchase of the Lower-Tier REMIC II Uncertificated Regular Interests pursuant to this subsection, the Trust Fund (and Pooling REMIC II) will remain outstanding and final payment on the Certificates (other than the Class II-LT-R Certificates) will be made in accordance with Section 7.03(a)(iii) and 5B.02. The Trust Fund, as it relates to Pool 3, will terminate upon the occurrence of a Pool 3 Termination Event, in accordance with Section 7.01(a).

The Trust Fund will terminate upon the occurrence of a Trust Fund Termination Event, in accordance with Section 7.01(a).

Section 7.02.	Procedure Upon Termination of Trust Fund or Purchase of Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests.

(a)  Notice of any Trust Fund Termination Event and notice of the purchase of the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests, specifying the Distribution Date upon which the final distribution to the Certificates (other than the Class I-LT-R or Class II-LT-R Certificates, in the case of a purchase of the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests, respectively) shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed no later than 5 Business Days after the Trustee has received notice from the Master Servicer of its election to cause (x) sale of all of the property of the Trust Fund related to Pool 1 and Pool 2 or related to Pool 3 pursuant to Section 7.01(b), (y) the purchase of the Pooling REMIC I Regular Interests or the Pooling REMIC II Regular Interests pursuant to Section 7.01(d), or (z) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the applicable Pool in the Trust Fund. In the case of a Trust Fund Termination Event, the Trustee shall also give notice to the Master Servicer and the Certificate Registrar at the time notice is given to the Holders.

In the case of a Pool 1-2 Termination Event or Pool 3 Termination Event, as applicable, such notice shall specify (A) the Distribution Date upon which final distribution on the related Certificates, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests of all amounts required to be distributed to Certificateholders pursuant to Section 5A.02 and Section 5B.02, as applicable, will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Upon any such Trust Fund Termination Event, the duties of the Certificate Registrar with respect to the Certificates, Pooling REMIC I Regular Interests and Pooling REMIC II Regular Interests shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

In the case of a purchase of the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates (other than the Class I-LT-R Certificates and Class II-LT-R Certificates) of all amounts required to be distributed to Certificateholders pursuant to 5A.02 and Section 5B.02, as applicable, (other than any distributions to the Class I-LT-R Certificates in respect of Pooling REMIC I and the Class II-LT-R Certificates in the case of Pooling REMIC II) will be made upon presentation and surrender of the Certificates (other than the Class I-LT-R Certificates or Class II-LT-R Certificates, as applicable) at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates (other than the Class I-LT-R Certificates or Class II-LT-R Certificates, as applicable) at the office or agency of the Trustee therein specified. Upon any such purchase of the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, the duties of the Certificate Registrar with respect to the related Certificates shall terminate but the Trustee shall not terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the related Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment. For all Distribution Dates following the Distribution Date on which the Master Servicer purchases either the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, all amounts that would be distributed on the related Certificates (other than the Class I-LT-R Certificates or the Class II-LT-R Certificates, as applicable, and exclusive of amounts payable from any fund that is treated as an Excluded Trust Asset) absent such purchase shall be payable to the applicable LTURI-holder.

(b)  In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)  Any reasonable expenses incurred by the Trustee in connection with any Trust Fund Termination Event or any purchase of the either the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests shall be reimbursed from proceeds received from such termination or purchase.

Section 7.03.	Additional Requirements for any Trust Fund Termination Event or Purchase of either the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests.

(a)  Any termination of the Trust Fund pursuant to Section 7.01(a) or any termination of a REMIC pursuant to Section 7.01(d) shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans or any of the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests pursuant to Section 7.01(b) or Section 7.01(d), respectively), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee and any NIMS Insurer to the effect that the failure to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)  Within 89 days prior to the time of the making of the final payment on the Certificates (other than the Class I-LT-R and Class II-LT-R Certificates, in the case of a purchase of the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, respectively, upon notification by the Master Servicer, any NIMS Insurer or an Affiliate of the Seller that it intends to exercise its option to cause the termination of the Trust Fund or purchase the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, the Trustee shall adopt a plan of complete liquidation on behalf of each related REMIC (other than Pooling REMIC I, in the case of a purchase of the Pooling REMIC I Regular Interests and other than Pooling REMIC II, in the case of the purchase of the Pooling REMIC II Regular Interests), meeting the requirements of a qualified liquidation under the REMIC Provisions;

(ii)  Any sale of the assets of the Trust Fund, the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests pursuant to Section 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates (other than the Class I-LT-R and Class II-LT-R, in the case of a purchase of the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, respectively);

(iii)  On the date specified for final payment of the Certificates (other than the Class I-LT-R and Class II-LT-R Certificates, in the case of a purchase of the Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, respectively), the Trustee shall make final distributions of principal and interest on such Certificates and shall pay, in the case of a Pool 1-2 Termination Event or a Pool 3 Termination Event, any Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid on previous Swap Payment Dates) in accordance with Section 5A.02 or Section 5B.02, as applicable. In the case of a Trust Fund Termination Event, and, after payment of, or provision for any outstanding expenses, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv)  In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates in respect of the residual interest in any liquidated REMIC be made after the 89th day from the date on which the plan of complete liquidation for such REMIC is adopted.

(b)  By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation prepared by the Depositor and adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or any Servicer.

(c)   In connection with the termination of the Trust Fund or a Section 7.01(d) Purchase Event, the Trustee may request an Opinion of Counsel addressed to the Trustee (at the expense of the Depositor) to the effect that all the requirements of a qualified liquidation under the REMIC Provisions have been met.

Section 7.04. Optional Purchase Right of NIMS Insurer.

The NIMS Insurer, if any, may purchase any Distressed Mortgage Loan in the related Mortgage Pool or Mortgage Pools for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances, Servicing Fees or Trustee Fees and any unreimbursed expenses of the Trustee allocable to such Distressed Mortgage Loan. Any such purchase shall be accomplished by the NIMS Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account. The NIMS Insurer shall not use any procedure in selecting Distressed Mortgage Loans to be purchase which would be materially adverse to the related Certificateholders or the Certificate Insurer.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01. Limitation on Rights of Holders.

(a)  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)  No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall, with the prior written consent of any NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders or any NIMS Insurer; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, any NIMS Insurer and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of any NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or any NIMS Insurer, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, any NIMS Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02. Access to List of Holders.

(a)  If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and any NIMS Insurer, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or any NIMS Insurer in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)  If any NIMS Insurer or three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)  Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, any NIMS Insurer, the Certificate Registrar and the Trustee, that none of the Depositor, the Master Servicer, any NIMS Insurer, the Certificate Registrar, the Paying Agent or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03. Acts of Holders of Certificates.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Certificate Registrar and the Paying Agent and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)  The ownership of Certificates, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests (whether or not such Certificates, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, the Paying Agent or the Depositor shall be affected by any notice to the contrary.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests shall bind every future Holder of the same Certificate, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests and the Holder of every Certificate, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01. Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates, Pooling REMIC I Regular Interests or Pooling REMIC II Regular Interests, appoint Aurora Loan Services LLC, as Master Servicer. For and on behalf of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement.

Section 9.02.	Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a)  The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and the Master Servicer shall provide the Trustee, the Certificate Insurer and any NIMS Insurer upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b)  The Master Servicer shall promptly report to the Trustee and any NIMS Insurer any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee and any NIMS Insurer, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and any NIMS Insurer all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and any NIMS Insurer. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 9.03. Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor and, upon request, the Certificate Insurer, a copy of the annual audited financial statements of its parent on or prior to March 31st of each year commencing on March 31, 2008. Such financial statements shall include comparative balance sheets, income statements, statement of changes in shareholder's equity, statements of cash flows, a consolidating schedule showing consolidated subsidiaries and any related notes required pursuant to generally accepted accounting principles, certified by a nationally recognized firm of Independent Accountants to the effect that such financial statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04. Power to Act; Procedures.

(a)  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders and the Certificate Insurer under this Agreement. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer (to the extent permitted in the related Servicing Agreement), when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successor and assigns. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall execute, upon request, any powers of attorney furnished to it by the Master Servicer empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service or administer the Mortgage Loans and carry out its duties hereunder and to allow such Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In no event shall the Master Servicer, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer in its applicable, representative capacity, so long as the jurisdictional and procedural rules will allow for this insertion to occur, (ii) initiate any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Transferor for breaches of representations and warranties) solely under the Trustee’s name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Transferor for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee on behalf of the Trust Fund, be deemed to be the agent of the Trustee.

(b)  In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall exercise the same care that it customarily employs and exercises master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium, except as set forth below) and, except as set forth below (ii) extend the due dates for payments due on a Mortgage Note; provided, however, that the maturity of any Mortgage Loan shall not be extended past the Final Scheduled Distribution Date. In the event of any such modification, the Master Servicer shall calculate the Scheduled Payment for such Mortgage Loan based on the modified terms of the Mortgage Loan and shall only be required to make Advances pursuant to Section 5.04 to the extent of the new Scheduled Payment. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan, unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, reasonably foreseeable, (2) in the case of a waiver of a Prepayment Premium, (a) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan and (b) if the prepayment is not the result of a refinance by the related Servicer or any of its affiliates, (i) the collection of the Prepayment Premium would be in violation of applicable law or (ii) the collection of such Prepayment Premium would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (3) such modification, waiver or amendment would not result in an Adverse REMIC Event.

Section 9.05. Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)  Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer. Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer to the extent permitted by the applicable Servicing Agreement and shall not be an obligation of the Trust Fund, the Trustee or the Master Servicer.

(b)  The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause the Servicer to take such action.

(c)  The Master Servicer, for the benefit of the Trustee, the Certificate Insurer, any NIMS Insurer and the Certificateholders, shall use its reasonable best efforts to enforce the obligations of each Servicer under the related Servicing Agreement, and shall, upon obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance therewith, to the extent that such non-performance of such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or the Certificateholders, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d)  The Master Servicer shall be entitled to conclusively rely on any certifications or other information provided by the Servicers under the terms of the applicable Servicing Agreement, in its preparation of any certifications, notifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 9.06. Collection of Taxes, Assessments and Similar Items.

(a)  To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, standard hazard insurance policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

(b)  Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

Section 9.07. Termination of Servicing Agreements; Successor Servicers.

(a)  The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer or the related Servicer, the Master Servicer shall either act as Servicer of the related Mortgage Loans or provide for the servicing of the Mortgage Loans by a successor servicer to be appointed as provided in the applicable Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)  If the Master Servicer acts as a successor servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)  If the Master Servicer acts as a successor servicer, it will have the same obligations to made Advances as the Servicer under the related Servicing Agreement and to reimburse itself for unreimbursed Advances if required by the Servicing Agreement but will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer and the Trustee and any NIMS Insurer.

Section 9.08. Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Certificate Insurer, any NIMS Insurer and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders, the Certificate Insurer and any NIMS Insurer. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

Section 9.09. No Contractual Relationship Between Any Servicer and Trustee or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee, the Certificate Insurer, any NIMS Insurer and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries. It is furthermore understood and agreed by the parties hereto that the obligations of any Servicer are set forth in their entirety in such Servicer’s related Servicing Agreement and such Servicer has no obligations under and is not otherwise bound by the terms of this Agreement.

Section 9.10. Assumption of Servicing Agreement by Trustee.

(a)  In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the issuance of any notice of termination pursuant to Section 6.14 or Section 9.28, as applicable, the Trustee shall, in accordance with Section 6.14, thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee and any NIMS Insurer, and hereby agrees to indemnify and hold harmless the Trustee and any NIMS Insurer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee or any NIMS Insurer as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s (or other successor master servicer’s) assumption (but not its performance, except to the extent that costs or liability of the Trustee (or other successor master servicer’s) are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

(b)  The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11. Due-on-Sale Clauses; Assumption Agreements; Easements.

(a)  To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, and to the extent that the Master Servicer has knowledge of the conveyance of a Mortgaged Property, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b)  The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be materially adversely affected thereby. Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

Section 9.12. Release of Mortgage Files.

(a)  Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer shall, or shall cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 hereof have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit C or on the form attached to the related Custodial Agreement) the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File; provided, however, that in lieu of sending a hard copy certification of a Servicing Officer, the Master Servicer may, or may cause, the Servicer to, deliver the request for release in a mutually agreeable electronic format, and to the extent that such a request, on its face, originates from a Servicing Officer, no original signature shall be required. Upon receipt of such certification and request, the Trustee or the applicable Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the applicable Custodian shall have any further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is provided for under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a request for release of documents and a receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the applicable Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless (i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose of such delivery.

Section 9.13.	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)  The Master Servicer shall transmit, or shall cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee or the applicable Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its respective agents and accountants at any time upon reasonable request and during normal business hours, to the Certificate Insurer and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c)  The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d)  The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14. Representations and Warranties of the Master Servicer.

(a)  The Master Servicer hereby represents and warrants to the Depositor, the Certificate Insurer, any NIMS Insurer and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)  it is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary company action on the part of the Master Servicer;

(ii)  the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s certificate of formation or limited liability company agreement, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)  this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)  the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)  the Master Servicer is not a party to or bound by any agreement or instrument or subject to any certificate of formation or limited liability company agreement or any other company restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)  no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)  the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)  the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)  the information about the Master Servicer under the heading “The Master Servicer” in the Offering Document relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)  It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Certificate Insurer, any NIMS Insurer and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Certificate Insurer and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Certificate Insurer, any NIMS Insurer and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, the Certificate Insurer, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

(c)  It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

(d)  Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Trustee, the Certificate Insurer or any NIMS Insurer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 9.15. Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Certificate Insurer, the Seller, the Trustee and any NIMS Insurer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16. Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

Section 9.17. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee, the Certificateholders and the Certificate Insurer all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property or related to the related Mortgagor in accordance with the Master Servicer’s or related Servicer’s normal servicing procedures need not be so deposited (or remitted).

Section 9.18. Maintenance of the Primary Mortgage Insurance Policies.

(a)  The Master Servicer shall cause each Servicer to remit (with respect to any Primary Mortgage Insurance Policy) or shall remit on behalf of each Servicer to the PMI Insurer, the applicable PMI Insurance Premiums and provide monthly Mortgage Loan balance updates to the related PMI Insurers. The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder. To the extent that coverage is available, the Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)  The Master Servicer agrees, to the extent provided in each Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee, the Certificate Insurer and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

Section 9.19.	Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the applicable Custodian on behalf of the Trustee) shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the applicable Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Trustee (or the applicable Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

Section 9.20. Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall use its reasonable best efforts to, or to cause each Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement. Alternatively, the Master Servicer may take, or authorize any Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund, the Certificateholders and the Certificate Insurer and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. Neither the Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

Section 9.21. Compensation to the Master Servicer.

The Master Servicer shall be entitled to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14.

Section 9.22. REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

(b)  The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c)  The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Net Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Master Servicer Remittance Date.

Section 9.23. Notice to the Sponsor, the Depositor and the Trustee.

(a)  The Master Servicer shall promptly notify the Trustee, the Sponsor and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit V to this Agreement. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit V hereto to the Master Servicer.

(b)  Not later than four Business Days prior to the Distribution Date of each month, the Master Servicer shall provide to the Trustee, the Sponsor and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 9.23(b) related to the timely preparation and delivery of such information is contingent upon each applicable Servicer strictly observing all requirements and deadlines in the performance of their duties under their related Servicing Agreements. The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely deliver all such information where such failure results from the Master Servicer’s inability or failure to obtain or receive, on a timely basis, any information from the Servicer needed to prepare or deliver such information, which failure does not result from the Master Servicer’s own negligence, bad faith or willful misconduct.

Section 9.24. Reports to the Trustee.

(a)  Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: Contract Finance, the Certificate Insurer, any NIMS Insurer and any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b)  Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

(c)  All information, reports and statements prepared by the Master Servicer under this Agreement shall be based upon information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 9.25. Assessment of Compliance and Attestation Reports .

(a)  Assessment of Compliance

(i)  By March 15 of each year, commencing in March 2008, the Master Servicer, at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, at its own expense, to the Sponsor, the Depositor, the Master Servicer, the Certificate Insurer and the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria (as identified on Exhibit O) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.20(e), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii)  When the Master Servicer (or any Servicing Function Participant engaged by it) submit their assessments to the Trustee and the Depositor, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 9.25) of each Servicing Function Participant engaged by it and shall indicate to the Trustee what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii)  Promptly after receipt of each such report on assessment of compliance, the Exchange Act Signing Party shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Criteria) for each party as set forth on Exhibit O and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer, and each Custodial Agreement in respect of each Custodian, and, where the Master Servicer is the Exchange Act Signing Party, shall notify the Depositor of any exceptions.

(b)  Attestation Reports

(i)  By March 15 of each year in which the Depositor is required to file reports with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, commencing in March 2008, the Master Servicer, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause, at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer that is a member of the American Institute of Certified Public Accountants to furnish a report to the Sponsor, the Depositor, the Certificate Insurer, the Master Servicer and the Trustee, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii)  Promptly after receipt of such report from the Master Servicer or any Servicing Function Participant engaged by such parties, the Exchange Act Signing Party shall confirm that each assessment submitted pursuant subsection (a) of this Section 9.25 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c)  The Master Servicer’s obligation to provide assessments of compliance and attestations under this Section 9.25 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund.

Section 9.26. Annual Statement of Compliance with Applicable Servicing Criteria .

(a)  The Master Servicer shall deliver (and the Master Servicer shall cause any Additional Servicer engaged by it to deliver) to the Sponsor, the Depositor, the Certificate Insurer and the Trustee on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)  Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

(c)  The Master Servicer shall give prompt written notice to the Trustee, the Sponsor and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Trustee, the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Master Servicer, specifying (A) the identity of each such Subcontractor and (B) which elements of the Servicing Criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor.

(d)  The Master Servicer shall notify the Trustee, the Depositor and the Sponsor within five (5) days of knowledge thereof (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit P to this Agreement. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit P to the Master Servicer.

Section 9.27. Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.28. Resignation of Master Servicer.

Except as otherwise provided in Sections 9.27, 9.28 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee, the Certificate Insurer and any NIMS Insurer. No such resignation shall become effective until a period of time not to exceed 90 days after the Trustee receives written notice thereof from the Master Servicer and until the Trustee shall have assumed, or a successor master servicer acceptable to any NIMS Insurer and the Trustee shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee and any NIMS Insurer.

Section 9.29. Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any Subservicer, Subcontractor or other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Certificate Insurer, any NIMS Insurer or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment, and the name of any such affiliated Subcontractor or Subservicer shall be given promptly by the Master Servicer to the Depositor, the Trustee, the Certificate Insurer and any NIMS Insurer. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

Notwithstanding the foregoing, for so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Master Servicer shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Trustee and the Depositor and (b) requiring any such Subcontractor to provide to the Master Servicer assessment report as provided in Section 9.25(a) and an attestation report as provided for in Section 9.25(b), which reports the Master Servicer shall include in its attestation and assessment reports.

Section 9.30. Limitation on Liability of the Master Servicer and Others.

(a)  The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)  No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c)  None of the Master Servicer, the Seller or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

Section 9.31. Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Sponsor, the Trustee, the Certificate Insurer and any NIMS Insurer and their respective officers, directors, agents and affiliates, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Sponsor, the Certificate Insurer, the Trustee or any NIMS Insurer may sustain arising out of or based upon (a) any material breach by the Master Servicer of any if its obligations hereunder, including particularly its obligations to provide any reports under Section 9.25(a), Section 9.25(b) or Section 9.26 or any information, data or materials required to be included in any Exchange Act report , provided, however, that in no event shall the Master Servicer be liable for any special, consequential, indirect or punitive damages pursuant to this Section 9.31, even if advised of the possibility of such damages, (b) any material misstatement or omission in any information, data or materials provided by the Master Servicer, or (c) the negligence, bad faith or willful misconduct of the Master Servicer in connection with its performance hereunder. The Depositor, the Sponsor, the Certificate Insurer, the Trustee and any NIMS Insurer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Sponsor, the Certificate Insurer, the Trustee or any NIMS Insurer to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. This indemnification shall survive the termination of this Agreement or the termination of the Master Servicer as a party to this Agreement.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01. REMIC Administration.

(a)  REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement. For purposes of such designations, the interest rate of any regular interest that is computed by taking into account the weighted average of the Net Mortgage Rates of the Mortgage Loans shall be reduced by the amount of any expense paid by the Trust to the extent that (i) such expense was not taken into account in computing the Net Mortgage Rate of any Mortgage Loan, (ii) such expense does not constitute an “unanticipated expense” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii), (iii) such expense does not relate to an Excluded Trust Asset and (iv) the amount of such expense was not taken into account in computing the interest rate of a more junior Class of regular interests.

(b)  The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of Section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)  The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account; provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.20 and this Section.

(d)  The Trustee shall prepare, sign and file all of each REMIC’s federal and applicable state tax and information returns as such REMIC’s direct representative. As used herein, applicable state tax and information returns shall mean returns as may be required by the laws of any state the applicability of which to the Trust Fund shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect, or by delivery to the Trustee of a written notification to such effect by the taxing authority of such state. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)  The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

The Trustee shall be entitled to receive reasonable compensation from the Trust Fund for the performance of its duties under this subsection (e); provided, however, that such compensation shall not exceed $5,000 per year; provided, further, that, after a Section 7.01(d) Purchase Event, any expenses incurred by the Trustee in connection with such Section 7.01(d) Purchase Event shall be reimbursed to the Trustee, regardless of the limitation set forth above, in accordance with Section 4.04(b).

(f)  The Trustee, the Master Servicer and the Holders of Certificates shall take any action, within their respective control and scope of their duties, or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, within their respective control, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action, within their respective control and scope of their duties, that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, any NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Master Servicer, any NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Master Servicer or any NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g)  Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Certificate Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)  The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)  No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)  Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)  Upon the request of any Rating Agency, the Trustee shall deliver an Officer’s Certificate stating, without regard to any actions taken by any party other than the Trustee, the Trustee’s compliance with provisions of this Section 10.01.

(l)  The Trustee shall treat each of the Pool 1-2 Basis Risk Reserve Fund, the Group I Cap Account, the Group I Swap Account and the Group I Collateral Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class I-X Certificates and that is not an asset of any REMIC and all amounts deposited into such accounts shall be treated as amounts distributed to the Class I-X Certificateholders (or the applicable components thereof). The Trustee shall treat each of the Pool 3 Basis Risk Reserve Fund, the Class 3-A1 Cap Account and the Class 3-A1 Collateral Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class II-X Certificates and that is not an asset of any REMIC and all amounts deposited into such accounts shall be treated as amounts distributed to the Class II-X Certificateholders (or the applicable components thereof). The Trustee shall treat the Pool 3 Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by Holders of the Class II-X Certificates and that is not an asset of any REMIC.

(m)  For federal income tax purposes, upon any sale of the property held by the Trust Fund pursuant to Section 7.01(b), any NIM Redemption Amount paid by the Master Servicer shall not be treated as a portion of the purchase price paid for such property but shall instead be treated as an amount paid by the Master Servicer to the Holders of the Class I-X Certificates (in the case of any Group I NIM Redemption Amount) and the Class II-X Certificates (in the case of any Group II NIM Redemption Amount), as applicable, immediately before the purchase of the property held by the Trust Fund.
(n)  The Trustee shall treat the rights of the Group II Certificateholders (other than the Holders of the Class II-X, Class II-LT-R, Class II-R, Class 3-P Certificates) to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls as rights in interest rate cap contracts, written by the Class II-X Certificateholders. The Trustee shall treat the rights of the Group II Certificateholders (other than the Holders of the Class II-X, Class II-LT-R, Class II-R and Class 3-P Certificates) to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls as rights in an interest rate cap contract, written by the Class II-X Certificateholders. Thus, each Certificateholder (other than the Holders of the Class I-X, Class II-X, Class I-LT-R, Class II-LT-R, Class I-R, Class II-R, Class 1-P, Class 2-P and Class 3-P Certificates) shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract. In addition, pursuant to the notional principal contracts written by the Class I-X all beneficial owners of the Group I Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class I-X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in the Upper-Tier REMIC I corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”). A Class I Shortfall payable from interest collections shall be allocated to each such Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Certificate Interest Rate for a Class, computed by substituting the applicable “REMIC Net Funds Cap” for the applicable “Net Funds Cap” in the definition thereof, exceeds the amount of interest accrued for the related Accrual Period based on the applicable Net Funds Cap, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Certificates with an outstanding principal balance to the extent of such balance. However, any payment from the Group I Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in the applicable Upper-Tier REMIC and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract. In addition, pursuant to the notional principal contracts written by the Class II-X all beneficial owners of the Group II Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class II-X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in the Upper-Tier REMIC II corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date. Any such payment shall be treated for tax purposes as having been received by the beneficial owners of such Group II Certificates in respect of their Interests in the applicable Upper-Tier REMIC and as having been paid by such beneficial owners to the Pool 3 Basis Risk Reserve Fund pursuant to the notional principal contract. For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Group I and Group II Certificates entitled to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls of $44,000 and $38,000, respectively, as of the Closing Date.

(o)  Notwithstanding the priority and sources of payments set forth in Article V hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this Section 10.01. In no event shall any payments of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls provided for in this Section 10.01 be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1)

Section 10.02. Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless the Trustee and any NIMS Insurer has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates, or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the Class I-X Certificateholder, the Class II-X Certificateholder or the Holder of a Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability pursuant to this Section 10.03: (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates). In addition, the Trustee shall not have any liability for the actions or failure to act of any other party hereto.

Section 10.04. REO Property.

(a)  Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the Master Servicer and any NIMS Insurer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b)  The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If the Master Servicer has received such an extension, then the Master Servicer, acting on the Trustee’s behalf hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Master Servicer has not received such an extension and the Master Servicer or the applicable Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03. Amendment.

(a)  On or prior to a Section 7.01(d) Purchase Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of any NIMS Insurer, and with the consent of the Certificate Insurer (solely as to any matter involving the Group II Certificates or the Pool 3 Mortgage Loans), but without the consent of the Swap Counterparty (except to the extent that the rights or obligations of (1) the Swap Counterparty hereunder or (2) the Swap Counterparty under the Group I Swap Agreement are affected thereby, and except to the extent the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Group I Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required) and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions as evidenced by an Opinion of Counsel. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee, the Certificate Insurer, any NIMS Insurer and the Swap Counterparty shall be provided with an Opinion of Counsel addressed to the Trustee, the Certificate Insurer, any NIMS Insurer and the Swap Counterparty (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce then current rating assigned to the Certificates (without regard to the Certificate Insurance Policy with respect to the Insured Certificates).

(b)  On or prior to a Section 7.01(d) Purchase Event, this Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of any NIMS Insurer, and with the consent of the Certificate Insurer (solely as to any matter involving the Group II Certificates or the Pool 3 Mortgage Loans), but without the consent of the Swap Counterparty (except to the extent that the rights or obligations of (1) the Swap Counterparty hereunder or (2) the Swap Counterparty under the Group I Swap Agreement are affected thereby, or the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Group I Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required) and with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee, the Certificate Insurer and any NIMS Insurer receives an Opinion of Counsel addressed to the Trustee, the Certificate Insurer and the NIMS Insurer, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event and is permitted hereunder; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)  After a Section 7.01(d) Purchase Event but on or prior to a Pool 1-2 Trust Fund Termination Event or Pool 3 Termination Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the LTURI-holder and the Trustee, but without the consent of the Swap Counterparty (except to the extent that the rights or obligations of (1) the Swap Counterparty hereunder or (2) the Swap Counterparty under the Group I Swap Agreement, or the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Group I Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required). Prior to entering into any amendment pursuant to this paragraph, the Trustee and the Swap Counterparty shall be provided with an Opinion of Counsel addressed to the Trustee, any NIMS Insurer and the Swap Counterparty (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section and will not result in an Adverse REMIC Event.

(d)  Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Swap Counterparty, the Certificate Insurer, any NIMS Insurer and to the Rating Agencies.

(e)  It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(f)  Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement unless (i) such amendment is effected pursuant to the standards provided in Section 11.03(a) or 11.03(b) with respect to amendment of this Agreement and (ii) except for a Permitted Servicing Amendment, any such amendment pursuant to Section 11.03(a)(iii) shall not be materially inconsistent with the provisions of such Servicing Agreement.

(g)  Notwithstanding anything to the contrary in this Section 11.03, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the Rules.

(h)  Notwithstanding the foregoing, the Certificate Insurer shall be required to consent (such consent not to be unreasonably withheld) to any amendment that does not have a material adverse effect in any respect on the rights and interests of the Certificate Insurer hereunder.

Section 11.04. Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount, as applicable (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee, any Servicer or any Affiliate thereof.

Section 11.05. Provision of Information.

(a)  For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders, and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

(b)  The Trustee shall make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent that the Trustee has such documents in its possession or such documents are reasonably obtainable by the Trustee). Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

(c)  On each Distribution Date, the Trustee shall make available on its website or otherwise deliver to the Depositor a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention: Mortgage Finance, LXS 2007-6, (b) in the case of the Seller, Lehman Brothers Holdings Inc., 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention: Mortgage Finance, LXS 2007-6, (c) in the case of the Trustee, the Corporate Trust Office, (d) in the case of the Master Servicer, Aurora Loan Services LLC, 10350 Park Meadows Drive, Littleton, Colorado 80124; Attention: Master Servicing, LXS 2007-6, (e) in the case of the Swap Counterparty, at the address therefore set forth in the Group I Swap Agreement, (f) in the case of the Cap Counterparty, at the address therefore set forth in the Cap Agreement and (g) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, 19th Floor, New York, New York, Attention: Consumer Asset-Backed Securities Group, Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-5 Certificates, or as to each party, such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

Section 11.08. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09. Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10. Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11. Benefits of Agreement.

The Depositor shall promptly notify the Custodians, the Master Servicer, the Certificate Insurer and the Trustee in writing of the issuance of any Class of NIMS Securities issued by a NIMS Insurer and the identity of such NIMS Insurer. Thereafter, the NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be subject to and have the right to enforce the provisions of this Agreement so long as the NIMS Securities remaining outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment of such NIMS Securities. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Swap Counterparty and its successors and assignees under the Group I Swap Agreement, the NIMS Insurer, the Certificateholders, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

Section 11.12. Special Notices to the Rating Agencies, Certificate Insurer and any NIMS Insurer.

(a)  The Depositor shall give prompt notice to the Rating Agencies, the Certificate Insurer and any NIMS Insurer of the occurrence of any of the following events of which it has notice:

(i)  any amendment to this Agreement pursuant to Section 11.03;

(ii)  any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)  the occurrence of any Event of Default described in Section 6.14;

(iv)  any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)  the appointment of any successor to any Master Servicer pursuant to Section 6.14;

(vi)  the making of a final payment pursuant to Section 7.02; and

(vii)  any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

(b)  All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

If to Fitch, to:

Fitch Ratings, Inc.
One State Street Plaza
New York, New York 10004
Attention: Residential Mortgages

If to S&P, to:

Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10014
Attention: Residential Mortgages

(c)  The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

Section 11.13. Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern unless such provisions shall adversely affect the Trustee, the Trust Fund or the Certificate Insurer.

Section 11.14. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15. Transfer of Servicing.

The Seller agrees that it shall provide written notice to the Master Servicer, the Swap Counterparty, the Certificate Insurer, any NIMS Insurer and the Trustee thirty days prior to any proposed transfer or assignment by the Seller of its rights under any Servicing Agreement or of the servicing thereunder from time to time with respect to any Mortgage Loan or group of Mortgage Loans, or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided, however, that the Seller shall not be required to provide prior notice of (i) any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (ii) any assignment of any servicing rights from the Seller to an affiliate of the Seller. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under the Servicing Agreement or to transfer the servicing thereunder, from time to time with respect to any Mortgage Loan or group of Mortgage Loans, to a successor servicer shall be subject to the following conditions:

(i)  Satisfaction of the conditions to such transfer as set forth in the applicable Servicing Agreement including, without limitation, receipt of written consent of any NIMS Insurer and the Master Servicer (such consent not to be unreasonably withheld) to such transfer;

(ii)  Such successor servicer must be qualified to service loans for Fannie Mae or Freddie Mac, and must be a member in good standing of MERS;

(iii)  Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(iv)  Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

(v)  If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee, the Certificate Insurer and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates (without regard to the Certificate Insurance Policy with respect to the Insured Certificates); and

(vi)  The Seller shall, at its cost and expense, take such steps, or cause the transferring Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the specified Mortgage Loans to such successor or replacement servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor or replacement servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor or replacement servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor or replacement servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Master Servicer Remittance Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor or replacement servicer, continue to forward to such successor or replacement servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor or replacement servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor or replacement servicer, continue to cooperate with the successor or replacement servicer to facilitate such transfer in such manner and to such extent as the successor or replacement servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.

Section 11.16. Matters Relating to the Certificate Insurance Policy.

(a)  All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto, to the Class 3-A1 Certificateholders, Class 3-A2 Certificateholders, Class 3-A3 Certificateholders, Class 3-A4 Certificateholders, Class 3-A5 Certificateholders or Class 3-A7 Certificateholders shall also be sent, and any report or statement sent by the Master Servicer to the Trustee, as applicable shall be sent by the Trustee to the Certificate Insurer at the following address:

Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York 10004
Attention: Consumer Asset-Backed Securities Group
Re: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5 and Class 3-A7 Certificates

or such other address as the Certificate Insurer may hereafter furnish to the Depositor and the Trustee.

(b)  Notwithstanding any provision to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the interest of such parties as set forth herein, the Certificate Insurer receive the benefit of this Agreement, solely with respect to the Group II Certificates and the Pool 3 Mortgage Loans, as an intended third party beneficiary of this Agreement to the extent of such provisions.

(c) No purchase of the property of the Trust Fund pursuant to Section 7.01(b) shall occur if such purchase would result in a draw on the Certificate Insurance Policy, unless the Certificate Insurer has consented to such purchase.

(d) All references herein to the rating of the Certificates shall be without regard to the Certificate Insurance Policy.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES
CORPORATION, as Depositor

By:  /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Senior Vice President

AURORA LOAN SERVICES LLC, as Master
Servicer

By:  /s/ Linda A. Sherman
Name: Linda A. Sherman
Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:  /s/ Susan L. Feld
Name: Susan L. Feld
Title: Vice President

Solely for purposes of Section 6.11 and 11.15,
accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By: /s/ Michael Hitzmann
Name: Michael Hitzmann
Title: Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

A-1

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

Date

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Lehman XS Trust 2007-6

Aurora Loan Services LLC, as Master Servicer
10350 Park Meadows Drive
Littleton, Colorado 80124

Structured Asset Securities Corporation,
as Depositor
745 Seventh Avenue
7th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2007-6

[With respect to Pool 3 Mortgage Loans:
Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004]

Re:	Trust Agreement dated as of April 1, 2007 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor,
Aurora Loan Services LLC, as Master Servicer and LaSalle Bank National
Association, as Trustee with respect to Lehman XS Trust Mortgage
Pass-Through Certificates, Series 2007-6

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

B-1-1

[Custodian]

By:_____________________________________
Name:
Title:

B-1-2

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

Date

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Lehman XS Trust 2007-6

Aurora Loan Services LLC, as Master Servicer
10350 Park Meadows Drive
Littleton, Colorado 80124

Structured Asset Securities Corporation,
as Depositor
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2007-6

[With respect to Pool 3 Mortgage Loans:
Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004]

Re:	Trust Agreement dated as of April 1, 2007 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor,
Aurora Loan Services LLC, as Master Servicer and LaSalle Bank National
Association, as Trustee with respect to Lehman XS Trust
Mortgage Pass-Through Certificates, Series 2007-6

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

B-2-1

[Custodian]

By:______________________________
Name:
Title:

B-2-2

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

Date

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Lehman XS Trust 2007-6

Aurora Loan Services LLC, as Master Servicer
10350 Park Meadows Drive
Littleton, Colorado 80124

Structured Asset Securities Corporation,
as Depositor
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2007-6

[With respect to Pool 3 Mortgage Loans:
Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004]

Re:	Trust Agreement dated as of April 1, 2007 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor,
Aurora Loan Services LLC, as Master Servicer and LaSalle Bank National
Association, as Trustee with respect to Lehman XS Trust Mortgage Pass-Through
Certificates, Series 2007-6

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (vi) of the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

B-3-1

[Custodian]

By:_____________________________________
Name:
Title:

B-3-2

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of LaSalle Bank National Association, as trustee (the “Trustee”), under a Trust Agreement dated as of April 1, 2007, among Structured Asset Securities Corporation, as depositor, Aurora Loan Services LLC, as master servicer, and the Trustee, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6, without recourse.

__________________________________
[current signatory on note]

By:  _______________________________
Name:
Title:

B-4-1

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Trustee
or, if applicable, Custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of April 1, 2007 by and among Structured Asset Securities Corporation, as Depositor, LaSalle Bank National Association, as Trustee, and Aurora Loan Services LLC, as Master Servicer (the “Trust Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account pursuant to the Trust Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4. Mortgage Loan repurchased. (The [Servicer] [Master Servicer] hereby certifies that the Purchase Price (or FPD Purchase Price (in the case of a First Payment Default Mortgage Loan)) has been credited to the Certificate Account or Collection Account, as applicable, pursuant to the Trust Agreement.)

5. Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

C-1

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

____________________________________
[Name of Servicer]

By:__________________________________
Name:
Title: Servicing Officer

C-2

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.
That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.
That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.
That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) if the Residual Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Residual Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Master Servicer, any NIMS Insurer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

D-1-1

5.
That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and LaSalle Bank National Association, as Trustee, dated as of April 1, 2007, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.
That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.
That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

9.
That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.
That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

D-1-2

11.
That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12.	That the Purchaser consents to the designation of the Trustee as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

_________________________________
[name of Purchaser]

By:  ______________________________
Name:
Title:

D-1-3

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC
_________________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.

D-1-4

EXHIBIT D-2

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________
Date

Re:	Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

_______________________________
Name:
Title:

D-2-1

EXHIBIT E

LIST OF SERVICING AGREEMENTS

1.
Servicing Agreement dated as of April 1, 2007 among the Lehman Brothers Holdings Inc., as seller, and Aurora Loan Services LLC, in the dual capacities of servicer and Master Servicer, and acknowledged by the Trustee.

2.	Reconstituted Servicing Agreement dated as of April 1, 2007 among Lehman Brothers Holdings Inc., as seller, and IndyMac F.S.B., as servicer, and acknowledged by the Master Servicer and the Trustee.

3.
Reconstituted Servicing Agreement dated as of April 1, 2007 among Lehman Brothers Holdings Inc., as seller, and Wells Fargo Bank, N.A., as servicer, and acknowledged by the Master Servicer and the Trustee.

4.	Securitization Servicing Agreement dated as of April 1, 2007, by and among Midwest Loan Services, Inc., as servicer, Lehman Brothers Holdings, Inc., as seller, and the Master Servicer.

5.
Reconstituted Servicing Agreement dated as of April 1, 2007 among Lehman Brothers Holdings Inc., as seller, and GreenPoint Mortgage Funding, Inc., as servicer, and acknowledged by the Master Servicer and the Trustee.

6.
Reconstituted Servicing Agreement dated as of April 1, 2007 among Lehman Brothers Holdings Inc., as seller, and Countrywide Home Loans Servicing LP, as servicer, and acknowledged by the Master Servicer and the Trustee.

E-1

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Lehman XS Trust
Mortgage Pass-Through Certificates
Series 2007-6

Reference is hereby made to the Trust Agreement dated as of April 1, 2007 (the “Trust Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and LaSalle Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $__________ initial Certificate Balance of Class      Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class I-Registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor.

_____________________________________
[Name of Transferor]

By:__________________________________
Name:
Title:

Dated: ___________, ____

F-1

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6 (the “Privately Offered Certificates”) of the Structured Asset Securities Corporation (the “Depositor”), we confirm that:

(1)
We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of April 1, 2007 (the “Trust Agreement”) by and among the Depositor, Aurora Loan Services LLC, as Master Servicer, and LaSalle Bank National Association, as Trustee (the “Trustee”), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)
We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)
We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

G-1

(4)
We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)
If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:  ________________________________
Name:
Title:

G-2

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. In the case of an ERISA-Restricted Certificate, the Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Certificate; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Master Servicer, any NIMS Insurer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

3. In the case of an ERISA-Restricted Trust Certificate, prior to the termination of the Group I Swap Agreement and the Group I Cap Agreement, either (i) the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption.

4. The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and LaSalle Bank National Association, as Trustee, dated as of April 1, 2007, regarding Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6, no transfer of the ERISA-Restricted Certificates or the ERISA-Restricted Trust Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee in the form hereof.

H-1

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.

_________________________________
[Investor]

By:  ______________________________
Name:
Title:

ATTEST:

____________________________________

STATE OF	)
) ss:
COUNTY OF	)

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________
NOTARY PUBLIC

My commission expires the
_____ day of __________, 20___.

H-2

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

[RESERVED]

J-1

EXHIBIT K

LIST OF CUSTODIAL AGREEMENTS

1.	The Custodial Agreement dated and effective as of April 1, 2007, by and between LaSalle Bank National Association, as custodian, and LaSalle Bank National Association, as trustee.

2.	The Custodial Agreement dated and effective as of April 1, 2007, by and between Wells Fargo Bank, N.A., as custodian, and LaSalle Bank National Association, as trustee.

3.	The Custodial Agreement dated and effective as of April 1, 2007, by and between U.S. Bank National Association, as custodian, and LaSalle Bank National Association, as trustee.

4.	The Custodial Agreement dated and effective as of April 1, 2007, by and between Deutsche Bank National Trust Company, as custodian, and LaSalle Bank National Association, as trustee.

K-1

EXHIBIT L

FORM OF AMBAC CERTIFICATE INSURANCE POLICY

L-1

EXHIBIT M
FORM OF BACK-UP CERTIFICATION TO BE PROVIDED TO
THE DEPOSITOR AND/OR THE MASTER SERVICER BY THE TRUSTEE

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2007-6

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124

Re:	Lehman XS Trust
Mortgage Pass-Through Certificates, Series 2007-6

Reference is made to the Trust Agreement dated as of April 1, 2007 (the “Trust Agreement”), by and among LaSalle Bank National Association, (the “Trustee”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and Structured Asset Securities Corporation, as depositor (the “Depositor”). The Trustee hereby certifies to the Depositor and the Master Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)
I have reviewed the annual report on Form 10-K for the fiscal year [ ] (the “Annual Report”) and all reports on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(ii)
Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

(iii)	Based on my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports.

Date:

LaSalle Bank National Association, as Trustee

By: ____________________________
Name: ____________________________
Title: ____________________________

M-1

EXHIBIT N-1
GROUP I SWAP AGREEMENT

N-1-1

EXHIBIT N-2
GROUP I CAP AGREEMENT

N-2-1

EXHIBIT N-3
CLASS 3-A1 CAP AGREEMENT

[See Tab #[[●]]]

N-3-1

EXHIBIT O
FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Trust Agreement dated as of April 1, 2007 (the “Agreement”), by and among LaSalle Bank National Association (the “Trustee”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and Structured Asset Securities Corporation, as depositor (the “Depositor”) with respect to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6.

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.			X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.			X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X		X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
			X	X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Mortgage loans and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.			X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT P
TRANSACTION PARTIES

Sponsor and Seller:	Lehman Brothers Holdings Inc.

Depositor:	Structured Asset Securities Corporation

Trustee:	LaSalle Bank National Association

Securities Administrator:	None

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	None

Certificate Insurer	Ambac Assurance Corporation

Interest Rate Swap Counterparty:	HSBC Bank USA, National Association

Interest Rate Cap Counterparty:	HSBC Bank USA, National Association

Primary Servicer(s):	Aurora Loan Services LLC and IndyMac Bank, F.S.B.

Primary Originator(s):	Lehman Brothers Bank, FSB and IndyMac Bank, F.S.B.

Custodian(s):	U.S. Bank National Association, Deutsche Bank National Trust Company, LaSalle Bank National Association and Wells Fargo Bank, N.A.

P-1

EXHIBIT Q

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the Monthly Statement	Master Servicer Servicer Trustee
Any information required by 1121 which is NOT included on the Monthly Statement	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer and Depositor
▪ Sponsor (Seller)	Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor

Q-1

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information	Depositor
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trustee
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Q-2

EXHIBIT R

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.	Depositor
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer and Depositor
▪ Sponsor (Seller)	Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT S

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Trustee
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Trustee Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Depositor/ Servicer/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Trustee

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trustee
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

SCHEDULE A

MORTGAGE LOAN SCHEDULE

[On file with McKee Nelson LLP]

Schedule A

SCHEDULE B

FIRST PAYMENT DEFAULT MORTGAGE LOANS

[On file with McKee Nelson LLP]

Schedule B

ANNEX 5A.02

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
TO THE GROUP I CERTIFICATES

Section 5A.02. Distributions from the Certificate Account to the Group I Certificates.

(a)  On each Distribution Date on or prior to a Section 7.01(d) Purchase Event or a Pool 1-2 Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount for Pool 1 and Pool 2 (to the extent such amount is on deposit in the Certificate Account) and amounts that are available for payment to the Swap Counterparty in accordance with the Group I Swap Agreement and shall allocate such amounts to the interests issued in respect of each REMIC created pursuant to this Agreement and shall distribute such amounts as specified in subparagraphs (b) through (g) and (l) of this Section 5A.02; provided, that amounts that are available for payment to the Swap Counterparty shall be paid on the related Swap Payment Date. On each Distribution Date after a Section 7.01(d) Purchase Event but on or prior to a Pool 1-2 Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount for Pool 1 and Pool 2 (to the extent such amount is on deposit in the Certificate Account), and shall allocate such amount to the interests issued in respect of each REMIC created pursuant to this Agreement and shall distribute such amount as specified in subparagraphs (h) through (k) of this Section 5A.02. All allocations and distributions made between and with respect to Pool 1 and Pool 2 in this Section 5A.02 shall be made concurrently.

(b)  On each Distribution Date on or prior to a Section 7.01(d) Purchase Event related to the Pooling REMIC I Regular Interest (or, with respect to clauses (i) and (ii) below, on the related Swap Payment Date), the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Interest Remittance Amount for Pool 1 for such date in the following order of priority:

(i)  for deposit into the Group I Swap Account, the Group 1 Swap Percentage of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(ii)  for deposit into the Group I Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty to the extent not paid previously from the Interest Remittance Amount for Pool 2 pursuant to Section 5A.02(c)(i) below;

(iii)  concurrently, on a pro rata basis, to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components, Current Interest and any Carryforward Interest for such Classes for such Distribution Date; provided, however, that any shortfall in Current Interest and Carryforward Interest shall be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon; and

Annex 5A.02

(iv)  for application pursuant to Section 5A.02(e) below, as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, any Pool 1 Interest Remittance Amount remaining undistributed after application pursuant clauses (i) through (iii) of this Section 5A.02(b).

(c)  On each Distribution Date on or prior to a Section 7.01(d) Purchase Event related to the Pooling REMIC I Regular Interests (or, with respect to clauses (i) and (ii) below, on the related Swap Payment Date), the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Interest Remittance Amount for Pool 2 for such date in the following order of priority:

(i)  for deposit into the Group I Swap Account, the Group 2 Swap Percentage of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(ii)  for deposit into the Group I Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty to the extent not paid previously from the Interest Remittance Amount for Pool 1 pursuant to Section 5A.02(b)(i) above;

(iii)  concurrently, on a pro rata basis, to the Class 2-A1 and Class 2-AIO Certificates and the A2(2) and the A3(2) Components, Current Interest and any Carryforward Interest for such Classes for such Distribution Date; provided, however, that any shortfall in Current Interest and Carryforward Interest shall be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon; and

(iv)  for application pursuant to Section 5A.02(e) below, as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, any Pool 2 Interest Remittance Amount remaining undistributed after application pursuant clauses (i) through (iii) of this Section 5A.02(c).

(d)  On each Distribution Date or related Swap Payment Date on or prior to a Section 7.01(d) Purchase Event related to the Pooling REMIC I Regular Interests, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Principal Distribution Amount for each of Pool 1 and Pool 2 for such date concurrently, as follows:

(i)  On each Distribution Date (or, with respect to clause (A)(1), (A)(2), (B)(1), and (B)(2) below of this Section 5A.02(d)(i), on the related Swap Payment Date) (a) prior to the Pool 1-2 Stepdown Date or (b) on or after the Pool 1-2 Stepdown Date and with respect to which a Pool 1-2 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group I Certificates equals the Pool 1-2 Target Amount for such Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall make the following distributions, concurrently:

(A)  For Pool 1: The Principal Distribution Amount for Pool 1 shall be distributed in the following order of priority:

Annex 5A.02

(1)  for deposit into the Group I Swap Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not deposited previously from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above and from the Interest Remittance Amount for Pool 2 pursuant to Sections 5A.02(c)(i) and (ii) above;

(2)  for deposit into the Group I Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty to the extent not paid previously from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above and from the Interest Remittance Amount for Pool 2 pursuant to and Sections 5A.02(c)(i) and (ii) above, pursuant to Section 5A.02(d)(i)(A)(1) above and from the Principal Distribution Amount for Pool 2 pursuant to Section 5A.02(d)(i)(B)(1) below;

(3)  concurrently, on a pro rata basis, to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components, in proportion to their aggregate Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

(4)  to the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, after giving effect to distributions pursuant to Section 5A.02(d)(i)(B)(3) below, in accordance with the Group 2 Senior Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(5)  for application pursuant to Section 5A.02(d)(i)(C) below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

(B)  For Pool 2: The Principal Distribution Amount for Pool 2 shall be distributed in the following order of priority:

(1)  for deposit into the Group I Swap Account, the Group 2 Swap Percentage of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date to the extent not distributed previously from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above and from the Interest Remittance Amount for Pool 2 pursuant to Sections 5A.02(c)(i) and (ii) above;

(2)  for deposit into the Group I Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date to the extent not paid previously from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above and from the Interest Remittance Amount for Pool 2 pursuant to and Sections 5A.02(c)(i) and (ii) above, pursuant to Section 5A.02(d)(i)(B)(1) above and from the Principal Distribution Amount for Pool 1 pursuant to Section 5A.02(d)(i)(A)(1) above;

Annex 5A.02

(3)  to the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, in proportion to their aggregate Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

(4)  to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components, after giving effect to distributions pursuant to Section 5A.02(d)(i)(A)(3) above, in accordance with the Group 1 Senior Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(5)  for application pursuant to Section 5A.02(d)(i)(C) below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above;

(C)  On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) will distribute the aggregate of any remaining Principal Distribution Amounts from Sections 5A.02(d)(i)(A)(5) and (B)(5) above, in the following order of priority:

(1)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(2)  for application as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as provided in Section 5A.02(e), any Principal Distribution Amount from Pool 1 and Pool 2 remaining after clause (1) above.

(ii)  On each Distribution Date (or, with respect to clauses (A) and (B) below, on the related Swap Payment Date) (a) on or after the Pool 1-2 Stepdown Date and (b) with respect to which a Pool 1-2 Trigger Event is not in effect, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute Principal Distribution Amount for each of Pool 1 and Pool 2, concurrently, in the following order of priority:

(A)  from the Principal Distribution Amount for each of Pool 1 and Pool 2, for deposit into the Group I Swap Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date to the extent not distributed previously from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above and from the Interest Remittance Amount for Pool 2 pursuant to Sections 5A.02(c)(i) and (ii) above;

Annex 5A.02

(B)  from the Principal Distribution Amount for each of Pool 1 and Pool 2, for deposit into the Group I Swap Account, the portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty on the related Swap Payment Date (after giving effect to the distributions pursuant to Section 5A.02(d)(ii)(A) above), from the unrelated Mortgage Pool to the extent not distributed previously from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above and from the Interest Remittance Amount for Pool 3 pursuant to Sections 5A.02(c)(i) and (ii) above;

(C)  so long as any of the Group I Subordinate Certificates are outstanding, to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components (from amounts generated by Pool 1) and to the Class 2-A1 Certificates and the A2(2) and the A3(2) Components (from amounts generated by Pool 2), in each case in accordance with the Group 1 Senior Priority or Group 2 Senior Priority, as applicable, in an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account on the related Swap Payment Date pursuant to clauses (A) and (B) above and (y) the Related Senior Principal Distribution Amount for the related Mortgage Pool for such Distribution Date, in each case, until the Class Principal Amount of each such Class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Pool 1-2 Senior Principal Distribution Amount for such Mortgage Pool, such excess shall be applied to the Senior Certificates related to the other Mortgage Pool (in accordance with the Group 1 Senior Priority or Group 2 Senior Priority, as applicable), but in an amount not to exceed the Pool 1-2 Senior Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) or (y) of this clause (1) on such Distribution Date); or (2) if none of the Group I Subordinate Certificates are outstanding, Class 1-A1 Certificates and the A2(1) and the A3(1) Components and to the Class 2-A1 Certificates and the A2(2) and the A3(2) Components (in each case in accordance with the Group 1 Senior Priority or Group 2 Senior Priority, as applicable), the excess of (A) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date over (B) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account for the related Mortgage Pool on the related Swap Payment Date pursuant to clauses (A) and (B) above, in each case until the Class Principal Amount of each such Class has been reduced to zero;

(D)  to the Class I-M1 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates and the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) on such date pursuant to clauses (A) through (C) above, and (y) the I-M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

Annex 5A.02

(E)  to the Class I-M2 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1 Certificates on such date pursuant to clauses (A) through (D) above, and (y) the I-M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(F)  to the Class I-M3 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1 and Class I-M2 Certificates on such date pursuant to clauses (A) through (E) above, and (y) the I-M3 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(G)  to the Class I-M4 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1, Class I-M2 and Class I-M3 Certificates and distributed to the Supplemental Interest Trust into the Group I Swap Account on such Distribution Date pursuant to clauses II(A) through (F) above, and (y) the I-M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(H)  to the Class I-M5 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1, Class I-M2, Class I-M3 and Class I-M4 Certificates and distributed to the Supplemental Interest Trust into the Group I Swap Account on such Distribution Date pursuant to clauses II(A) through (G) above, and (y) the I-M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(I)  to the Class I-M6 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1, Class I-M2, Class I-M3, Class I-M4 and Class I-M5 Certificates and distributed to the Supplemental Interest Trust into the Group I Swap Account on such Distribution Date pursuant to clauses II(A) through (H) above, and (y) the I-M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

Annex 5A.02

(J)  to the Class I-M7 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5 and Class I-M6 Certificates and distributed to the Supplemental Interest Trust into the Group I Swap Account on such Distribution Date pursuant to clauses II(A) through (I) above, and (y) the I-M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(K)  to the Class I-M8 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates and distributed to the Supplemental Interest Trust into the Group I Swap Account on such Distribution Date pursuant to clauses II(A) through (J) above, and (y) the I-M8 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(L)  to the Class I-M9 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7 and Class I-M8 Certificates and distributed to the Supplemental Interest Trust into the Group I Swap Account on such Distribution Date pursuant to clauses II(A) through (K) above, and (y) the I-M9 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

Annex 5A.02

(M)  to the Class I-M10 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Group I Swap Account or distributed to the Group 1 Senior Certificates, the Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8 and Class I-M9 Certificates and distributed to the Supplemental Interest Trust into the Group I Swap Account on such Distribution Date pursuant to clauses II(A) through (L) above, and (y) the I-M10 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(N)  for application as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as provided in Section 5A.02(e), any Principal Distribution Amount remaining from Pool 1 and Pool 2 after application pursuant to clauses (A) through (K) above;

(e)  On each Distribution Date, the Trustee shall distribute the sum of Pool 1 Monthly Excess Interest and Pool 2 Monthly Excess Interest for such Distribution Date, together with any payments received under the Group I Cap Agreement pursuant to Section 5A.02(f) and the Group I Swap Agreement pursuant to Section 5A.02(g) in the case of distributions pursuant to clause (iv) below, in the following order of priority:

(i)  for each Distribution Date, to the Group I Certificates after application of the Interest Remittance Amount and the Principal Distribution Amount for each of Pool 1 and Pool 2, in the following order of priority;

(A)  concurrently, on a pro rata basis, based on amounts due, to the Group 1 Senior Certificates and Group 2 Senior Certificates, any Current Interest and Carryforward Interest for such Classes for such Distribution Date, to the extent unpaid after distributions pursuant to Section 5A.02(b)(iii) and Section 5A.02(c)(iii), respectively; provided, however, that any shortfall in Current Interest and Carryforward Interest will be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon;

(B)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, Current Interest and any Carryforward Interest for each such Class on such Distribution Date; and

(C)  to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee;

(ii)  for each Distribution Date occurring (a) before the Pool 1-2 Stepdown Date or (b) on or after the Pool 1-2 Stepdown Date but for which a Pool 1-2 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group I Certificates equals the Pool 1-2 Target Amount, in reduction of the Class Principal Amounts of the Group I Certificates in the following order of priority:

Annex 5A.02

(A)  concurrently, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in proportion to the aggregate Class Principal Amount of the Senior Certificates related to each Group, in each case in accordance with the Group 1 Senior Priority or Group 2 Senior Priority, as applicable, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(B)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, in reduction of their Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(iii)  for each Distribution Date occurring on or after the Pool 1-2 Stepdown Date and for which a Pool 1-2 Trigger Event is not in effect, in the following order of priority:

(A)  concurrently, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, in proportion to the aggregate Class Principal Amount of the Senior Certificates related to each such Group, in each case in accordance with the Group 1 Senior Priority or Group 2 Senior Priority, as applicable, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of each such Class, after giving effect to previous principal distributions on such Distribution Date pursuant to Section 5A.02(d)(ii) above, equals the Pool 1-2 Senior Target Amount;

(B)  to the Class I-M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M1 Target Amount;

(C)  to the Class I-M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1 and Class I-M2 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M2 Target Amount;

(D)  to the Class I-M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2 and Class I-M3 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M3 Target Amount;

(E)  to the Class I-M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2, Class I-M3 and Class I-M4 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M4 Target Amount;

Annex 5A.02

(F)  to the Class I-M5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2, Class I-M3, Class I-M4 and Class I-M5 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M5 Target Amount;

(G)  to the Class I-M6 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5 and Class I-M6 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M6 Target Amount;

(H)  to the Class I-M7 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M7 Target Amount;

(I)  to the Class I-M8 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7 and Class I-M8 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M8 Target Amount;

(J)  to the Class I-M9 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8 and Class I-M9 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M9 Target Amount;

(K)  to the Class I-M10 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates, Group 2 Senior Certificates (other than the Class 2-AIO Certificates) and Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6, Class I-M7, Class I-M8, Class I-M9 and Class I-M10 Certificates, after giving effect to distributions on such Distribution Date, equals the I-M10 Target Amount;

(L)  to the Pool 1-2 Basis Risk Reserve Fund, an amount equal to the Pool 1-2 Basis Risk Payment for such Distribution Date, and then from the Pool 1-2 Basis Risk Reserve Fund, in the following order of priority:

Annex 5A.02

(M)  concurrently, (i) to the Group 1 Senior Certificates, up to the Group 1 Monthly Excess Cashflow Percentage, the amount of any remaining Pool 1-2 Monthly Excess Cashflow, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date (to be paid first, from any payments under the Group I Cap Agreement pursuant to Section 5A.02(f)(iv) below, second, from payment under the Group I Swap Agreement pursuant to Section 5A.02(g)(vi) below, and third, from amounts on deposit in the Pool 1-2 Basis Risk Reserve Fund), in proportion to the amount of such shortfalls, and (ii) to the Group 2 Senior Certificates, up to the Group 2 Monthly Excess Cashflow Percentage of any remaining Pool 1-2 Monthly Excess Cashflow, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date (to be paid first, from any payments under the Group I Cap Agreement pursuant to Section 5A.02(f)(iv) below, second, from payment under the Group I Swap Agreement pursuant to Section 5A.02(g)(vi) below, and third, from amounts on deposit in the Pool 1-2 Basis Risk Reserve Fund; provided, however that the Class 1-A1 and the Class 2-AIO Certificates shall not receive any payments from the Group I Cap Agreement or the Group I Swap Agreement), in proportion to the amount of such shortfalls;

(N)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date (to be paid first, from any payments under the Group I Cap Agreement pursuant to Section 5A.02(f)(v) below remaining after payments made to the Group 1 Senior Certificates and the Group 2 Senior Certificates pursuant to subclause (A) above, second, from any payments under the Group I Swap Agreement pursuant to Section 5A.02(g)(vii) below remaining after payments made to the Group 1 Senior Certificates and the Group 2 Senior Certificates pursuant to subclause (A) and third, from amounts on deposit in the Pool 1-2 Basis Risk Reserve Fund);

(O)  concurrently, to the Group 1 Senior Certificates and the Group 2 Senior Certificates, pro rata, any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, in proportion to their respective Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, to the extent unpaid pursuant to clause (iv)(A) above; and

(P)  for addition to the amounts distributable pursuant to subclause (viii) below, to the I-XS Component of the Class I-X Certificates, any amounts remaining in the Pool 1-2 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after application pursuant to subclauses (A) through (C) above for such Distribution Date;

(iv)  to the Group 1 Senior Certificates and the Group 2 Senior Certificates, pro rata, in proportion to their respective Deferred Amounts, any applicable Deferred Amount (and any interest accrued on such Deferred Amounts at the related Interest Rate) for each such Class and such Distribution Date;

Annex 5A.02

(v)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(vi)  on the Distribution Date occurring in May 2010 (or the next succeeding Distribution Date on which sufficient funds are available in the Certificate Account to make such distributions to the Class 1-P and Class 2-P Certificates), $100 to each of the Class 1-P and Class 2-P Certificates in payment of their Class 1-P Principal Amount and Class 2-P Principal Amount, respectively;

(vii)  to the I-XS Component of the Class I-X Certificate, the Class I-X Distributable Amount for such Distribution Date; and

(viii)  to the Class I-LT-R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (viii) above to the extent attributable to Pooling REMIC I, and otherwise to the Class I-R Certificate;

(f)  On each Distribution Date, the Trustee shall distribute the Group I Cap Amount from the Group I Cap Account for such date after making all distributions under Section 5A.02(d) above, except as noted in clauses (iv) and (v) below, as follows:

(i)  to the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, pro rata, Current Interest and any Carryforward Interest for each such Class for such Distribution Date to the extent unpaid after distributions from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(i)(A) above (any shortfall in Current Interest and Carryforward Interest to be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon);

(ii)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, Current Interest and any Carryforward Interest for such Class and such Distribution Date to the extent unpaid after distributions from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(i)(B) above;

(iii)  to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, any amount necessary to maintain the Targeted Overcollateralization Amount specified in Sections 5A.02(e)(ii) and (iii) above for such Distribution Date, for application pursuant to the priorities set forth in such Sections, to the extent unpaid after distributions pursuant to such Sections;

(iv)  concurrently, on a pro rata basis, in proportion to such amounts, to the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, pro rata¸ based on the amount of any Basis Risk Shortfall and Unpaid Basis Risk Shortfall, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and for such Distribution Date;

Annex 5A.02

(v)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and for such Distribution Date;

(vi)  concurrently, on a pro rata basis, to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, pro rata, any Deferred Amount (and any interest accrued on such Deferred Amounts at the related Interest Rate) for each such Class and such Distribution Date to the extent unpaid after distributions from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(v) above for such Distribution Date;

(vii)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date, to the extent unpaid after distributions from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(vi) above for such Distribution Date;

(viii)  to the Group I Cap Termination Receipts Account for application to the purchase of a replacement cap agreement pursuant to Section 5.09(b); and

(ix)  to the I-CX Component of the Class I-X Certificates, any remaining Group I Cap Amount.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (iii), (vi) and (vii) above shall not exceed cumulative Realized Losses incurred from the Cut-off Date through the last date of the related Collection Period less any amount previously distributed pursuant to clauses (iii), (vi) and (vii) above together with amounts previously distributed pursuant to Section 5A.02(g)(v), (viii) and (ix) below.

(g)  On each Distribution Date (or, with respect to clauses (i), (ii), (x) and (xi) below, on the related Swap Payment Date), the Trustee shall distribute the Group I Swap Amount for such date after making all distributions under Sections 5A.02(e) and (f) above, except as noted in clauses (vi) and (vii) below, as follows:

(i)  to the Swap Counterparty, any Net Swap Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Group I Swap Agreement for the related Distribution Date to the extent unpaid from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above, from the Interest Remittance Amount for Pool 2 pursuant to Sections 5A.02(c)(i) and (ii) or Sections above, from the Principal Distribution Amounts for Pool 1 and Pool 2 pursuant to Sections 5A.02(d)(i) or (ii) above, for such Distribution Date;

(ii)  to the Swap Counterparty, any unpaid Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Group I Swap Agreement to the extent unpaid from the Interest Remittance Amount for Pool 1 pursuant to Sections 5A.02(b)(i) and (ii) above, from the Interest Remittance Amount for Pool 2 pursuant to Sections 5A.02(c)(i) and (ii) above, from the Principal Distribution Amounts for Pool 1 and Pool 2 pursuant to Sections 5A.02(d)(i) or (ii) above, for such Distribution Date;

Annex 5A.02

(iii)  concurrently, on a pro rata basis, to the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, Current Interest and any Carryforward Interest for each such Class for such Distribution Date pursuant to Section 5A.02(b)(iii) above, pro rata, based on amounts due, to the extent unpaid after distributions from the Interest Remittance Amount for Pool 1 pursuant to Section 5A.02(b)(iii) above, from the Interest Remittance Amount for Pool 2 pursuant to Sections 5A.02(c)(iii), from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(i)(A) above, and from the Group I Cap Account pursuant to Section 5A.02(f)(i) above for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon);

(iv)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, Current Interest and any Carryforward Interest for such Class and such Distribution Date to the extent unpaid after distributions from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(1)(B) above and from the Group I Cap Account pursuant to Section 5A.02(f)(ii) above for such Distribution Date;

(v)  to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, any amount necessary to create and maintain specified in Sections 5A.02(e)(ii) and (iii) above, for application pursuant to the priorities set forth in such Sections after giving effect to distributions pursuant to such Sections and from the Group I Cap Account pursuant to Section 5A.02(f)(iii) above for such Distribution Date;

(vi)  concurrently, on a pro rata basis, to the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, pro rata, based on the amount of any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, to the extent unpaid after distributions from the Group I Cap Account pursuant to Section 5A.02(f)(iv) above for such Distribution Date;

(vii)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, to the extent unpaid after distributions from the Group I Cap Account pursuant to Section 5A.02(f)(v) above for such Distribution Date;

(viii)  concurrently, on a pro rata basis, to the Class 1-A1 Certificates and the A2(1) and the A3(1) Components, and the Class 2-A1 Certificates and the A2(2) and the A3(2) Components, pro rata, any Deferred Amount (and any interest accrued on such Deferred Amounts at the related Interest Rate) for each such Class and such Distribution Date to the extent unpaid after distributions from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(v) above and from the Group I Cap Account pursuant to Section 5A.02(f)(vi) above for such Distribution Date;

(ix)  to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date, to the extent unpaid after distributions from the Pool 1-2 Monthly Excess Cashflow pursuant to Section 5A.02(e)(vi) above and from the Group I Cap Account pursuant to Section 5A.02(f)(vii) above for such Distribution Date;

Annex 5A.02

(x)  if applicable, to the Group I Swap Termination Receipts Account for application to the purchase of a replacement swap agreement pursuant to Section 5.09(a);

(xi)  to the Swap Counterparty, any unpaid Swap Termination Payment due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Group I Swap Agreement;

(xii)  to the I-SX Component of the Class I-X Certificates, all amounts remaining in the Group I Swap Account.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (v), (viii) and (ix) above shall not exceed cumulative Realized Losses incurred from the Cut-off Date through the last date of the related Collection Period less any amount previously distributed pursuant to clauses (v), (viii) and (ix) above together with amounts previously distributed pursuant to Section 5A.02(f)(iii), (vi) and (vii) above.

(h)  On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected with respect to the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans during the preceding Prepayment Period shall be distributed to the Class 1-P Certificates and Class 2-P Certificates, respectively.

(i)  On each Distribution Date occurring after a Section 7.01(d) Purchase Event, but on or prior to a Pool 1-2 Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee), shall withdraw from the Certificate Account the Total Distribution Amount for Pool 1 and Pool 2 (to the extent such amount is on deposit in the Certificate Account) and shall allocate such amount to the interests issued in respect of the Pooling REMIC I Regular Interests created pursuant to this Agreement and shall distribute such Total Distribution Amount first, solely with respect to the Pooling REMIC I Regular Interests, for deposit into the Group I Swap Account, an amount equal to any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date; second, to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee; third, to the LTURI-holder, any remaining related Total Distribution Amount for Pool 1 and Pool 2 to the extent payable on the Pooling REMIC I Regular Interests as provided in the Preliminary Statement; and fourth, to the Class I-LT-R Certificates, any remaining amounts.

(j)  On each Swap Payment Date occurring after a Section 7.01(d) Purchase Event, but on or prior to a Pool 1-2 Termination Event, the Trustee shall distribute the Group I Swap Amount for such date first, to the Swap Counterparty to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Group I Swap Agreement for such Swap Payment Date; second, to the Swap Counterparty, to pay any Swap Termination Payment owed to the Swap Counterparty pursuant to the Group I Swap Agreement for such Swap Payment Date; third, if applicable, to the Group I Swap Termination Receipts Account, for application to the purchase of a replacement swap agreement pursuant to Section 5.09(a); and fourth, any remaining Group I Swap Amount to the LTURI-holder with respect to the Pooling REMIC I.

Annex 5A.02

(k)  On each Distribution Date occurring after a Section 7.01(d) Purchase Event but on or prior to a Pool 1-2 Termination Event, the Trustee shall distribute any amounts received from the Cap Counterparty under the Group I Cap Agreement for such Distribution Date first, to the Group I Cap Termination Receipts Account, for application to the purchase of a replacement cap agreement pursuant to Section 5.09(b); and second, any remaining amount from the Cap Counterparty under the Group I Cap Agreement, to the LTURI-holder with respect to the Pooling REMIC I.

(l)  On each Distribution Date, an amount equal to the aggregate FPD Premiums collected during the preceding Prepayment Period shall be distributed to the I-XS Component of the Class I-X Certificates.

Annex 5A.02

ANNEX 5B.02

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
TO THE GROUP II CERTIFICATES

Section 5B.02. Distributions from the Certificate Account to the Group II Certificates.

(a)  On each Distribution Date on or prior to a Section 7.01(d) Purchase Event or a Pool 3 Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount for Pool 3 (to the extent such amount is on deposit in the Certificate Account) and shall allocate such amounts to the interests issued in respect of each REMIC created pursuant to this Agreement and shall distribute such amounts as specified in subparagraphs (b) through (g) and (j) of this Section 5B.02. On each Distribution Date after a Section 7.01(d) Purchase Event but on or prior to a Pool 3 Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount for Pool 3 (to the extent such amount is on deposit in the Certificate Account), and shall allocate such amount to the interests issued in respect of each REMIC created pursuant to this Agreement and shall distribute such amount as specified in subparagraphs (h) through (j) of this Section 5B.02.

(b)  On each Distribution Date on or prior to a Section 7.01(d) Purchase Event related to the Pooling REMIC II Regular Interest, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Interest Remittance Amount for Pool 3 for such date in the following order of priority:

(i)  to the Certificate Insurer, the monthly premium due under the Certificate Insurance Policy with respect to the Insured Certificates;

(ii)  concurrently, on a pro rata basis, to the Group 3 Senior Certificates, Current Interest and any Carryforward Interest for such Classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon);

(iii)  to the Certificate Insurer, any unreimbursed Insured Amounts with respect to draws made under the Policy with respect to interest for the Insured Certificates, together with interest thereon;

(iv)  to the Group II Subordinate Certificates, in accordance with the Group 3 Subordinate Priority, Current Interest and any Carryforward Interest for each such Class for such Distribution Date;

(v)  for application pursuant to Section 5B.02(d) below, as part of Pool 3 Monthly Excess Cashflow for such Distribution Date, any Pool 3 Interest Remittance Amount remaining undistributed after application pursuant clauses (i) through (iv) of this Section 5B.02(b).

Annex 5B.02

(c)  On each Distribution Date on or prior to a Section 7.01(d) Purchase Event related to the Pooling REMIC II Regular Interests, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Principal Distribution Amount for Pool 1 and Pool 2 for such date concurrently, as follows:

(i)  On each Distribution Date (a) prior to the Pool 3 Stepdown Date or (b) on or after the Pool 3 Stepdown Date and with respect to which a Pool 3 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group II Certificates equals the Pool 3 Target Amount for such Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Principal Distribution Amount for Pool 3 in the following order of priority:

(A)  concurrently, on a pro rata basis, to (x) the Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates, (y) the Class 3-A6 Certificates and (z) the Class 3-A7 Certificates, in proportion to their aggregate Class Principal Amounts, as follows:

(1)  to the Class 3-A1, Class 3-A2, Class 3-A3-1, Class 3-A3-2, Class 3-A4 and Class 3-A5 Certificates, in the following order of priority:

(a) to the Class 3-A5 Certificates, the Class 3-A5 Priority Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(b) sequentially, to the Class 3-A1 and Class 3-A2 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(c) concurrently, on a pro rata basis, to the Class 3-A3-1 and Class 3-A3-2 Certificates, in proportion to their aggregate Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

(d) sequentially, to the Class 3-A4 and Class 3-A5 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)  to the Class 3-A6 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(3)  to the Class 3-A7 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(B)  to the Certificate Insurer, any unreimbursed Insured Amounts with respect to draws made under the Certificate Insurance Policy with respect to principal for the Insured Certificates;

(C)  to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

Annex 5B.02

(D)  for application as part of Pool 3 Monthly Excess Cashflow for such Distribution Date, as provided in Section 5B.02(d) below, any Principal Distribution Amount for Pool 3 remaining after application pursuant to clauses (A) through (C) above.

(ii)  On each Distribution Date (a) on or after the Pool 3 Stepdown Date and (b) with respect to which a Pool 3 Trigger Event is not in effect, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute Principal Distribution Amount for Pool 3 in the following order of priority:

(A)  so long as any of the Group II Subordinate Certificates are outstanding, to the Group 3 Senior Certificates (other than the Class 3-A3-3 and 3-AIO Certificates), in accordance with the Pool 3 Senior Priority, in an amount equal to the lesser of (x) the Principal Distribution Amount for Pool 3 for such Distribution Date and (y) the Pool 3 Senior Principal Distribution Amount for such Distribution Date until the Class Principal Amount of each such Class has been reduced to zero; or (2) otherwise to the Group 3 Senior Certificates, in accordance with the Pool 3 Senior Priority, the Principal Distribution Amount for Pool 3 for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(B)  to the Certificate Insurer, any unreimbursed Insured Amounts with respect to draws made under the Certificate Insurance Policy with respect to principal for the Insured Certificates;

(C)  to the Class II-M1 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) on such Distribution Date pursuant to clauses II(A) through (B) above, and (y) the II-M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(D)  to the Class II-M2 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) and the Class II-M1 Certificates on such Distribution Date pursuant to clauses II(A) through (C) above, and (y) the II-M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(E)  to the Class II-M3 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) and the Class II-M1 and Class II-M2 Certificates on such Distribution Date pursuant to clauses II(A) through (D) above, and (y) the II-M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

Annex 5B.02

(F)  to the Class II-M4 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) and the Class II-M1, Class II-M2 and Class II-M3 Certificates on such Distribution Date pursuant to clauses II(A) through (E) above, and (y) the II-M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(G)  to the Class II-M5 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) and the Class II-M1, Class II-M2, Class II-M3 and Class II-M4 Certificates on such Distribution Date pursuant to clauses II(A) through (F) above, and (y) the II-M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(H)  to the Class II-M6 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) and the Class II-M1, Class II-M2, Class II-M3, Class II-M4 and Class II-M5 Certificates on such Distribution Date pursuant to clauses II(A) through (G) above, and (y) the II-M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(I)  to the Class II-M7 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) and the Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5 and Class II-M6 Certificates on such Distribution Date pursuant to clauses II(A) through (H) above, and (y) the II-M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(J)  to the Class II-M8 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates (other than any Interest-Only Certificates) and the Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6 and Class II-M7 Certificates on such Distribution Date pursuant to clauses II(A) through (I) above, and (y) the II-M8 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

Annex 5B.02

(K)  for application as part of Pool 3 Monthly Excess Cashflow for such Distribution Date, as provided in Section 5B.02(d), any Principal Distribution Amount remaining from Pool 3 after application pursuant to clauses (A) through (J) above;

(d)  On each Distribution Date, the Trustee shall distribute the Pool 3 Monthly Excess Cashflow for such Distribution Date in the following order of priority:

(i)  for each Distribution Date, to the Group II Certificates after application of the Interest Remittance Amount and the Principal Distribution Amount for Pool 3, in the following order of priority;

(A)  concurrently, on a pro rata basis, based on amount due, to the Group 2 Senior Certificates, any Current Interest and Carryforward Interest for such Classes for such Distribution Date, to the extent unpaid after distributions pursuant to Section 5B.02(b)(ii); provided, however, that any shortfall in Current Interest and Carryforward Interest will be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon;

(B)  to the Certificate Insurer, any unreimbursed Insured Payments with respect to draws made under the Policy with respect to (i) interest to the extent unpaid pursuant to clause (b)(iii) above and (ii) principal, together with interest thereon, for the Insured Certificates, to the extent unpaid pursuant to clauses (c)(i) or (c)(ii), as applicable, above;

(C)  to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, Current Interest and any Carryforward Interest for each such Class on such Distribution Date; and

(D)  to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee;

(ii)  for each Distribution Date occurring (a) before the Pool 3 Stepdown Date or (b) on or after the Pool 3 Stepdown Date but for which a Pool 3 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group II Certificates equals the Pool 3 Target Amount, in reduction of the Class Principal Amounts of the Group I Certificates in the following order of priority:

(A)  to each Class of the Group II Senior Certificates (other than the Class 3-AIO Certificates), in accordance with the Pool 3 Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(B)  to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, in reduction of their Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

Annex 5B.02

(iii)  for each Distribution Date occurring on or after the Pool 3 Stepdown Date and for which a Pool 3 Trigger Event is not in effect, in the following order of priority:

(A)  to each Class of the Group II Senior Certificates (other than the Class 3-AIO Certificates), in proportion to the aggregate Class Principal Amount of the Senior Certificates, in accordance with the Pool 3 Senior Priority, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of each such Class, after giving effect to previous principal distributions on such Distribution Date pursuant to Section 5B.02(c)(i)(B) above, equals the Pool 3 Senior Target Amount;

(B)  to the Class II-M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class II-M1 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M1 Target Amount;

(C)  to the Class II-M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Certificates and Class II-M1 and Class II-M2 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M2 Target Amount;

(D)  to the Class II-M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Certificates and Class II-M1, Class II-M2 and Class II-M3 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M3 Target Amount;

(E)  to the Class II-M4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Certificates and Class II-M1, Class II-M2, Class II-M3 and Class II-M4 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M4 Target Amount;

(F)  to the Class II-M5 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Certificates and Class II-M1, Class II-M2, Class II-M3, Class II-M4 and Class II-M5 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M5 Target Amount;

(G)  to the Class II-M6 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Certificates and Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5 and Class II-M6 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M6 Target Amount;

(H)  to the Class II-M7 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Certificates and Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6 and Class II-M7 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M7 Target Amount;

Annex 5B.02

(I)  to the Class II-M8 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Certificates and Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-M7 and Class II-M8 Certificates, after giving effect to distributions on such Distribution Date, equals the II-M8 Target Amount;

(iv)  to the Pool 3 Basis Risk Reserve Fund, an amount equal to the Pool 3 Basis Risk Payment for such Distribution Date, and then from the Pool 3 Basis Risk Reserve Fund, in the following order of priority:

(A)  pro rata, to the Group II Senior Certificates (other than the Class 3-AIO Certificates), the amount of any unpaid Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date (to be paid first, from any payments under the Class 3-A1 Cap Agreement pursuant to Section 5B.02(e)(i) below and second, from amounts on deposit in the Pool 3 Basis Risk Reserve Fund), in proportion to the amount of such shortfalls;

(B)  to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date (to be paid first, from any payments under the Class 3-A1 Cap Agreement pursuant to Section 5B.02(e)(i) below, and second, from amounts on deposit in the Pool 3 Basis Risk Reserve Fund); and

(C)  for addition to the amounts distributable pursuant to subclause (viii) below, to the II-XS Component of the Class II-X Certificates, any amounts remaining in the Pool 3 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after application pursuant to subclauses (A) through (B) above for such Distribution Date;

(v)  to the Group II Senior Certificates (other than the Class 3-A3-3 and 3-AIO Certificates), in proportion to their respective Deferred Amounts, any applicable Deferred Amount (and any interest accrued on such Deferred Amounts at the related Interest Rate) for each such Class and such Distribution Date;

(vi)  to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(vii)  on the Distribution Date occurring in March 2010 (or the next succeeding Distribution Date on which sufficient funds are available in the Certificate Account to make such distributions to the Class 3-P Certificates), $100 to the Class 3-P Certificates in payment of its Class 2-P Principal Amount;

(viii)  to the II-XS Component of the Class II-X Certificate, the Class II-X Distributable Amount for such Distribution Date; and

Annex 5B.02

(ix)  to the Class II-LT-R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (viii) above to the extent attributable to Pooling REMIC II, and otherwise to the Class II-R Certificate;

(e)  On each Distribution Date, the Trustee shall distribute the Class 3-A1 Cap Amount from the Group I Cap Account for such date after making all distributions under Section 5B.02(f)(v) below, as follows:

(i)  to the Class 3-A1 Certificates, based on the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls;

(ii)  to the Class 3-A1 Cap Termination Receipts Account for application to the purchase of a replacement cap agreement pursuant to Section 5.10(b); and

(iii)  to the II-CX Component of the Class II-X Certificates, any remaining Class 3-A1 Cap Amount.

(f)  [Reserved]

(g)  On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected with respect to the Pool 3 Mortgage Loans during the preceding Prepayment Period shall be distributed to the Class 3-P Certificates.

(h)  On each Distribution Date occurring after a Section 7.01(d) Purchase Event, but on or prior to a Pool 3 Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee), shall withdraw from the Certificate Account the Total Distribution Amount for Pool 3 (to the extent such amount is on deposit in the Certificate Account) and shall allocate such amount to the interests issued in respect of the Pooling REMIC II Regular Interests created pursuant to this Agreement and shall distribute such Total Distribution Amount first, to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee; second, to the LTURI-holder, any remaining related Total Distribution Amount for Pool 3 to the extent payable on the Pooling REMIC II Regular Interests as provided in the Preliminary Statement; and third, to the Class II-LT-R Certificates, any remaining amounts.

(i)  On each Distribution Date occurring after a Section 7.01(d) Purchase Event but on or prior to a Pool 3 Termination Event, the Trustee shall distribute any amounts received from the Cap Counterparty under the Class 3-A1 Cap Agreement for such Distribution Date first, to the Class 3-A1 Cap Termination Receipts Account, for application to the purchase of a replacement cap agreement pursuant to Section 5.10(b); and second, any remaining amount from the Cap Counterparty under the Class 3-A1 Cap Agreement, to the LTURI-holder with respect to the Pooling REMIC II.

(j)  On each Distribution Date, an amount equal to the aggregate FPD Premiums collected during the preceding Prepayment Period shall be distributed to the II-XS Component of the Class II-X Certificates.

Annex 5B.02